UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HARRIS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARRIS CORPORATION

1025 West NASA Boulevard

Melbourne, Florida 32919

September 9, 2015

Dear Fellow Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2015 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Harris Technology Center located at 1395 Troutman Boulevard, Palm Bay, Florida, on Friday, October 23, 2015, starting at 1:00 p.m., local time.

The accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted on at the meeting, which include:

•	election of the 12 nominees for director named in the accompanying Proxy Statement for a one-year term;

•	an advisory vote to approve the compensation of our named executive officers;

•	approval of the new Harris Corporation 2015 Equity Incentive Plan;

•	approval of the new Harris Corporation Annual Incentive Plan;

•	ratification of the appointment of our independent registered public accounting firm for fiscal year 2016; and

•	such other business as may properly come before the meeting or any adjournments or postponements thereof.

Your Board of Directors unanimously recommends a vote FOR election of its nominees for director, FOR advisory approval of the compensation of our named executive officers, FOR approval of the new Harris Corporation 2015 Equity Incentive Plan, FOR approval of the new Harris Corporation Annual Incentive Plan and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. These matters are discussed in greater detail in the accompanying Proxy Statement.

Following the voting, we will report on our operations and future plans. There also will be an open discussion period during which your questions and comments will be welcome.

The attendance of shareholders at our annual meetings has been helpful in maintaining communication and understanding. We hope you will be able to join us. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received paper copies of the proxy materials by mail, you can also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.

Sincerely,

William M. Brown Chairman, President and Chief Executive Officer

VOTING YOUR SHARES IS IMPORTANT. PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION

OVER THE INTERNET OR BY TELEPHONE.

YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN

YOUR PROXY/VOTING INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

HARRIS CORPORATION

1025 West NASA Boulevard

Melbourne, Florida 32919

Notice of

2015 Annual Meeting of Shareholders

to be held on October 23, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

OCTOBER 23, 2015:

The Proxy Statement and 2015 Annual Report to Shareholders

are available at:

harris.com/proxy

TO THE HOLDERS OF COMMON STOCK

OF HARRIS CORPORATION:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Harris Corporation will be held at the Harris Technology Center located at 1395 Troutman Boulevard, Palm Bay, Florida, on Friday, October 23, 2015, at 1:00 p.m., local time, for the following purposes:

1.	to elect as directors the 12 nominees named in the accompanying Proxy Statement for a one-year term expiring at the 2016 Annual Meeting of Shareholders;

2.	to hold an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	to approve the new Harris Corporation 2015 Equity Incentive Plan;

4.	to approve the new Harris Corporation Annual Incentive Plan;

5.	to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016; and

6.	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement more fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only holders of common stock of record at the close of business on August 28, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. No ticket is required for admission to the Annual Meeting. For security purposes, however, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. Packages, boxes, handbags, briefcases and other items may be inspected.

We are pleased to be furnishing proxy materials over the Internet for most of our shareholders as permitted by Securities and Exchange Commission rules. These rules allow us to provide you with the information you need while conserving natural resources and lowering the costs of delivery. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.

By Order of the Board of Directors

Scott T. Mikuen

Senior Vice President,

General Counsel and Secretary

Melbourne, Florida

September 9, 2015

IMPORTANT NOTICE

Voting your shares is important. If you do not expect to attend the Annual Meeting of Shareholders or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received printed proxy materials by mail, you can also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

HARRIS CORPORATION

2015 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Proxy Statement

for

2015 Annual Meeting of Shareholders

to be held on October 23, 2015

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving this

proxy statement?

We are making this proxy statement available to you over the Internet or delivering paper copies of this proxy statement to you by mail in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harris Corporation (which we refer to as “Harris,” “Company,” “we,” “our” or “us”) and the solicitation of voting instructions by the trustees of the Harris Corporation Retirement Plan (the “Retirement Plan”) and the Exelis Retirement Savings Plan (the “Exelis Savings Plan”), in each case for use at the 2015 Annual Meeting of Shareholders to be held on October 23, 2015, and at any adjournments or postponements thereof.

On September 10, 2015, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our shareholders, and we will also commence mailing to some of our shareholders, and make available electronically over the Internet to all of our shareholders: (1) the Notice of 2015 Annual Meeting of Shareholders and this proxy statement, and (2) a copy of our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended July 3, 2015 and our audited financial statements. If you receive a paper copy of our proxy materials by mail, a proxy/voting instruction card will be included.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

Why did I receive a Notice of Internet

Availability of Proxy Materials instead of a

paper copy of the proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All shareholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.

Why didn’t I receive a notice in

the mail about the Internet availability of

the proxy materials?

We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of our proxy materials, with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials.

In addition, we are providing notice of the availability of our proxy materials by e-mail to those shareholders who have previously elected to receive proxy materials electronically. Those shareholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.

How can I access the proxy

materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2015 Annual Meeting of Shareholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials are also available on our website at harris.com/proxy.

Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of

the proxy materials?

If you receive a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our proxy materials by mail.

What is the purpose of the meeting?

The purpose of the 2015 Annual Meeting of Shareholders is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) election of the 12 nominees for director named in this proxy statement for a one-year term expiring at the 2016 Annual Meeting of Shareholders; (2) an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; (3) approval of the new Harris Corporation 2015 Equity Incentive Plan; (4) approval of the new Harris Corporation Annual Incentive Plan; and (5) ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. This proxy statement provides detailed information about each of these matters. In addition, at the 2015 Annual Meeting, our management will report on our operations and future plans and respond to questions from shareholders.

What is a record date and

who is entitled to vote at the meeting?

A record date is the date, as of the close of business on which, shareholders of record are entitled to notice of and to vote at a meeting of shareholders. The record date for the 2015 Annual Meeting is August 28, 2015. The record date was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Harris common stock as of the close of business on August 28, 2015 are entitled to receive notice of and to vote at the 2015 Annual Meeting and at any adjournments or postponements thereof.

How many shares can be voted and

what is a quorum?

You are entitled to one vote for each share of Harris common stock that you owned as of the close of business on August 28, 2015, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were 123,627,092 shares of our common stock outstanding and entitled to vote at the 2015 Annual Meeting and approximately 15,245 holders of record.

A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the 2015 Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2015 Annual Meeting, or 61,813,547 shares of our common stock based on the record date of August 28, 2015, will constitute a quorum to hold the 2015 Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2015 Annual Meeting and counted toward the quorum.

What different methods can I

use to vote my shares?

You have a choice of voting your shares:

•	Over the Internet;
•	By telephone;
•	By mail; or
•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your particular situation.

If you vote your shares over the Internet or by telephone, you should not return a proxy/voting instruction card.

What is the difference between a

“record holder” and a “beneficial owner”

holding shares in “street name”?

You are a “record holder” if your shares are registered in your name, in which case you either hold a stock certificate or have an account directly with our transfer agent, Computershare Shareowner Services. Your shares are held in “street name” if your shares are registered or held in the name of your broker, bank or other nominee, in which case you are considered the “beneficial owner” of such shares.

How do I vote my shares if I am a “record holder” (shares registered in my name)?

Voting over the Internet

Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may vote over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a paper copy of a proxy/voting instruction card by mail, you may submit your proxy/

voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by telephone

Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a paper copy of a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by mail

You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a paper copy of a proxy/voting instruction card, you can vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport.

How do I vote my shares if I am a

“beneficial owner” (shares held in “street name”)?

Voting over the Internet, by telephone or by mail

If your shares are registered or held in the name of your broker, bank or other nominee (“street name”), you have the right to direct your broker, bank or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, a large number of brokerage firms and banks are participating in Internet or telephone voting programs. These programs provide eligible “street name” shareholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for shareholders whose brokerage firms or banks are participating in these programs.

Voting in person at the meeting

If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank or other nominee to obtain a broker’s proxy and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver’s license or passport, and your account statement or other evidence of your share ownership.

Can I revoke my proxy or change my vote?

If your shares are registered in your name (“record holder”), you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Secretary at Harris Corporation, Attention: Secretary, 1025 West NASA Boulevard, Melbourne, Florida 32919;

•	By duly signing and delivering a proxy/voting instruction card that bears a later date;

•	By subsequently voting over the Internet or by telephone as described above; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in “street name,” you may revoke your proxy or change your vote by submitting new voting instructions to your broker, bank or other nominee.

What are my voting choices and what is the

required vote on the matters proposed?

By giving us your proxy, you authorize our management to vote your shares at the 2015 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate in your voting instructions.

Proposal 1:	Election of Directors

With respect to the proposal to elect the 12 nominees for director named in this proxy statement for a one-year term expiring at the 2016 Annual Meeting of Shareholders, you may:

•	Vote “For” election of one or more of the nominees for director named in this proxy statement;

•	Vote “Against” election of one or more of the nominees for director named in this proxy statement; or

•	“Abstain” from voting as to the election of one or more of the nominees for director named in this proxy statement.

Pursuant to our By-Laws and Corporate Governance Guidelines, the voting standard for the election of our directors is a majority voting standard in uncontested elections and a plurality voting standard in contested elections. We have nominated 12 directors for election at the 2015 Annual Meeting, and because we did not receive advance notice under our By-Laws of any shareholder nominees for director, the 2015 election of directors is an uncontested election. To be elected in an uncontested election under a majority voting standard, a director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly offer to tender his or her resignation following certification of the vote. Our Corporate Governance Committee shall make a recommendation to our Board regarding action to be taken with respect to such offer to resign. If our Board does not accept the resignation, the nominee will continue to serve as a director until the next Annual Meeting and until his or her successor shall be duly elected and qualified, or until his or her prior death, resignation, retirement or removal from office. For additional information regarding the majority voting standard, see “Majority Voting for Directors” beginning on page 27.

Proposal 2:	An Advisory Vote to Approve the Compensation of our Named Executive Officers

With respect to the non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, you may:

•	Vote “For” approval of the compensation of our named executive officers as disclosed in this proxy statement;

•	Vote “Against” approval of the compensation of our named executive officers as disclosed in this proxy statement; or

•	“Abstain” from voting on this proposal.

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstaining from voting on this proposal will have the effect of a vote against approval of the compensation of our named executive officers. Any broker non-votes will have no effect on the approval of the compensation of our named executive officers.

The vote on this proposal is advisory, and the result of the vote on this proposal is not binding on Harris, our Management Development and Compensation Committee or our Board. However, our Management Development and Compensation Committee and our Board will consider the voting results when making future decisions regarding compensation for our named executive officers.

Proposal 3:	Approval of the Harris Corporation 2015 Equity Incentive Plan

With respect to the proposal to approve the new Harris Corporation 2015 Equity Incentive Plan, you may:

•	Vote “For” approval of the plan;

•	Vote “Against” approval of the plan; or

•	“Abstain” from voting on this proposal.

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the new Harris Corporation 2015 Equity Incentive Plan. Abstaining from voting on this proposal will have the effect of a vote against approval of the new Harris Corporation 2015 Equity

Incentive Plan. Any broker non-votes will have no effect on the approval of the new Harris Corporation 2015 Equity Incentive Plan.

Proposal 4:	Approval of the Harris Corporation Annual Incentive Plan

With respect to the proposal to approve the new Harris Corporation Annual Incentive Plan, you may:

•	Vote “For” approval of the plan;

•	Vote “Against” approval of the plan; or

•	“Abstain” from voting on this proposal.

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the new Harris Corporation Annual Incentive Plan. Abstaining from voting on this proposal will have the effect of a vote against approval of the new Harris Corporation Annual Incentive Plan. Any broker non-votes will have no effect on the approval of the new Harris Corporation Annual Incentive Plan.

Proposal 5:	Ratification of the Appointment of Independent Registered Public Accounting Firm

With respect to the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on this proposal.

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. Abstaining from voting on this proposal will have the effect of a vote against ratification of the appointment of our independent registered public accounting firm. Because brokers, banks and other nominees are permitted under New York Stock Exchange (“NYSE”) rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.

How do I vote my shares held in the

Harris Retirement Plan or in the Exelis

Savings Plan?

If you are a participant in our Retirement Plan or in the Exelis Savings Plan and you own shares of Harris common stock through one or more of those plans, your voting instruction covers the shares of Harris common stock you own through those plans. You may provide voting instructions for those shares to the trustee of the applicable plan over the Internet, by telephone or by mail as described above. If you do not provide voting instructions for those shares, then as directed by the terms of those plans, those shares will be voted by the trustee in the same proportion as the shares for which other participants in the applicable plan have timely provided voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

How do I vote my shares held in

the Harris Dividend Reinvestment Plan?

If you are a participant in the Harris Dividend Reinvestment Plan (“DRIP”) administered by Computershare Trust Company, N.A., your voting instruction covers the shares of Harris common stock held in your DRIP account. Computershare Trust Company, N.A., as the DRIP administrator, is the shareholder of record of Harris common stock owned through the DRIP and will not vote those shares unless you provide it with voting instructions, which you may do over the Internet, by telephone or by mail as described above.

What are the Harris Board’s voting

recommendations and what happens if I return an unmarked proxy/voting instruction card?

If you properly execute and return a proxy/voting instruction card with no votes marked, your shares will be voted as recommended by our Board. Our Board’s recommendations, together with the description of each proposal, are set forth below in this proxy statement. In summary, our Board unanimously recommends a vote:

•	FOR election of all 12 of the nominees for director named in this proxy statement for a one-year term expiring at the 2016 Annual Meeting of Shareholders (see Proposal 1);
•	FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2);

•	FOR approval of the new Harris Corporation 2015 Equity Incentive Plan (see Proposal 3);

•	FOR approval of the new Harris Corporation Annual Incentive Plan (see Proposal 4); and

•	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016 (see Proposal 5).

Could other matters be decided at the meeting?

At the date of this proxy statement, our Board did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement and did not intend to bring before the Annual Meeting any matter other than the proposals described in this proxy statement. With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, your shares will be voted at the discretion of the proxy holders.

How will my shares be voted if I do not

provide instructions to my broker?

It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules as currently in effect, “routine” matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016 is the only proposal set forth in this proxy statement that is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. Under NYSE rules, the proposal to elect the 12 nominees for director named in this proxy statement, the proposal to approve, on an advisory basis, the compensation of our named executive officers, the proposal to approve the new Harris Corporation 2015 Equity Incentive Plan and the proposal to approve the new Harris Corporation Annual Incentive Plan are not “routine” and your broker, bank or other nominee will not have the discretion to vote your shares on such proposals.

What does it mean if I receive more than one

Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Harris common stock in multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Shareowner Services, which may be reached by telephone at 1-888-261-6777 or over the Internet at www.computershare.com/investor.

Who pays for the solicitation of proxies?

We actively solicit proxy participation by Internet, by telephone, by mail or in person. We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing and mailing. In addition to this proxy statement, we request and encourage brokers, custodians, nominees and others to make available or supply proxy materials to our shareholders, and, upon request, we will reimburse them for their expenses. Our officers, directors and employees may, by letter, telephone or e-mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own officers, directors or employees for soliciting proxies.

We also have engaged Georgeson Inc. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of out-of-pocket expenses. We also will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to our shareholders in accordance with the fee schedule approved by the NYSE.

Will there be a webcast of the

Annual Meeting of Shareholders?

Our 2015 Annual Meeting of Shareholders will be webcast live on October 23, 2015. You may visit the Investor Relations section of our website at harris.com/investors to access the webcast of the Annual Meeting. The webcast will enable you to listen only. You will not be able to ask questions or vote your shares via the webcast. A replay of the webcast also will be available on our website through November 23, 2015. The information contained on our website is not incorporated by reference into this proxy statement.

Who will tabulate and oversee the vote?

Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate and oversee the vote.

Do I need an admission ticket to

attend the Annual Meeting?

All shareholders are welcome to attend the Annual Meeting. No ticket is required for admission to the Annual Meeting. Because seating is limited, admission to the meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport. For the safety of attendees, all packages, boxes, handbags, briefcases and other items are subject to inspection.

Where can I find the voting results

of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and to disclose final results in a current report on Form 8-K, which we will file with the SEC and make available through the Investor Relations section of our website at harris.com/investors within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that our Board shall consist of not less than eight or more than 13 directors, the exact number of directors to be determined from time to time by our Board. The authorized number of directors is presently fixed at 12. All 12 of our incumbent directors are standing for election for a new one-year term expiring at the 2016 Annual Meeting of Shareholders. Based on the recommendation of our Corporate Governance Committee, our Board has nominated the 12 incumbent members of our Board (Ms. Katen, Ms. Kenne and Messrs. Brown, Chiarelli, Dattilo, Growcock, Hay, Joshi, Rickard, Stoffel, Swienton and Tookes) for a new one-year term expiring at the 2016 Annual Meeting of Shareholders. In accordance with our Restated Certificate of Incorporation, a director holds office until the Annual Meeting of Shareholders for the year in which that director’s term expires, and until that director’s successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office. Vacancies may be filled by the remaining directors.

Proxies will be voted for the election of each of Ms. Katen, Ms. Kenne and Messrs. Brown, Chiarelli, Dattilo, Growcock, Hay, Joshi, Rickard, Stoffel, Swienton and Tookes to serve for a one-year term expiring at the 2016 Annual Meeting of Shareholders, unless otherwise specified in the proxy/voting instructions. Proxies cannot be voted for more than the 12 nominees for director named in this proxy statement. Each of the nominees has consented to stand for election. If any nominee becomes unavailable for election, which is not currently anticipated by us, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by our Board or, in lieu thereof, our Board may determine to leave the vacancy temporarily unfilled or reduce the number of directors in accordance with our By-Laws.

None of our directors (including each of the nominees) is related to any other director or nominee or to any executive officer of Harris or its subsidiaries, by blood, marriage or adoption.

Biographical summaries of the nominees, as well as information on their experience, qualifications, attributes and skills that our Board has determined support their nomination and service as a director of Harris, appear on subsequent pages. Data with respect to the number of shares of our common stock beneficially owned by each of our directors as of August 28, 2015 is set forth in the table on page 32.

Under NYSE rules, brokers, banks and other nominees are prohibited from voting for or against director nominees without receiving voting instructions from the beneficial owner of the shares. We, therefore, urge you to vote your shares, or, if your shares are held in “street name,” to provide voting instructions to your broker, bank or other nominee.

NOMINEES FOR ELECTION

William M. Brown, 52, is our Chairman of the Board, President and Chief Executive Officer. Mr. Brown joined Harris in November 2011 as President and Chief Executive Officer and was appointed Chairman in April 2014. Prior to joining Harris, Mr. Brown was Senior Vice President, Corporate Strategy and Development, of United Technologies Corporation (“UTC”). Earlier, he served five years as President of UTC’s Fire & Security Division. In all, Mr. Brown spent 14 years with UTC, holding U.S. and international roles at various divisions, including Carrier Corporation’s Asia Pacific Operations and the Carrier Transicold division. Before joining UTC in 1997, he worked for McKinsey & Company as a senior engagement manager. He began his career as a project engineer at Air Products and Chemicals, Inc.

Mr. Brown has been a member of our Board since December 2011.

Mr. Brown serves on the board of directors of the Fire Department of NYC Foundation and the board of trustees of both the Florida Institute of Technology and Florida Polytechnic University. He is a member of the National Security Telecommunications Advisory Committee and is an appointee of the United States-Brazil CEO Forum.

Qualifications Statement:    Our Board nominated Mr. Brown for election as a director based upon his current role as our Chief Executive Officer and the terms of his employment agreement (failure to nominate him would constitute “constructive termination”), as well as his extensive leadership and management skills. Mr. Brown’s prior service as a senior executive of UTC, a large international public company, including as President of UTC’s Fire & Security Division and his management and leadership positions at UTC’s Carrier Corporation, including as President of its Asia Pacific Operations, provide him with extensive knowledge of complex strategic, operational, management and financial issues faced by a large company with international operations. This experience brings our Board important knowledge and expertise related to strategic planning, global supply chain and procurement, productivity and lean manufacturing initiatives, international sales, marketing and operations, domestic and international mergers and acquisitions, regulatory challenges, and enterprise risk management. His more recent role as UTC’s Senior Vice President, Corporate Strategy and Development and his prior role as a consultant also provide him with additional experience and knowledge related to global strategic planning, mergers and acquisitions, economic analysis and operational improvement projects. His engineering and finance education and experience provide him with knowledge relevant to many of our businesses and our overall capital structure and financial processes.

Peter W. Chiarelli, General U.S. Army (Ret.), 65, retired in March 2012 from the U.S. Army, where he most recently served as Vice Chief of Staff, the Army’s second-highest-ranking officer, with responsibility for oversight of the day-to-day operations of the Army and for leading the Army’s budget planning and execution and its efforts to modernize its equipment, procedures and formations. During his nearly 40 years of service with the U.S. Army, Mr. Chiarelli held several other senior officer positions, including Senior Military Assistant, Secretary of Defense, serving as principal military advisor to the Secretary of Defense; Commander of the Multi-National Corps – Iraq, serving as the senior tactical commander of U.S. and Coalition troops in Iraq; Division Commander, Fort Hood, Texas and Baghdad, Iraq; U.S. Army Chief of Operations, Training and Mobilization; and Executive Officer, Supreme Allied Commander, Europe, serving as principal military assistant and advisor to the Supreme Allied Commander, Europe. He also commanded troops at all levels from platoon to Multi-National Corps. Since his retirement from the U.S. Army, Mr. Chiarelli has served as Chief Executive Officer of One Mind, a non-profit organization bringing together healthcare providers, researchers and academics to cure brain disorders.

Mr. Chiarelli has been a member of our Board since August 2012 and is a member of our Audit Committee and our Business Conduct and Corporate Responsibility Committee.

Qualifications Statement:    Mr. Chiarelli had a distinguished career in the U.S. Army prior to joining our Board in August 2012. His vast U.S. and global military leadership experience provides him with an understanding of and appreciation for the complexities of both the U.S. and international militaries, defense communities and defense industries, which brings our Board important knowledge and expertise in these areas and makes him a valuable strategic advisor to our U.S. Government businesses. Mr. Chiarelli’s responsibility as a senior U.S. Army officer also provides him with experience addressing complex operational and strategic issues, managing significant operating budgets and handling legislative and public affairs, and with an extensive background in military operations and national security, which adds to our Board’s skills and furthers our Board’s knowledge and expertise in these areas. Mr. Chiarelli’s recent experience serving as Chief Executive Officer of a healthcare-oriented non-profit organization, together with his healthcare-related leadership experience in the U.S. Army, furthers our Board’s appreciation and understanding of medical research, the healthcare industry and military healthcare.

Thomas A. Dattilo, 64, is Chairman and Senior Advisor to Portfolio Group, a privately-held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs. He has served as Portfolio Group’s Chairman and Senior Advisor since January 2013. He also is an advisor and consultant to various private investment firms. He served as a Senior Advisor for Cerberus Operations and Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm, from 2007 until 2009. Prior to joining Cerberus, Mr. Dattilo was most recently Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, which specializes in the design, manufacture and sale of passenger car and truck tires. He joined Cooper in January 1999 as President and Chief Operating Officer and served as Chairman, President and Chief Executive Officer from 2000 through 2006. Prior to joining Cooper, he held senior positions with Dana Corporation. His last position with Dana was President of its sealing products group.

Mr. Dattilo has been a member of our Board since August 2001. He is Chairperson of our Management Development and Compensation Committee and a member of our Audit Committee, and currently serves as our Lead Independent Director. He served as our Chairman from January 1, 2012 through April 24, 2014.

Mr. Dattilo also is a director of Solera Holdings, Inc. (since January 2013) and of Haworth, Inc. (since 2010). He is past Chairman of the Rubber Manufacturers Association and past Chairman of the Board of Trustees of the Manufacturers Alliance for Productivity and Innovation. Mr. Dattilo served as a director of Cooper Tire & Rubber Company from 1999 to 2006 and Alberto-Culver Company from 2006 to May 2011.

Qualifications Statement:    Mr. Dattilo’s prior service as a senior executive of large, publicly traded companies, including as a former Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company and as an executive of a manufacturing company, provides him with extensive knowledge of complex operational, management, financial, strategic and governance issues faced by a large global public company. This experience brings our Board important knowledge and expertise related to global supply chain and distribution, mergers and acquisitions, lean manufacturing and related initiatives, international operations, human resources and talent management, accounting and internal controls, and investor relations. His more recent experience as an advisor to private investment firms also provides him with additional experience and knowledge related to strategic planning, capital raising, mergers and acquisitions, and economic analysis. Based on his senior executive experience and his service on other public company boards, Mr. Dattilo brings to our Board a strong understanding of public company governance and executive compensation.

Terry D. Growcock, 69, is retired Chairman of the Board and Chief Executive Officer of The Manitowoc Company, Inc., a diversified industrial manufacturer of cranes and foodservice equipment and a provider of ship building and ship repair services. He joined Manitowoc in 1994 as Executive Vice President and General Manager of Manitowoc Ice. He became President of Manitowoc Foodservice Group in 1995 and served in that capacity until his promotion to President, Chief Executive Officer and a member of the Board of Directors of The Manitowoc Company, Inc. in 1998. He was named Chairman of the Board of Directors and Chief Executive Officer of Manitowoc in October 2002. Mr. Growcock retired as Chief Executive Officer of Manitowoc in May 2007 and as Chairman of the Board in December 2008.

Mr. Growcock has been a member of our Board since August 2005 and is Chairperson of our Business Conduct and Corporate Responsibility Committee and a member of our Management Development and Compensation Committee.

Mr. Growcock also is a director of Carlisle Companies Incorporated (since 2008) and Harsco Corporation (since 2008) and an advisory member of the Kelley School of Business at Indiana University. Mr. Growcock served as a director of The Manitowoc Company, Inc. from 1998 to 2008.

Qualifications Statement:    Mr. Growcock’s prior service as a senior executive of The Manitowoc Company, Inc., including as former Chairman, President and Chief Executive Officer and as an executive in several of Manitowoc’s business units, provides him with extensive knowledge of complex operational, management, financial and governance issues faced by a large industrial manufacturing company with international operations. This experience brings our Board important knowledge and expertise related to domestic and international merger and acquisition transactions, joint ventures and strategic alliances, international sales, marketing and operations, global procurement, lean manufacturing and related initiatives, human resources and talent management, global compliance, and strategic planning. He also has experience with government projects and with the government procurement process as well as international trade. Mr. Growcock also has gained a strong understanding of public company governance and executive compensation through his senior executive experience and his service on several public company boards.

Lewis Hay III, 59, currently is an Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Hay served as Executive Chairman of NextEra Energy, Inc. (formerly FPL Group, Inc.), one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America from July 2012 until he retired in December 2013. At NextEra Energy, he served as Chief Executive Officer from June 2001 to July 2012, Chairman from January 2002 to July 2012 and President from June 2001 to December 2006. He also served as Chief Executive Officer of Florida Power & Light Company from January 2002 to July 2008. He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer and served as President of NextEra Energy Resources, LLC (formerly FPL Energy, LLC) from March 2000 until December 2001.

Mr. Hay has been a member of our Board since February 2002 and is a member of our Finance Committee and our Management Development and Compensation Committee.

Mr. Hay is a director of Capital One Financial Corporation (since 2003) and Anthem, Inc. (since July 2013). Mr. Hay served as director of NextEra Energy from 2001 to 2013. Mr. Hay is former director and Chairman of both the Institute of Nuclear Power Operations and the Edison Electric Institute. He is a member of the Business Board of Advisors at Carnegie Mellon University’s Tepper School of Business. Mr. Hay is a former member of the Business Roundtable and the Florida Council of 100. He also served on the President’s Council on Jobs and Competitiveness from 2011 to 2013.

Qualifications Statement:    Mr. Hay’s service as a senior executive of a large, publicly traded company, including as NextEra Energy, Inc.’s Chairman and Chief Executive Officer and previously as its Chief Financial Officer, and his prior experience as a chief financial officer of another large company, as well as his nine years of experience as a strategy consultant, provide him with extensive knowledge of complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company. This experience brings our Board important knowledge and expertise related to strategic planning, capital raising, financial planning, enterprise risk management, accounting and internal controls, mergers and acquisitions, and investor relations. His science and engineering education and training have provided him with knowledge and experience relevant to some of our businesses. Mr. Hay also brings to us a strong understanding of executive compensation and public company governance through his service on the boards of several publicly traded companies.

Vyomesh I. Joshi, 61, retired in April 2012 as Executive Vice President, Imaging and Printing Group of Hewlett-Packard Company (“HP”), a company engaged in personal computing and access devices, imaging and printing-related products and services and information technology software and solutions. Mr. Joshi joined HP in 1980 as a research and development engineer and went on to hold a series of management positions with increasing responsibility, including serving as Executive Vice President of HP’s Imaging and Printing Group from 2002 to 2012. During his career, he oversaw some of HP’s most successful global commercial enterprises.

Mr. Joshi has been a member of our Board since September 2013 and is a member of our Corporate Governance Committee.

Mr. Joshi also is a director of Wipro Limited (since 2012) and served as a director of Yahoo! Inc. from 2005 to 2012. He also is a member of the Dean’s Advisory Council at The Rady School of Management at the University of California, San Diego.

Qualifications Statement:    Mr. Joshi’s prior service as a senior executive of HP, including as Executive Vice President, Imaging and Printing Group, and his more than 30 years of experience focused on strategy and technology, provide him with extensive knowledge of complex strategic, research and development, operational, management and financial issues faced by a large publicly traded, technology-driven company with global operations. This experience brings to our Board important knowledge and expertise related to strategic planning, technology innovation, research and development, new product introductions, global manufacturing and operations, supply chain and distribution, joint ventures and strategic alliances, and human resources and talent management. His scientific and engineering education and training have provided him with knowledge and experience relevant to some of our businesses. Mr. Joshi also has gained an understanding of public company governance and operations through his service on other public company boards.

Karen Katen, 66, retired in March 2007 as Vice Chairman of Pfizer Inc., a research-based, global pharmaceutical company. Ms. Katen joined Pfizer in 1974 and held a series of management positions with increasing responsibility, including serving as President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer from 2001 to 2005 and President of Pfizer Human Health, the company’s principal operating group, from 2005 to 2007. She has also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Ms. Katen is a Senior Advisor to Essex Woodlands, a healthcare growth equity and venture capital firm. She joined Essex Woodlands in October 2007.

Ms. Katen has been a member of our Board since December 1994 and is a member of our Business Conduct and Corporate Responsibility Committee and our Corporate Governance Committee.

Ms. Katen also is a director of The Home Depot, Inc. (since 2007), Air Liquide (since 2008) and IMS Health (since March 2015). She also is a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited and the Chairperson of the RAND Corporation’s Health Board of Advisors and of ARMGO Pharmaceuticals. Ms. Katen previously served as a director of Catamaran Corporation (from December 2012 to July 2015) and General Motors Corporation (from 1997 to 2009). Ms. Katen is a trustee for the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen also is a director at the New York Botanical Garden.

Qualifications Statement:    Ms. Katen’s prior service as a senior executive officer of Pfizer Inc., including as Vice Chairman, as President of Pfizer’s principal operating group and as an executive in other operations, provides her with extensive knowledge of complex strategic, operational, management, regulatory, research and development, financial and governance issues faced by a large public company with international operations. This experience brings our Board important knowledge and expertise related to strategic planning, supply chain, marketing, research and development, new product introductions, operations, human resources, international trade, regulatory challenges, enterprise risk management, mergers and acquisitions, and investor relations. In addition, Ms. Katen brings to our Board a wide range of experience as a board member of some of the largest U.S.-based companies, including extensive experience with governance matters.

Leslie F. Kenne, Lieutenant General USAF (Ret.), 67, retired in September 2003 from the U.S. Air Force, where she had a 32-year military career and had most recently been Deputy Chief of Staff for Warfighting Integration at Air Force headquarters in Washington, D.C. Previously, she commanded the Electronic Systems Center at Hanscom Air Force Base in Massachusetts. She also directed a number of major procurement programs, including the F-16 and Joint Strike Fighter programs. Since her retirement from the U.S. Air Force, Ms. Kenne is a private independent consultant for various defense companies and/or agencies.

Ms. Kenne has been a member of our Board since April 2004 and is a member of our Business Conduct and Corporate Responsibility Committee and our Finance Committee.

Ms. Kenne also is a director of Unisys Corporation (since 2006) and Oshkosh Corporation (since 2010). Ms. Kenne served as a director of EDO Corporation from 2004 to 2007.

Qualifications Statement:    Ms. Kenne had a distinguished career in the U.S. Air Force prior to joining our Board in 2004. Her responsibilities as a senior Air Force officer provide her with experience managing significant operating budgets and addressing complex operational and strategic issues and with first-hand experience on large government projects and the government procurement process. Ms. Kenne’s experience also provides her with an appreciation for the complexities of both the U.S. military and the defense industry, which brings to our Board important knowledge and expertise in these areas and makes her a valuable strategic advisor to our U.S. Government businesses. Her experience also brings to our Board important knowledge and expertise regarding program development, resourcing and other aspects of managing major U.S. Department of Defense programs, as well as operations and systems engineering. Ms. Kenne’s recent experience serving as a compliance monitor for large organizations brings to our Board an in-depth appreciation and understanding of business conduct and compliance matters that are particularly relevant to a U.S. Government contractor. Ms. Kenne also has gained an understanding of public company governance and operations through her service on several public company boards.

David B. Rickard, 68, retired from CVS Caremark Corporation, a retail pharmacy chain and provider of healthcare services and pharmacy benefits management, in December 2009. Prior to his retirement, Mr. Rickard was the Executive Vice President, Chief Financial Officer and Chief Administrative Officer. He held this position since joining CVS in September 1999. Prior to joining CVS, he was Senior Vice President and Chief Financial Officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Previously, he was Executive Vice President of International Distillers and Vintners Americas.

Mr. Rickard has been a member of our Board since October 2001 and is Chairperson of our Audit Committee and a member of our Finance Committee.

Mr. Rickard also is a director of Jones Lang LaSalle Incorporated (since 2007) and Dollar General Corporation (since 2010), and chairs the Audit Committee of the board of directors of each of these companies. He also is a former member of the Financial Accounting Standards Advisory Council (extended term).

Qualifications Statement:    Mr. Rickard’s prior service as the Chief Financial Officer and the Chief Administrative Officer of CVS Caremark Corporation and his more than 37 years of experience in various businesses add important experience to our Board in terms of corporate finance, strategic planning, banking relationships, operations, complex information technology and other systems, acquisition evaluation and integration, enterprise risk management and investor relations. His finance education and experience also have provided him with knowledge and expertise particularly relevant to our capital structure and related credit and finance matters. His experience with complex financial and accounting functions, including service as a chief financial officer for complex organizations and as the chairman of the audit committees of two other publicly traded companies, contributes perspectives on the functioning of audit committees and internal control-related matters that are beneficial to our Board and Audit Committee. Based on this experience, our Board has determined that Mr. Rickard is an audit committee financial expert. Based on his senior executive experience and his service on other public company boards, Mr. Rickard also brings to us an understanding of public company governance.

Dr. James C. Stoffel, 69, is a General Partner of Trillium International, a private equity company. He was an executive at Eastman Kodak Company, a film and digital imaging company, until April 2005, having served as Senior Vice President, Chief Technical Officer since 2000, and Director of Research and Development, after joining the firm in 1997 as Vice President, Director Electronic Imaging Products Research and Development. Prior to joining Kodak, he was with Xerox Corporation for more than 20 years, serving as Vice President of Corporate Research and Technology, Vice President and General Manager of the Advanced Imaging Business Unit, Vice President and Chief Engineer, as well as other executive positions.

Dr. Stoffel has been a member of our Board since August 2003 and is a member of our Business Conduct and Corporate Responsibility Committee and our Corporate Governance Committee.

Dr. Stoffel also is a director of Aviat Networks, Inc. (since 2007) and served as Aviat’s Lead Independent Director from July 2010 to April 2015. He also serves on the President’s Advisory Council at the University of Notre Dame and is Chairman of the advisory board of Applied Science and Technology Research Institute, Hong Kong.

Qualifications Statement:    Dr. Stoffel’s prior service as a senior executive of large, publicly traded, technology-driven companies, including as a Chief Technical Officer and Director of Research and Development at Eastman Kodak Company, and his more than 30 years of experience focused on technology development, provide him with an extensive knowledge of complex technical research and development projects and management, financial and governance issues faced by a large public company with international operations. This experience brings to our Board important knowledge and expertise related to research and development, technology innovation, new product introductions, strategic planning, manufacturing, operations and corporate finance. His more recent experience as an advisor to, and general partner in, a private equity firm provides him additional experience and knowledge related to strategic planning, capital raising, mergers and acquisitions, and economic analysis. His scientific and engineering education and training have provided him with knowledge and experience relevant to many of our businesses. Dr. Stoffel also has gained an understanding of public company governance and executive compensation through his service on public company boards, including as a lead independent director.

Gregory T. Swienton, 65, is retired Chairman and Chief Executive Officer of Ryder System, Inc., a logistics and transportation services company. He joined Ryder in June 1999 as President and Chief Operating Officer, and was named Chief Executive Officer in November 2000 and Chairman in May 2002. He retired as Chief Executive Officer of Ryder in December 2012 and as Chairman in May 2013. Prior to joining Ryder, he was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (“BNSF”). He held senior positions with BNSF and the former Burlington Northern Railroad from 1994 to 1999, and various executive and management positions with DHL Worldwide Express from 1982 to 1994.

Mr. Swienton has been a member of our Board since February 2000 and is Chairperson of our Finance Committee and a member of our Audit Committee.

Mr. Swienton also is a director of Lennox International Inc. (since 2010). Mr. Swienton served as a director of Ryder System, Inc. from June 1999 to May 2013.

Qualifications Statement:    Mr. Swienton’s service as a senior executive of large, publicly traded companies, including as Ryder System, Inc.’s Chairman and Chief Executive Officer and previously as its President and Chief Operating Officer, and his more than 40 years of experience in large, global businesses, including long-term overseas assignments, provide him with extensive knowledge of complex strategic, operational, financial, management and governance issues faced by a large public company. This experience brings our Board important knowledge and expertise in terms of supply chain, logistics, domestic and international operations, business development, corporate finance, banking, human resources and talent management, accounting and internal controls, safety management, enterprise risk management, complex information technology and investor relations. His finance education and experience also have provided him with knowledge and expertise particularly relevant to our capital structure and related credit and finance matters.

Hansel E. Tookes II, 67, retired from Raytheon Company, a company engaged in defense and government electronics, space and airborne systems, information technology, technical services and business and special mission aircraft, in December 2002. He joined Raytheon in September 1999 as President and Chief Operating Officer of its Raytheon Aircraft Company subsidiary, a commercial, military and regional aircraft manufacturing company. He was appointed Chief Executive Officer of Raytheon Aircraft Company in January 2000 and Chairman in August 2000. He became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, he served United Technologies Corporation as President of its Pratt & Whitney Large Military Engines Group since 1996. He joined United Technologies Corporation in 1980 and held a variety of senior leadership positions. Mr. Tookes was a Lieutenant Commander and pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.

Mr. Tookes has been a member of our Board since April 2005 and is Chairperson of our Corporate Governance Committee and a member of our Management Development and Compensation Committee.

Mr. Tookes also is a director of Corning Incorporated (since 2001), NextEra Energy, Inc. (since 2005) and Ryder System, Inc. (since 2002).

Qualifications Statement:    Mr. Tookes’ prior service as a senior executive of large international public aerospace and defense companies, including as Chief Executive Officer, President and Chief Operating Officer of Raytheon Aircraft Company and his prior management and leadership positions at Pratt & Whitney, add important experience to our Board in terms of operations, manufacturing, regulatory issues, performance excellence, global compliance, business development, technology-driven business environments, accounting and internal controls, and enterprise risk management. He also has extensive experience on large aerospace and defense government projects and with the government procurement process, including experience with major U.S. Department of Defense programs, which brings our Board important knowledge and experience in these areas and makes him a valuable strategic advisor to our U.S. Government businesses. His science, engineering and business education and training also have provided him with knowledge and experience relevant to many of our businesses. In addition, he brings to our Board significant and broad public company governance experience, including service on several other public company boards.

Recommendation Regarding Proposal 1

To be elected in an uncontested election of directors, a nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors unanimously recommends that you vote “FOR” election of each of the nominees in this uncontested election of directors. If not otherwise specified, proxies will be voted “FOR” election of each of the nominees as recommended by our Board.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer (sometimes referred to herein as “CEO”) and other officers, by reviewing materials provided to them or requested by them, by visiting our offices and plants and by participating in meetings of our Board and its committees.

Corporate Governance Guidelines

Our Board has long been focused on and committed to responsible and effective corporate governance. Our Board has adopted Corporate Governance Guidelines that trace their history to 1960 and have evolved and been revised over time. Our Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Board regularly reviews our Corporate Governance Guidelines and updates them periodically in response to changing regulatory requirements and evolving governance practices. Our Corporate Governance Guidelines address matters including:

•	Board composition

•	Director independence

•	Selection of Chairman

•	Designation and responsibilities of Lead Independent Director

•	Selection of Board nominees

•	Board membership criteria

•	Majority voting for directors

•	Director retirement policy

•	Other directorships

•	Director compensation

•	Stock ownership guidelines

•	Prohibitions on hedging and pledging transactions

•	Prohibition on margin accounts

•	Meeting schedules

•	Executive sessions of independent directors

•	Access to management

•	Board committees and membership

•	Board and director responsibilities

•	Director orientation and continuing education

•	CEO performance evaluation

•	Succession planning

•	Board and committee self-evaluations

A copy of our Corporate Governance Guidelines is available on the Corporate Governance section of our website at harris.com/corporate_governance/.

Director Independence

Our Corporate Governance Guidelines require us to have a board of directors with at least two-thirds of independent directors. Our Board is, and has been for many years, comprised of at least two-thirds of independent directors. Our Board has adopted Director Independence Standards to assist in the evaluation of the independence of each of our directors. Our Board assesses the independence of our directors and examines the nature and extent of any relationships between us and our directors, their families and their affiliates. A copy of our Director Independence Standards is available on the Corporate Governance section of our website at harris.com/corporate_governance/.

For a director to be considered independent, our Board must affirmatively determine that the director does not have any direct or indirect material relationship with us, other than as a director. A director will not be considered independent if, within the preceding three years:

•

The director was an employee, or an immediate family member of the director was employed as an executive officer, of Harris, provided that serving as an interim chairman, chief executive officer or other executive officer does not disqualify a director from being considered independent after that employment relationship has ended; or

•	The director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from Harris, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with Harris); except that compensation received by an immediate family member of the director for services as a non-executive employee of Harris or compensation received by the director for service as an interim chairman, chief executive officer or other executive officer need not be considered in determining independence under this test; or

•

The director was a partner with or employed by a present or former internal or external auditor of Harris, or an immediate family member of the director is a current partner of such a firm, or the director has an immediate family member who is a current employee of such a firm and personally worked on the Harris audit within the last three years; or

•

The director, or an immediate family member of the director, is or was employed as an executive officer of another company where any of Harris’ present executive officers at the same time served on that company’s compensation committee; or

•

The director currently is an executive officer of or employed by another company, or an immediate family member of the director currently is employed as an executive officer of such other company, that has made payments to, or received payments from, Harris for property or services (not including contributions to tax exempt organizations) in an amount which, in any single fiscal year of such other company, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Our Board has determined that the following relationships will not be considered to be material relationships that would impair a director’s independence:

•

If a director of Harris is an executive officer or an employee, or an immediate family member of a director of Harris is an executive officer, of another company that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year of such other company, does not exceed the greater of (a) $1 million or (b) 2% of the consolidated gross annual revenues of such other company, as applicable; or

•

If a director of Harris or an immediate family member of a director of Harris is an executive officer of another company that is indebted to Harris, or to which Harris is indebted, and the total amount of the borrower company’s indebtedness to the other company is less than 2% of the consolidated assets of the company wherein the director or immediate family member serves as an executive officer; or

•

If a director of Harris is an executive officer of another company in which Harris owns an equity interest, and the amount of the equity interest is less than 5% of the total equity of such other company; or

•

If a director of Harris, or the spouse of a director of Harris, serves as a director, officer or trustee of a tax exempt organization, and within the preceding three years, Harris’ or the Harris Foundation’s discretionary contributions to such organization in any single fiscal year of such organization are less than the greater of (a) $1 million or (b) 2% of such organization’s consolidated gross annual revenues; or

•	If a director or a director’s immediate family members own Harris shares.

Pursuant to our Corporate Governance Guidelines, the Board undertook a review of director independence in August 2015, which included a review of the responses of the directors to questions regarding each director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, and discussions with the directors. Based upon the NYSE listing standards and our Director Independence Standards, our Board has affirmatively determined in its business judgment that all of our directors (including each nominee for election), with the exception of Mr. Brown, our Chairman of the Board, President and Chief Executive Officer, are independent and have no direct or indirect material relationship with Harris, other than as a director, that will impair the director’s independence.

Related Person Transaction Policy

Our Board has adopted a written policy and procedures for the review, approval and ratification of transactions among Harris and our directors,

executive officers and their related interests. The policy supplements the conflicts of interest policies set forth in our Code of Conduct and our other internal policies and procedures. Under the related person transaction policy, all related person transactions (as defined in the policy) are to be reviewed by our Corporate Governance Committee. Our Corporate Governance Committee may approve or ratify related person transactions if, in its business judgment, it determines that the transaction is in, or is not inconsistent with, the best interests of Harris and our shareholders. This may include situations where we provide or receive products or services to or from related persons on an arm’s-length basis on terms comparable to those provided to or received from unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the approval or ratification decision-making process of our Corporate Governance Committee.

Under the policy and consistent with SEC rules, a related person transaction is any transaction, arrangement or relationship in which Harris was, is or will be a participant, where the amount involved exceeds $120,000 and in which a related person had, has or will have a direct or indirect material interest. A related person includes any of our directors, nominees for director or executive officers, any person who is known to be the beneficial owner of more than 5% of any class of our common stock, an immediate family member of any person described above and any firm, corporation or other entity controlled by any person described above. The policy requires that each director and executive officer annually complete a questionnaire to identify their related interests and persons and notify us of changes in that information. Before entering into a proposed related person transaction, the related person or involved business area of Harris is requested to notify our Secretary of the facts and circumstances of the proposed transaction. If the Secretary determines that the proposed transaction is a related person transaction, it shall be submitted to our Corporate Governance Committee for review and consideration. A related person transaction entered into without our Corporate Governance Committee’s prior approval will not violate this policy or be unenforceable, so long as the transaction is brought to our Corporate Governance Committee promptly after it is entered into or after it becomes apparent that the transaction is covered by this policy and is ratified by our Corporate Governance Committee.

Based on its holdings as reported on a Schedule 13G/A filed with the SEC, each of BlackRock, Inc. and T. Rowe Price Associates, Inc. beneficially owned more than 5% of our common stock as of August 28, 2015. BlackRock, Inc. and certain of its affiliates provided asset management services in fiscal 2015 for certain of our defined contribution and defined benefit plans, for which participants paid or will pay approximately $960,000 and we paid or will pay approximately $30,000. T. Rowe Price Associates, Inc. and certain of its affiliates provided asset management services in fiscal 2015 for our Retirement Plan, for which participants paid or will pay approximately $1,570,000.

The agreements with each of BlackRock, Inc. and T. Rowe Price Associates, Inc. were negotiated on an arm’s-length basis and the ownership of our common stock plays no role in the business relations between us and BlackRock, Inc. or T. Rowe Price Associates, Inc. In addition, we believe that the agreements represent standard terms and conditions for asset management services. In accordance with our related persons transaction policy, our Corporate Governance Committee reviewed, ratified and approved such services.

Board Leadership Structure and

Lead Independent Director

Board Leadership Structure.    Our Board’s leadership is currently structured as follows: a combined position of Chairman of the Board (“Chairman”) and CEO; a Lead Independent Director with well-defined duties that support our Board’s oversight responsibilities; a robust standing committee structure comprised solely of independent directors; and engaged and independent Board members who conduct candid and constructive discussions and deliberations. Our Board elects a Chairman from among the directors. Our Board combines or separates the positions of Chairman and CEO based on what its members believe best serves the needs of Harris and our shareholders at any particular time based on then-existing facts and circumstances. Although our Board has generally combined the positions of Chairman and CEO and designated a Lead Independent Director, our Board determined to separate the positions of Chairman and CEO in connection with the CEO transition to Mr. Brown in November 2011 and appointed Mr. Dattilo as non-executive Chairman, effective January 1, 2012, to provide the Board with independent leadership during the CEO transition and enable Mr. Brown as incoming CEO to concentrate on our business operations. In April 2014, our Board determined to adopt its current structure by re-combining the positions of Chairman and CEO and electing Mr. Brown as Chairman and CEO, and designating Mr. Dattilo as Lead Independent Director.

Our Board believes that its current leadership structure provides independent board leadership and oversight while also benefiting from having Mr. Brown also serve as Chairman following his transition as incoming CEO, during which he demonstrated the strong leadership and vision necessary to drive Harris’ strategies and achieve Harris’ objectives. Our independent directors believe Mr. Brown’s in-depth knowledge of our businesses and their challenges and opportunities, as well as his extensive understanding of our day-to-day operations and his ability to provide insight and direction on important strategic initiatives, make him well positioned to chair regular Board meetings and to bring key business and stakeholder issues to our Board’s attention.

The independence of our Board, together with the Lead Independent Director structure, the ability of independent directors to participate in the agenda-setting process for our Board and committee meetings, regularly scheduled executive sessions of independent directors and our directors’ access to management, provide appropriate opportunities for oversight, discussion and evaluation of Harris’ decisions and direction. The actions by our Board in changing its leadership structure in connection with the CEO transition process, without a mandated separation of the Chairman and CEO positions or a requirement for an independent Chairman, evidence our Board’s proactive commitment to strong corporate governance and appropriate independent oversight of management. Our Board believes it is fundamentally wrong, however, to permanently and inflexibly separate or combine the positions of Chairman and CEO and remove our Board’s ability to evaluate and change the structure of our Chairman and CEO positions, as and when appropriate, to best serve the needs of Harris and our shareholders based on then-existing facts and circumstances. Our Board believes that its members possess considerable experience and unique knowledge of the challenges and opportunities Harris faces, and therefore, are in the best position to evaluate the needs of Harris and how best to organize the capabilities of our directors and senior management to meet those needs.

Lead Independent Director.     At all times while our Chairman is not independent, our independent directors, by the affirmative vote of a majority of all independent directors, will designate one of our independent Board members to serve as Lead Independent Director. The responsibilities and authority of our Lead Independent Director include:

•	Presiding at all meetings of our Board at which our Chairman is not present, including executive sessions of our independent directors;

•	Serving as liaison between our Chairman and our independent directors;

•	Approving the information sent to our Board and the meeting agendas for our Board;

•	Approving meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items;

•	Calling meetings of our independent directors;

•	If requested by major shareholders, ensuring that he or she is available, when appropriate, for consultation and direct communication consistent with our policies regarding shareholder communications;

•	Providing timely feedback from executive sessions of our independent directors to our CEO or other members of senior management;

•

Together with the Chairperson of our Management Development and Compensation Committee (or the Chairperson of the Corporate Governance Committee if the same individual is serving as Lead Independent Director and Chairperson of the Management Development and Compensation Committee), playing a key role in the annual CEO evaluation process;

•

Together with the Chairperson of our Corporate Governance Committee (or the Chairperson of the Management Development and Compensation Committee if the same individual is serving as Lead Independent Director and Chairperson of the Corporate Governance Committee), playing a key role in our Board’s annual self-evaluation process and related matters;

•	When applicable, assisting with the recruitment of director candidates;

•	When appropriate, serving as the spokesperson for the Board, it being understood that the CEO is the primary spokesperson for us and our Board; and

•	Such other responsibilities and authority as our Board may determine from time to time.

The designation of a Lead Independent Director is not intended to inhibit communications among our directors or between any of them and our Chairman. Our Lead Independent Director will serve a two-year term. Unless our independent directors shall determine otherwise due to particular circumstances, no independent director will serve as Lead Independent Director for more than two consecutive two-year terms. Our Lead Independent Director may be removed from the position by the affirmative vote of a majority of all independent directors.

The position of Lead Independent Director is currently held by Mr. Dattilo, as noted above.

Board Meetings and Attendance

General.    In fiscal 2015, our Board held 14 meetings, and the committees of our Board held a total of 32 meetings. Each director attended at least 78% of the meetings of our Board and committees on which he or she served. All of the directors taken together attended an average of 97% of such meetings of our Board and committees on which they served. In addition to meetings at our corporate headquarters, our Board periodically holds meetings at other facilities and locations.

Attendance at Annual Meetings of Shareholders.    We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. In the absence of unavoidable conflict, all Board members are expected to attend each Annual Meeting of Shareholders. All 12 of our Board members attended our 2014 Annual Meeting of Shareholders.

Executive Sessions of Independent Directors

Our Board and its standing committees meet throughout the year on a set schedule and also hold special meetings and may act by written consent from time to time as appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Our Lead Independent Director chairs these executive sessions of independent directors. Executive sessions of independent directors also are provided for in the agenda for each regularly scheduled standing committee meeting (other than quarterly earnings review meetings of our Audit Committee).

Board Committees and Committee Charters

Our Board currently has 5 standing committees to assist in discharging its responsibilities. These committees are our Audit Committee, our Business Conduct and Corporate Responsibility Committee, our Corporate Governance Committee, our Finance Committee and our Management Development and Compensation Committee. The committees regularly report their activities and actions to our full Board, generally at the next Board meeting following the committee meeting. Our Board has adopted a written charter for each committee, copies of which are available on the Corporate Governance section of our website at harris.com/corporate_governance/. The charter of each of our Audit Committee, Corporate Governance Committee and Management Development and Compensation Committee complies with the NYSE corporate governance requirements. There are no NYSE requirements with respect to the charter of each of our Business Conduct and Corporate Responsibility Committee or Finance Committee. Copies of all such charters and our Corporate Governance Guidelines also are available to shareholders free of charge upon written request to our Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. The principal functions of each standing committee are summarized below.

Audit Committee

Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee, among other things:

•	The integrity of our financial statements;

•	Our compliance with relevant legal and regulatory requirements;

•	Our independent registered public accounting firm’s qualifications and independence; and

•	The performance of our independent registered public accounting firm and our internal audit function.

The purposes and responsibilities of our Audit Committee also include:

•	Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;

•

Pre-approving, or adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;

•

Reviewing and discussing with our independent registered public accounting firm, internal audit department and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies, and (iii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures on our financial statements;

•

Discussing guidelines and policies governing the process by which our management assesses and manages exposure to risk, including key credit risks, liquidity risks, market risks, financial risks and operational risks;

•

Reviewing and discussing our earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP results, and the types of financial information and earnings guidance provided, and the types of presentations made by us to analysts and rating agencies; and

•

Reviewing and discussing with our independent registered public accounting firm, internal audit department and our management quarterly and year-end operating results, reviewing our interim financial statements prior to their inclusion in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter.

Our Board has determined in its business judgment that each member of our Audit Committee is independent within the meaning of the NYSE listing standards, the Sarbanes-Oxley Act of 2002 and related SEC rules and our Director Independence Standards.

Our Board also has determined in its business judgment that each of the members of our Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards and has “accounting or related financial management expertise” and that David B. Rickard, Chairperson of our Audit Committee, satisfies the “audit committee financial expert” criteria, as that term is defined by SEC rules, and is independent of Harris.

Our Audit Committee held 10 meetings in fiscal 2015, including meeting regularly with Ernst & Young LLP and our internal auditors, both privately and with management present.

Business Conduct and Corporate Responsibility Committee

The purposes and responsibilities of our Business Conduct and Corporate Responsibility Committee include:

•	Oversight and monitoring of our business conduct program and compliance with sound ethical business practices and legal requirements in connection with our business;

•	Oversight and monitoring of our policies, procedures and programs with respect to environmental, health and safety matters;

•	Reviewing and monitoring our support of charitable, civic, educational and philanthropic contributions and activities; and

•

Reviewing and acting on, as appropriate, strategic issues and trends relating to corporate citizenship and responsibility, including social, political and public policy issues that may have an impact on our operations, financial performance or public image.

A more detailed description of our Business Conduct and Corporate Responsibility Committee’s purposes and responsibilities is contained in its charter.

Our Board has determined in its business judgment that each member of our Business Conduct and Corporate Responsibility Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. Our Business Conduct and Corporate Responsibility Committee held 2 meetings in fiscal 2015.

Corporate Governance Committee

The purposes and responsibilities of our Corporate Governance Committee include:

•	Identifying individuals believed to be qualified to become Board members consistent with criteria approved by our Board and set forth in our Corporate Governance Guidelines, and recommending nominees to stand for election at annual meetings of shareholders or to fill vacancies;

•	Adopting a policy and procedure for consideration of candidates for director recommended by our shareholders;

•	Developing and recommending to our Board our Corporate Governance Guidelines and monitoring trends and evolving practices in corporate governance;

•	Periodically assessing the adequacy of our governance framework, including our Restated Certificate of Incorporation and By-Laws, and recommending changes to the Board for approval, as appropriate;

•	Developing, reviewing and recommending director compensation and benefit plans;

•	Reviewing and making recommendations to our Board concerning the structure, size, composition and operation of our Board and its committees;

•	Recommending committees of our Board and committee assignments;

•

In consultation with each committee chairperson and our Lead Independent Director, if one has been designated, setting meeting schedules for our Board and recommending meeting schedules for our Board’s committees;

•	Reviewing and approving related person transactions in accordance with relevant policies;

•	Reviewing and making recommendations to our Board regarding shareholder proposals;

•	Facilitating our Board’s annual evaluation of its performance and effectiveness; and

•

Retaining (after considering the independence and any conflicts of interest of director compensation consultants) and terminating director compensation consultants, including approving such consultants’ fees and other retention terms.

A more detailed description of our Corporate Governance Committee’s purposes and responsibilities is contained in its charter and our Corporate Governance Guidelines.

For additional information regarding the role of our Corporate Governance Committee and our director compensation process and procedures, including the role of compensation consultants relating to director compensation, see the “Director Compensation and Benefits” section of this proxy statement beginning on page 27.

Our Board has determined in its business judgment that each member of our Corporate Governance Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. Our Corporate Governance Committee held 4 meetings in fiscal 2015.

Finance Committee

Our Finance Committee is authorized to review periodically our financial position, capital structure, working capital, capital transactions, debt ratings, and bank and lender relationships, and the financial and investment aspects of our benefit plans, including our defined contribution and defined benefit plans. Our Finance Committee annually reviews and approves our capital investment plan and capital expenditures and also reviews our dividend policy and share repurchase policy and makes recommendations to our Board relating to such policies. A more detailed description of our Finance Committee’s purposes and responsibilities is contained in its charter. Our Board has determined in its business judgment that each member of our Finance Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. Our Finance Committee held 5 meetings in fiscal 2015.

Management Development and Compensation Committee

The purposes and responsibilities of our Management Development and Compensation Committee include:

•

Reviewing plans for our management training, development, organizational structure and succession, and recommending to our Board for its approval individuals for election as executive officers and other corporate officers;

•	Overseeing and reviewing our overall compensation philosophy and establishing the compensation and benefits of our executive officers;

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our

CEO, evaluating our CEO’s performance in light of those goals and objectives, and together with all independent directors of our Board, determining and approving our CEO’s annual salary, cash and equity incentives and other benefits based on this evaluation;

•	Reviewing and approving the annual salary, cash and equity incentives and other benefits of our other executive officers;

•

Reviewing and approving the use and the terms of employment, separation, severance and change in control agreements and any special arrangements in the event of termination of employment, death or retirement of executive officers (together, in the case of our CEO, with all independent directors of our Board);

•	Administering our equity-based compensation plans;

•

Reviewing and discussing the “Compensation Discussion and Analysis” section in this proxy statement with our management and making a recommendation to our Board on the inclusion of the “Compensation Discussion and Analysis” section in this proxy statement; and

•

Retaining (after considering the independence and any conflicts of interest of compensation consultants) and terminating compensation consultants, including approving such consultants’ fees and other retention terms.

A more detailed description of our Management Development and Compensation Committee’s purposes and responsibilities is contained in its charter.

Our Management Development and Compensation Committee has delegated to our CEO the authority to make equity grants to employees who are not executive officers, subject to an annual maximum number of shares and options that may be granted, and annually reviews these awards.

For additional information regarding the role of our Management Development and Compensation Committee and our executive compensation process and procedures, including the role of executive officers and compensation consultants in recommending the amount or form of executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 33.

Our Board has determined in its business judgment that each member of our Management Development and Compensation Committee is independent within the meaning of the NYSE listing standards, SEC rules and our Director Independence Standards. Our Management Development and Compensation Committee held 8 meetings in fiscal 2015.

The Board’s Role in Risk Oversight

The responsibility for the day-to-day management of risk lies with our management, and our management continually monitors the material risks facing Harris, including strategic risk, financial risk, operational risk, and legal and compliance risk. We have in place an enterprise risk management (“ERM”) process that, among other things, is designed to identify material risks across Harris with input from each business unit and function. Under our ERM process, which is coordinated through a cross-functional management committee, various material business risks are regularly identified, assessed and prioritized. The top risks to Harris and any mitigation plans associated with those risks are reported to our Board. In addition, in order to ensure dissemination of information about identified risks to management and throughout Harris, our management ERM committee regularly provides reports to our senior executives. Our ERM process has been reviewed by our Board and is the subject of oversight and regular review by our Audit Committee. We also manage risk through numerous controls and processes embedded in our operations, and such controls and processes are reviewed from time to time with our Board and/or its relevant committees.

Risk considerations also are raised in the context of a range of matters that are reported by management to our Board or one of its committees for review. For example, elements of risk are discussed by our full Board in presentations concerning Company-wide and business unit annual operating plans, three-year strategic plans, merger and acquisition opportunities, market environment updates, regular operations updates and other strategic discussions. Elements of risk related to financial reporting, internal audit, internal control over financial reporting, auditor independence and related areas of accounting, taxation, law and regulation are regularly reviewed by our Audit Committee. Elements of risk related to various aspects of U.S. and international regulatory compliance, business conduct, social responsibility, environmental matters and export/import controls are regularly reviewed by our Business Conduct and Corporate Responsibility Committee. Elements of risk related to corporate governance issues are regularly reviewed by our Corporate Governance Committee. Elements of risk related to liquidity, financial arrangements, capital structure and our ability to access the capital markets are regularly reviewed by our Finance Committee. Our Finance Committee also reviews risks related to our retirement plans and their related investments. Elements of risk related to compensation policies and practices and talent management and succession planning are regularly reviewed by our Management Development and Compensation Committee. Each committee also regularly provides reports regarding such risks to our full Board.

Committee Membership

The current composition of the 5 standing committees of our Board of Directors is as follows:

Director	Audit Committee	Business Conduct and Corporate Responsibility Committee	Corporate Governance Committee	Finance Committee	Management Development and Compensation Committee
William M. Brown
Peter W. Chiarelli	X	X
Thomas A. Dattilo	X				X*
Terry D. Growcock		X*			X
Lewis Hay III				X	X
Vyomesh I. Joshi			X
Karen Katen		X	X
Leslie F. Kenne		X		X
David B. Rickard	X*			X
James C. Stoffel		X	X
Gregory T. Swienton	X			X*
Hansel E. Tookes II			X*		X

*	Committee Chairperson

Director Retirement

We do not impose term limits for directors. It is our policy that a director who would be age 72 or older at the time of election shall not stand for re-election. A director also is expected to offer to tender automatically his or her resignation in the event of retirement or other significant change in employment position or employer, and our Board then will determine whether such director’s continued Board membership under the new circumstances is in the best interests of Harris and our shareholders, free from conflicts of interest and otherwise appropriate.

Communications with Members of our

Board of Directors

General.    Shareholders and other interested persons who wish to communicate with a member or members of our Board, including our Chairman, our Lead Independent Director, if one has been designated, the chairperson of any standing committee of our Board or the independent directors as a group, may do so by sending an e-mail message to the intended recipient(s) c/o our Secretary at corporate.secretary@harris.com. Shareholders and other interested persons also may write to the intended recipient(s) c/o our Secretary, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Secretary will review each such communication, and if it is related to the duties and responsibilities of our Board and its committees, it will be forwarded to the appropriate recipient(s). Our Board has instructed our Secretary not to forward communications the Secretary deems unduly hostile, threatening, illegal or similarly inappropriate (such as surveys, spam, junk mail, resumes, service or product inquiries or complaints, solicitations or advertisements). Our Secretary will periodically provide our Board a summary of all communications received that were not forwarded to the intended recipient(s) (other than surveys, spam, junk mail, resumes, service or product inquiries or complaints, solicitations or advertisements) and will make those communications available to any director upon request. Our Chairman, our Lead Independent Director, if one has been designated, or other director in receipt of a communication for which he or she was the intended recipient will determine whether it will be sent to our full Board or a committee. If a communication is determined to be a complaint or concern pertaining to accounting, internal control or auditing matters, it will be handled in accordance with the procedures discussed below under “Accounting, Internal Control, Auditing and Certain Other Matters.”

Accounting, Internal Control, Auditing and Certain Other Matters.    Our Audit Committee has established procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters, financial reporting or disclosure matters, and other matters relating to actual or alleged violations or potential violations of any law, rule or regulation relating to securities or to fraud against shareholders. Any of our employees may communicate concerns about any of these matters to such employee’s supervisor, manager or ethics advisor, or to the Vice President, Internal Audit and Compliance or the Director, Ethics and Compliance or certain other individuals, or on a confidential and anonymous basis by way of e-mail or our toll-free hotline numbers listed on our website and in our Code of Conduct. Other persons with such complaints or concerns may contact our Vice President, Internal Audit and Compliance or Director, Ethics and Compliance at 1025 West NASA Boulevard, Melbourne, Florida 32919. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, auditing, financial reporting or disclosure matters, and if it does, it will be handled in accordance with the procedures established by our Audit Committee. A copy of these procedures is available on the Corporate Governance section of our website at harris.com/corporate_governance/.

Code of Conduct

All Harris directors and employees, including our CEO, Chief Financial Officer, Principal Accounting Officer and other senior officers, are required to abide by our Code of Conduct, originally adopted as our Standards of Business Conduct in 1987, to help ensure that our business is conducted in a consistently ethical and legal manner. Our Code of

Conduct is an important component of a comprehensive business conduct program that includes compliance with all laws and corporate policies and procedures, an open relationship among employees that contributes to good business conduct, and an abiding belief that we should conduct all business dealings with integrity, honesty and responsibility. Our Code of Conduct policies cover many topics, including:

•	Conflicts of interest

•	Preventing bribery and corruption

•	International business practices

•	Gifts, entertainment and hospitality

•	Antitrust and competition

•	Use of social media

•	Insider trading

•	Political activities and lobbying

•	Environmental, health and safety

•	Government contracts

•	Export and import control

•	Boycotts

•	Integrity of business records

•	Use of Company assets

•	Confidential information and intellectual property

Employees are required to report any conduct they believe in good faith to be a violation of our Code of Conduct or policies.

Our Code of Conduct is posted on our website at harris.com/about/business-conduct.aspx and also is available free of charge by written request to our Director, Ethics and Compliance, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Any amendment to, or waiver from, our Code of Conduct that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Director Nomination Process and Criteria,

and Board Diversity

Our Board is responsible for approving nominees to stand for election as directors. Our Corporate Governance Committee assists our Board in this process and identifies individuals it believes to be qualified to become Board members and recommends nominees.

It is a long-standing policy of our Board to consider director nominees recommended by shareholders. A shareholder who wishes to recommend a nominee for our Corporate Governance Committee’s consideration must include at least the following information about the proposed nominee: name, age, business or residence address, principal occupation or employment, and the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected. The required information should be sent to our Secretary at 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Secretary will forward properly submitted shareholder-recommended nominations to the Chairperson of our Corporate Governance Committee for consideration at a future Corporate Governance Committee meeting. Individuals recommended by shareholders in accordance with these procedures will be evaluated and considered by our Corporate Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to our Corporate Governance Committee, shareholders also may directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders for directly nominating directors are discussed beginning on page 94 under “Shareholder Proposals for the 2016 Annual Meeting of Shareholders.”

Our Corporate Governance Committee also has a process for considering, reviewing and evaluating incumbent directors as potential nominees for re-election. Pursuant to this process, prior to each annual meeting of shareholders, each current director discusses participation on our Board and its committees and other relevant matters with our Chairman or Lead Independent Director, if one has been designated. Each current director also is requested to discuss any concerns or issues regarding continued membership on our Board with the Chairperson of our Corporate Governance Committee. In addition, our Corporate Governance Committee reviews each current director’s experience, qualifications, attributes, skills, tenure, contributions, other directorships, meeting attendance record, any changes in employment status and other information it deems helpful in considering and evaluating the director for nomination.

Our Corporate Governance Guidelines contain Board membership criteria that apply to all nominees for a position on our Board. Our Board, based on the recommendation of our Corporate Governance Committee (which will be based on the criteria set forth below, regardless of whether the nominee is recommended by shareholders or is identified by our Corporate Governance Committee or otherwise), will select nominees considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•

Current knowledge and contacts in the businesses in which we participate and in our industry or other industries relevant to our businesses, giving due consideration to potential conflicts of interest;

•	Ability and willingness to commit adequate time to Board and committee matters, including attendance at Board, committee and annual shareholder meetings;

•	The number of other boards on which the individual serves;

•

Compatibility of the individual’s experience, qualifications, attributes, skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Harris and the interests of our shareholders; and

•	Diversity of viewpoints, background, experience, gender, race, ethnicity and similar demographics.

Our Board values diversity as a factor in selecting nominees to serve on our Board. Although we have adopted no specific policy on diversity, our Corporate Governance Committee considers our Board membership criteria in selecting nominees for directors, including “diversity of viewpoints, background, experience, gender, race, ethnicity and similar demographics.” Such considerations also may include personal characteristics, functional background, executive or professional experience, and international experience. As a general matter, our Board considers diversity in the context of our Board as a whole and takes into account the personal characteristics and experience of current and prospective directors to facilitate Board deliberations and decisions that reflect a broad range of perspectives.

Our Corporate Governance Committee has as a general matter retained a third-party search firm to assist in identifying and evaluating potential nominees, and all of our current independent directors have been identified and/or evaluated using this process.

Majority Voting for Directors

Pursuant to our By-Laws and Corporate Governance Guidelines, the voting standard applicable for the election of our directors in uncontested elections is a majority voting standard. An uncontested election of directors is an election in which the number of properly nominated nominees does not exceed the number of director positions to be filled. In contested director elections, the plurality voting standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors.

To be elected in an uncontested election under the majority voting standard, a director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect in an uncontested election of directors because only votes cast “For” or “Against” a nominee will be counted. If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly offer to tender his or her resignation following certification of the vote. Our Corporate Governance Committee shall consider the resignation offer and shall recommend to our Board the action to be taken. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with NYSE independence or other legal requirements, in which event our Board shall take action as promptly as practicable while continuing to meet such requirements. Our Board also will promptly publicly disclose its decision and the reasons therefor. If our Board does not accept the resignation, the nominee will continue to serve as a director until the next annual meeting and until his or her successor shall be duly elected and qualified, or until his or her prior death, retirement, resignation or removal from office. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy or may choose not to fill the vacancy and to decrease the size of our Board.

The election of directors at the 2015 Annual Meeting of Shareholders is an uncontested election and thus the majority voting standard applies.

DIRECTOR COMPENSATION AND BENEFITS

Our Board compensation program is intended to attract and retain directors with demonstrated ability, integrity, judgment and experience to fulfill their responsibility to oversee management and to develop and oversee the implementation of strategies aimed at creating sustainable, long-term value for our shareholders. The program also is intended to recognize the time commitments and potential liability associated with serving on the board of a public company.

The form and amount of director compensation is periodically reviewed and assessed by our Corporate Governance Committee. Our Corporate Governance Committee reviews our compensation comparison group data and broad survey data concerning director compensation practices, levels and trends for companies comparable to us in revenue, businesses and complexity, which data is requested by or on behalf of our Corporate Governance Committee from compensation consultants, including Pearl Meyer & Partners. Changes to director compensation, if any, are recommended by our Corporate Governance Committee to our Board for action. Employee directors are not separately compensated for service as a director.

Retainer and Attendance Fees

Directors who are not employees of Harris currently receive the following fees, as applicable, for their service on our Board and its committees:

•	$55,000 annual cash retainer, payable on a quarterly basis, for service as a member of our Board;

•	$150,000 annual cash retainer, payable on a quarterly basis, for service as non-executive Chairman of the Board;

•	$25,000 annual cash retainer, payable on a quarterly basis, for service as Lead Independent Director;

•	$20,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of our Audit Committee;

•	$15,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of each committee of our Board other than our Audit Committee; and

•	$2,000 cash attendance fee for each meeting or telephonic meeting of our Board or of each committee of our Board or for attendance at any other meeting or event for or on our behalf.

Each cash retainer payable for a quarter is pro-rated based on period of service if a director does not serve on our Board or as Chairperson of a committee, non-executive Chairman of the Board or Lead Independent Director for the entire quarter. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us.

Equity Awards and Deferred Compensation

We maintain the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended and restated and as further amended (the “Directors’ Deferred Compensation Plan”), an unfunded, non-qualified deferred compensation plan for the benefit of our non-employee directors. Under the Directors’ Deferred Compensation Plan, quarterly on January 1, April 1, July 1 and October 1 of each year, we credit each non-employee director’s account with a number of Harris stock equivalent units (each unit is equivalent in value to one share of our common stock) having an aggregate fair market value equal to $33,750 (representing an annual rate of $135,000), which amount may be changed from time to time by our Board. In October 2014, on the recommendation of our Corporate Governance Committee, our Board approved, effective January 1, 2015, a $2,500 increase in this quarterly amount from $31,250 (representing a previous annual rate of $125,000) to the current quarterly rate of $33,750. The number of Harris stock equivalent units credited to a non-employee director’s account for a quarter is pro-rated, based on period of service, if the director does not serve on our Board for the entire quarter.

In addition, under the Directors’ Deferred Compensation Plan, prior to the commencement of a calendar year, each non-employee director may make an irrevocable election to defer all or a portion of his or her cash director compensation for the subsequent year or years. The Directors’ Deferred Compensation Plan replaced the Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “1997 Directors’ Plan”). Effective December 31, 2004, no further deferrals of director compensation were permitted and no further annual awards of Harris stock equivalent units were made under the 1997 Directors’ Plan.

Amounts deferred at the election of a non-employee director under such plans are deemed to be invested, at the non-employee director’s discretion, in investment alternatives that mirror those available under our Retirement Plan or in Harris stock equivalent units based on the fair market value of Harris common stock on the date the deferral is credited to the non-employee director’s plan account. A non-employee director may not transfer or reallocate deferred amounts invested in other investments into Harris stock equivalent units, but may reallocate (provided director minimum stock ownership guidelines are satisfied) deferred amounts invested in Harris stock equivalent units into any other investment alternatives. Each Harris stock equivalent unit is credited with dividend equivalents equal to the dividends paid on our common stock, which are deemed reinvested in additional Harris stock equivalent units on the dividend payment date. Amounts invested in Harris stock equivalent units shall be appropriately adjusted in the event of any stock dividend or split, recapitalization, merger, spin-off, extraordinary dividends or other similar events.

A non-employee director may elect to receive deferred amounts either in a cash lump sum on a date certain within five years after his or her resignation or retirement, or in annual substantially equal cash installments over a designated number of years beginning on a date certain within five years after his or her resignation or retirement, provided that all amounts are fully paid within 10 years of resignation or retirement.

Within 90 days following a non-employee director’s death, a lump sum cash payment equal to the then-remaining balance in his or her account will be made to his or her beneficiary.

Within 90 days following a change in control (as defined in the director deferred compensation plans) and to the extent permitted by Federal tax laws, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then-remaining balance in his or her account. If payment within 90 days following a change in control is not permitted by Federal tax laws, then payment will be made at the time and in the form that payment would have been made if a change in control had not occurred.

Amounts credited to non-employee directors’ accounts under the director deferred compensation plans may be partially or fully funded by a grantor trust, also known as a “rabbi trust.” Upon a change in control, we are required to fund such “rabbi trust” in an amount equal to the amounts credited to the directors’ accounts, as well as anticipated trust and trustee fees and expenses. In all cases, the assets in such trust are subject to the claims of our creditors, and directors are treated as our unsecured general creditors.

Reimbursement, Insurance and Charitable

Gift Matching

We pay or reimburse each non-employee director for travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings and other meetings on our behalf and for the costs and expenses of attending director education programs. Spouses or guests are invited occasionally to accompany directors to Board-related events, for which we pay or reimburse travel and related expenses. In addition, we provide each non-employee director with accidental death and dismemberment insurance in the amount of up to $200,000 and business travel insurance of up to an additional $200,000 in the event that he or she is involved in an accident while traveling on business relating to our affairs. We pay the premiums for such insurance, and the premiums for coverage for all non-employee directors during fiscal 2015 was $140. We also provide liability insurance coverage for all of our directors and officers.

Non-employee directors may participate in the Harris Foundation charitable gift matching program available to all employees, under which the Harris Foundation matches contributions to eligible educational institutions and tax exempt organizations up to an annual maximum of $10,000 per director and per employee.

Fiscal 2015 Compensation of Non-Employee Directors

The following table sets forth information regarding compensation paid to each of our non-employee directors for fiscal 2015. We currently do not have a non-equity incentive plan or pension plan for directors.

Non-Employee Director	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(4)	All Other Compensation $(5)	Total $
Peter W. Chiarelli	$105,000	$130,000	$0	$0	$0	$235,000
Thomas A. Dattilo	$159,000	$130,000	$0	$0	$0	$289,000
Terry D. Growcock	$122,000	$130,000	$0	$0	$10,000	$262,000
Lewis Hay III	$109,000	$130,000	$0	$0	$10,000	$249,000
Vyomesh I. Joshi	$97,000	$130,000	$0	$0	$0	$227,000
Karen Katen	$91,000	$130,000	$0	$0	$0	$221,000
Stephen P. Kaufman*	$36,334	$41,667	$0	$0	$10,000	$88,001
Leslie F. Kenne	$103,000	$130,000	$0	$0	$0	$233,000
David B. Rickard	$133,000	$130,000	$0	$0	$0	$263,000
Dr. James C. Stoffel	$116,000	$130,000	$0	$0	$3,500	$249,500
Gregory T. Swienton	$128,000	$130,000	$0	$0	$0	$258,000
Hansel E. Tookes II	$124,000	$130,000	$0	$0	$0	$254,000

*	Mr. Kaufman retired from our Board in October 2014.

(1)	Reflects total cash compensation earned in fiscal 2015 for Board, committee, committee Chairperson and Lead Independent Director retainers and meeting attendance fees and includes amounts that may have been deferred at the director’s election and credited to such director’s account under our Directors’ Deferred Compensation Plan, as described above.

(2)	Reflects the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”), with respect to the Harris stock equivalent units awarded in fiscal 2015 and credited to the director’s account under our Directors’ Deferred Compensation Plan, as described above. Under ASC 718, the fair value of these awards is determined as of the grant date using the closing market price of Harris common stock on the grant date. The grant date fair value of each of these awards credited on each of October 1, 2014 and January 1, 2015 was $31,250 and on each of April 1, 2015 and July 1, 2015 was $33,750. These amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by the directors.

As of July 3, 2015, our non-employee directors had the following aggregate number of Harris stock equivalent units accumulated in their deferred accounts for all years of service as a director from deferrals of cash compensation and awards of Harris stock equivalent units, including additional Harris stock equivalent units credited as a result of dividend equivalents earned with respect to such Harris stock equivalent units: Peter W. Chiarelli — 5,978 units; Thomas A. Dattilo — 41,938 units; Terry D. Growcock — 26,704 units; Lewis Hay III — 40,389 units; Vyomesh I. Joshi — 3,292 units; Karen Katen — 84,331 units; Leslie F. Kenne — 28,174 units; David B. Rickard — 68,724 units; Dr. James C. Stoffel — 16,494 units; Gregory T. Swienton — 78,057 units; and Hansel E. Tookes II — 27,016 units.

(3)	The use of stock options as an element of compensation for our non-employee directors was discontinued in December 2004. None of our non-employee directors hold any stock options.

(4)	There were no above-market or preferential earnings in our director deferred compensation plans.

(5)	As noted above, non-employee directors may participate in the Harris Foundation gift matching program up to an annual maximum of $10,000 per director. Although our directors participate on the same basis as our employees, SEC rules require disclosure of the amount of a director’s participation in a gift matching program. The amounts shown for Messrs. Growcock, Hay, Kaufman and Stoffel represent the amount of gift matching payments made during fiscal 2015 with respect to our non-employee directors.

Stock Ownership Guidelines for

Non-Employee Directors

To further align the interests of members of our Board and shareholders, our Board has adopted stock ownership guidelines for our non-employee directors. Our non-employee directors are expected to own, within five years after election or appointment to our Board, Harris stock or stock equivalent units having a minimum value of $500,000. As of September 1, 2015, all of our non-employee directors met the stock ownership guidelines or were on track to achieve such ownership within the applicable compliance timeframe.

Indemnification

We have entered into indemnification agreements with each of our directors and Board-elected officers, including the executive officers named in the Fiscal 2015 Summary Compensation

Table on page 55. These agreements require us to indemnify these directors and officers with respect to their activities as a director, officer or employee of Harris, or when serving at our request as a director, officer or in any other capacity for another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, to which they were, are or are threatened to be made parties as a result of their service to us.

Under the indemnification agreements, each director or officer will continue to be so indemnified with respect to his or her service to or for us, even after ceasing to occupy a position as an officer, director, employee or agent of Harris.

OUR LARGEST SHAREHOLDERS

SEC rules require disclosure regarding any persons known to us to be a beneficial owner of more than 5% of our common stock. The following table sets forth the beneficial ownership of our common stock, as of August 28, 2015, by each person who has reported to the SEC beneficial ownership of more than 5% of our common stock, based on the reports filed by these persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group	9,644,972	(1)	9.22	%(1)
100 Vanguard Boulevard Malvern, PA 19355

BlackRock, Inc.	6,649,773	(2)	6.4	%(2)
55 East 52nd Street New York, NY 10022

T. Rowe Price Associates, Inc.	6,432,070	(3)	6.1	%(3)
100 E. Pratt Street Baltimore, MD 21202

(1)	Beneficial and percentage ownership information is based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group. The schedule indicates that, as of December 31, 2014, The Vanguard Group had sole voting power over 174,483 shares, shared voting power over 0 shares, sole dispositive power over 9,475,686 shares and shared dispositive power over 169,286 shares.

(2)	Beneficial and percentage ownership information is based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC on January 30, 2015 by BlackRock, Inc. The schedule indicates that, as of December 31, 2014, BlackRock, Inc. had sole voting power over 5,638,749 shares, shared voting power over 0 shares, sole dispositive power over 6,649,773 shares and shared dispositive power over 0 shares.

(3)	Beneficial and percentage ownership information is based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2015 by T. Rowe Price Associates, Inc. The schedule indicates that, as of December 31, 2014, T. Rowe Price Associates, Inc. had sole voting power over 1,741,380 shares, shared voting power over 0 shares, sole dispositive power over 6,432,070 shares and shared dispositive power over 0 shares.

SHARES HELD BY OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of shares and equivalent units of our common stock, as of August 28, 2015, by: (a) each member of our Board, including the nominees for election at the 2015 Annual Meeting; (b) our CEO and each other named executive officer; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the named individual had sole voting and investment power with respect to the securities.

Name	Shares Beneficially Owned				Stock Equivalent Units(4)
	Shares Owned(1)	Shares Under Exercisable Options(2)	Total Shares Beneficially Owned(3)	Percentage of Shares
DIRECTORS AND NOMINEES:
Peter W. Chiarelli	—	—	—	—	5,978
Thomas A. Dattilo	—	—	—	—	41,938
Terry D. Growcock	1,021	—	1,021	*	26,704
Lewis Hay III	4,228	—	4,228	*	40,389
Vyomesh I. Joshi	—	—	—	—	3,292
Karen Katen	18,456	—	18,456	*	84,331
Leslie F. Kenne	—	—	—	—	28,174
David B. Rickard	—	—	—	—	68,724
James C. Stoffel	—	—	—	—	16,494
Gregory T. Swienton	—	—	—	—	78,057
Hansel E. Tookes II	1,000	—	1,000	*	27,016
NAMED EXECUTIVE OFFICERS:
William M. Brown**	123,026	712,752	835,778	*	139,940
Miguel A. Lopez(5)	4,234	12,300	16,534	*	28,070
Sheldon J. Fox(5)	43,437	159,734	203,171	*	26,825
Scott T. Mikuen(5)	39,786	109,801	149,587	*	24,472
Robert L. Duffy(5)	13,236	87,534	100,770	*	21,910
All Directors and Executive Officers, as a group (22 persons)(6)	375,154	1,327,406	1,702,560	1.37%	723,209

*	Less than 1%.

**	Also serves as a director and Chairman of our Board.

(1)	Includes shares over which the individual or his or her immediate family members hold or share voting and/or investment power and excludes shares listed under the “Shares Under Exercisable Options” and “Stock Equivalent Units” columns. For our named executive officers and other executive officers, includes shares owned through our retirement plans.

(2)	Includes shares underlying options granted by us that are exercisable as of August 28, 2015 and shares underlying options that become exercisable within 60 days thereafter.

(3)	Represents the total of shares listed under the “Shares Owned” and “Shares Under Exercisable Options” columns.

(4)	For non-employee directors, represents stock equivalent units credited under our 1997 Directors’ Plan and our Directors’ Deferred Compensation Plan discussed above under “Director Compensation and Benefits.” Stock equivalent units deferred under our 1997 Directors’ Plan and our Directors’ Deferred Compensation Plan are settled in cash following a director’s resignation, retirement or death, may not be voted and may be reallocated into other investment alternatives, as discussed above under “Director Compensation and Benefits.” For named executive officers and other executive officers, includes amounts deferred in the form of stock equivalent units under our Supplemental Executive Retirement Plan (“SERP”), which are settled in cash following, or under certain circumstances prior to, retirement, may not be voted and may be reallocated into other investment alternatives. For named executive officers and other executive officers, also includes performance share units and restricted stock units that have been granted and for which the performance period or restricted period has not ended and which have not vested and are subject to adjustment, including as follows for our named executive officers: Mr. Brown — 136,440 performance share units and 3,500 restricted stock units; Mr. Lopez — 15,570 performance share units and 12,500 restricted stock units; Mr. Fox — 26,355 performance share units; Mr. Mikuen — 21,900 performance share units and 1,500 restricted stock units; and Mr. Duffy — 21,910 performance share units. Amounts in this column are not included in the “Total Shares Beneficially Owned” column.

(5)	The shares reported as beneficially owned by our other named executive officers include shares of restricted stock for which the restriction period had not expired and as to which the named individuals have sole voting power but no investment power as follows: Mr. Lopez – 3,140 shares of restricted stock; Mr. Fox – 6,275 shares of restricted stock; Mr. Mikuen – 3,140 shares of restricted stock; and Mr. Duffy – 3,140 shares of restricted stock.

(6)	The shares reported as beneficially owned by all directors and executive officers, as a group, include 57,970 shares of restricted stock awarded to the executive officers for which the restriction period had not expired and as to which the executive officers have sole voting power but no investment power. Reported beneficial ownership of shares and stock equivalent units also includes ownership by family members as follows: 2,025 shares owned; 8,467 shares underlying options granted by us that are exercisable as of August 28, 2015 and shares underlying options that become exercisable within 60 days thereafter; and 800 stock equivalent units. No directors or executive officers have pledged any shares of our common stock, nor are any such persons permitted to make any such pledge under our policies.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The “Compensation Discussion and Analysis” section of this proxy statement is intended to help shareholders understand our overall executive compensation program, objectives, framework and elements and discusses and analyzes the basis for the compensation paid with respect to fiscal 2015 to our named executive officers shown in the Fiscal 2015 Summary Compensation Table on page 55 and other tables and narrative discussion that follow. The focus of this Compensation Discussion and Analysis is to provide background and information relevant to decisions of our Management Development and Compensation Committee (our “Compensation Committee”) and Board about compensation for such named executive officers. Our named executive officers for fiscal 2015 were:

•	William M. Brown, Chairman, President and Chief Executive Officer;

•	Miguel A. Lopez, Senior Vice President and Chief Financial Officer;

•	Sheldon J. Fox, Group President, Government Communications Systems;

•	Scott T. Mikuen, Senior Vice President, General Counsel and Secretary; and

•	Robert L. Duffy, Senior Vice President, Human Resources and Administration;

In this proxy statement, we refer to Messrs. Lopez, Fox, Mikuen and Duffy as our “other named executive officers.”

Executive Summary

Overall Objective and Guiding Principles of Our Executive Compensation Program

The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value. The following guiding principles provide a framework for our executive compensation program:

•	Alignment with Shareholders’ Interests — We believe executives’ interests are more directly aligned with our shareholders’ interests when compensation programs appropriately balance short- and long-term financial performance, are impacted by our stock price performance and require meaningful ownership of our stock.

•

Competitiveness — We believe an executive’s total compensation should be competitive at the target performance level to attract qualified executives, motivate performance and retain, develop and reward executives who possess the abilities and skills needed to build long-term shareholder value.

•

Motivate Achievement of Financial Goals and Strategic Objectives — We believe an effective way to create long-term shareholder value is to make a significant portion of an executive’s overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•

Align Realized Pay with Performance — We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target compensation if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

Key Aspects of Our Executive Compensation Program

Our executive compensation and governance practices reflect the overall objective and guiding principles of our executive compensation program, and the following summarizes key aspects of what we do and what we don’t do in order to encourage and reward the creation of sustainable, long-term shareholder value:

What We Do

•	Our executive compensation decisions are made by the independent members of our Board or by our Compensation Committee, which is made up exclusively of independent members;

•	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information and to provide no other services to us;

•	Our Compensation Committee periodically reviews the composition of our compensation comparison group and makes changes it determines are appropriate;

•

We address each element of our executive compensation program in the context of competitive practices. We generally set an executive officer’s target direct annual compensation (the total of base salary, target annual cash incentives and target long-term equity incentive compensation) within 20% below to 20% above the median for comparable positions at companies in our compensation comparison group, with realized compensation dependent on our performance;

•

We make a significant portion of each executive’s overall compensation dependent on our performance as measured against pre-determined short- and long-term financial performance measures and targets. We believe our financial performance targets are challenging yet achievable;

•

We design our incentive programs to drive annual operating performance as well as sustainable profitable growth over the longer term. Our Annual Incentive Plan is aligned with our annual operating plan’s key measures of annual financial performance such as revenue, operating income and free cash flow, and the related targets. Our long-term incentive compensation uses a balanced portfolio of compensation elements, including stock options, performance share units and, in more limited circumstances, performance stock options, restricted stock units or shares of restricted stock, and our long-term incentive compensation financial measures and targets are aligned with our long-term strategic plan;

•

We provide a significant portion of each executive’s overall compensation opportunity in the form of equity to establish a strong relationship between an executive’s compensation and our stock price performance;

•	We align performance share unit award payouts with our stock price performance by including a relative total shareholder return adjustment metric;

•	We have meaningful stock ownership guidelines that align executives’ interests with those of our shareholders;

•	We review and evaluate plans for management development and succession;

•

We will pay cash severance payments under executive change in control severance agreements only on a “double trigger” basis (i.e., only on both a change in control and a qualifying termination of employment); and

•

We have a “clawback” policy that entitles us to recover cash and equity incentive payments from executives in the event of a restatement of our financial statements as a result of errors, omissions or fraud.

What We Don’t Do

•	We do not provide excessive perquisites and, in recent years, have eliminated virtually all executive perquisites;

•	We do not permit repricing or back-dating of options;

•	We do not provide excise tax gross-ups under executive change in control severance agreements;

•	We do not pay dividend equivalents on performance share unit awards unless the performance share unit award ultimately is earned at the end of the performance period;

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We do not permit executives (or directors or other employees) to engage in short sales with respect to Harris stock or enter into hedging, puts, calls or other “derivative” transactions with respect to our securities; and

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We do not permit executives (or directors) to hold or purchase Harris stock on margin or in a margin account or otherwise pledge Harris stock as collateral for margin accounts, loans or any other purpose.

Business Environment and Exelis Acquisition

Harris provides advanced, technology-based solutions that solve government and commercial customers’ mission-critical challenges. As of the end of fiscal 2015, we have approximately $8 billion in annual revenue and about 22,300 employees — including approximately 9,000 engineers and scientists — supporting customers in more than 125 countries. We serve both domestic and international customers with products, systems and services that have defense and civil government applications, as well as commercial applications, with our largest customers being agencies of the U.S. Government. In fiscal 2015, our sales to U.S. Government customers, including the Department of Defense and intelligence and civilian agencies, as well as foreign military sales funded through the U.S. Government, whether directly or through prime contractors, was approximately 64% of our total sales. Our common stock is listed on the New York Stock Exchange.

While opportunities for growth in many of our businesses continued to be impacted by constrained U.S. Government budgets, fiscal 2015 was another year of solid overall financial results for us. Despite a challenging business environment, we continued to invest in our future while delivering shareholder value.

Our key fiscal 2015 financial results (including results for Exelis Inc. (“Exelis”) for approximately one month following our acquisition of Exelis on May 29, 2015) include:

•	Revenue of $5.08 billion, compared with $5.01 billion in fiscal 2014;

•

Income from continuing operations per diluted common share of $3.11 (we incurred $313 million, or $2.03 per diluted share, of acquisition-related costs and charges for restructuring and other items), compared with $5.00 in fiscal 2014;

•	Continuing significant investment in our Company-sponsored research and development — $277 million in fiscal 2015 compared with $264 million in fiscal 2014 and $254 million in fiscal 2013;

•

Free cash flow of $713 million ($854 million of operating cash flow less $141 million of net capital expenditures), compared with $675 million in fiscal 2014 ($849 million of operating cash flow less $174 million of net capital expenditures). We believe free cash flow, which we use to measure operating performance and for some management compensation purposes, is useful to investors in understanding period-over-period operating results and analyzing trends in our business;

•	We used $150 million of cash to repurchase 2,136,362 shares of our common stock in fiscal 2015; and

•

We increased our quarterly cash dividend from $.42 per share to $.47 per share in the first quarter of fiscal 2015, resulting in an annualized cash dividend rate of $1.88 per share, and paid $198 million in total dividends to our shareholders in fiscal 2015. Further, effective for the first quarter of fiscal 2016, our Board increased our quarterly cash dividend rate from $.47 per share to $.50 per share, resulting in an annualized cash dividend rate of $2.00 per share.

In addition, on May 29, 2015, we completed our acquisition of Exelis. Each outstanding share of Exelis common stock converted into the right to receive $16.625 in cash and 0.1025 of a share of Harris common stock. Legacy Harris shareholders own 84 percent of the combined company and legacy Exelis shareholders own 16 percent. Based on the closing price of $79.22 per share of Harris common stock on the New York Stock Exchange on May 29, 2015, the date of the closing of the acquisition, the aggregate implied value of the consideration paid to former holders of Exelis common stock in connection with the acquisition was approximately $4.7 billion, including approximately $1.5 billion in Harris common stock and approximately $3.2 billion in cash. The source of funds for such cash payment was cash on hand and third-party debt financing, including a combination of borrowings under our new senior unsecured term loan facility in an aggregate principal amount of $1.3 billion and a portion of the proceeds from our issuance of new debt securities in an aggregate principal amount of $2.4 billion.

The Exelis acquisition is transformative for us and marks a major milestone in our 120-year history. The acquisition creates significantly greater scale, bringing together two engineering-driven companies and workforces with similar cultures that value technology leadership. Together, the two companies’ complementary technologies and capabilities strengthen core franchises and provide new opportunities for innovation to solve our customers’ most complex challenges.

Summary of Fiscal 2015 Compensation Actions

The following summarizes the named executive officer compensation actions taken by our Compensation Committee and independent directors of our Board for fiscal 2015:

•	We increased base salaries for our named executive officers as follows:

	Fiscal 2014 Base Salary	% Increase	Fiscal 2015 Base Salary	Reason for Increase
Mr. Brown	$925,000	10.3%	$1,020,000	Merit and Market Adjustment
Mr. Lopez	$525,000	3.0%	$540,800	Merit
Mr. Fox	$440,000	6.0%	$466,500	Merit and Market Adjustment
Mr. Mikuen	$440,000	5.0%	$462,000	Merit and Market Adjustment
Mr. Duffy	$440,000	5.0%	$462,000	Merit and Market Adjustment

•	We increased the annual cash incentive targets under our existing Annual Incentive Plan for our named executive officers as follows:

	Fiscal 2014 Cash Incentive Target	% Increase	Fiscal 2015 Cash Incentive Target	Reason for Increase
Mr. Brown	$1,100,000	18.2%	$1,300,000	Merit and Market Adjustment
Mr. Lopez	$393,750	3.1%	$406,000	Merit
Mr. Fox	$318,000	6.0%	$337,000	Merit and Market Adjustment
Mr. Mikuen	$309,000	4.9%	$324,000	Merit and Market Adjustment
Mr. Duffy	$309,000	4.9%	$324,000	Merit and Market Adjustment

•

We established a relatively high percentage for the performance-based, at-risk (tied to our performance) portion of fiscal 2015 total target direct compensation (consisting of base salary, annual cash incentive target, performance share units and stock options, but excluding retention compensation or other benefits, and also excluding special share-based retention and integration awards and special one-time awards of immediately vested shares of our common stock to our other named executive officers related to our acquisition of Exelis): 85% for Mr. Brown and 73% for our other named executive officers on average;

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Fiscal 2015 annual cash incentive payouts for Messrs. Brown, Lopez, Mikuen and Duffy averaged 23.1% above target and were determined based on a thorough assessment of our consolidated revenue, operating income and free cash flow (defined as cash flow from operations less net capital expenditures) performance relative to pre-determined targets and an assessment of performance against other objectives. Mr. Fox’s annual cash incentive payout was determined based on consideration of these financial goals as well as similar goals specific to our Government

Communication Systems segment financial performance. The payout for Mr. Fox was increased based on achievement of his individual objectives;

•

We paid out an above-target performance share unit award to Messrs. Brown, Fox, Mikuen and Duffy for the three-year performance period of fiscal 2013-2015: at 120.5% of target because our average annual return on invested capital (“ROIC”) performance exceeded our target set early in fiscal 2013 and because our total shareholder return for such period was in the second quintile of our fiscal 2013-2015 performance share unit award total shareholder return peer group (the Standard & Poor’s 500 Industrials Sector and Information Technology Sector, excluding the semiconductor and semiconductor equipment industries, such peer group hereinafter referred to as our “Fiscal 2013-2015 TSR Peer Group”), resulting in a 15% upward adjustment in the payout calculation; and

•	In recognition of their extraordinary efforts in connection with our acquisition of Exelis, we granted our other named executive officers a special one-time award of immediately vested shares of our common stock and a special share-based retention and integration award consisting of shares of restricted stock with three-year cliff vesting and performance stock options that vest only on achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of a three-year performance period against target full-year run rate net synergies established as part of our acquisition business case.

Our Executive Compensation Process

The philosophy, objectives, elements, policies and practices of compensation for our executive officers are set by our Compensation Committee. In approving compensation levels and targets, individual objectives and financial performance measure targets for our named executive officers, our Compensation Committee reviews the relationship between our executive compensation program and the achievement of our financial goals and strategic objectives, with an emphasis on creating a “pay for profitable growth” environment.

Our Compensation Committee has the authority to retain compensation consultants and other advisors to assist in fulfilling its duties and responsibilities. In recent years, our Compensation Committee has directly retained Pearl Meyer & Partners (“PM&P”), a nationally recognized, independent executive compensation consulting firm, to provide objective analysis, plan design recommendations, advice and information, including competitive market data, to our Compensation Committee related to our CEO compensation and the compensation of our other executive officers. Our Corporate Governance Committee also has directly retained PM&P to provide objective analysis, plan design recommendations, advice and information to our Corporate Governance Committee related to the compensation of our directors. PM&P performs these services at the direction and under the supervision of our Compensation Committee or our Corporate Governance Committee, as applicable, and does not provide any other services for, or receive other fees from, Harris. With regard to our CEO compensation and the compensation of our other executive officers, our Compensation Committee has the sole authority to modify or approve PM&P’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and engage a replacement or additional consultant at any time. Our Compensation Committee also has assessed the independence of PM&P and whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the NYSE listing standards and SEC rules. Based on that assessment, our Compensation Committee determined in its business judgment that PM&P was independent and that its work did not raise any conflicts of interest.

Our Compensation Committee considers recommendations from our CEO in making decisions regarding our executive compensation program and the compensation of our other executive officers. As part of our annual compensation planning process, our CEO recommends targets for our incentive compensation programs. As part of our annual performance review process, which includes an assessment of each executive officer’s performance of individual objectives, our CEO presents his evaluation of each executive officer’s contributions during the previous year, including strengths and development needs, reviews succession plans for each of the executive positions and recommends specific compensation for our executive officers, including base salary adjustments and cash incentive and equity awards. In fiscal 2015, in recognition of their extraordinary efforts in connection with our acquisition of Exelis, our CEO also made recommendations to our Compensation Committee for a special one-time award of immediately vested shares of our common stock to certain individuals, including Messrs. Lopez, Fox, Mikuen and Duffy. Our CEO also made recommendations to our Compensation Committee for a special share-based retention and integration award consisting of shares of restricted stock and performance stock options linked to achievement of full-year run rate net synergies from the Exelis acquisition.

After input from our CEO, as well as from PM&P, and following the assessment of compensation trends and competitive market data, our Compensation Committee determines what changes, if any, should be made to the executive compensation program and sets the level of compensation for our executive officers, other than our CEO. As part of this process, our Compensation Committee reviews each executive officer’s three-year compensation history, including base salary, annual cash incentive and equity awards, and also reviews the types and levels of other benefits, such as change in control severance agreements. In the case of our CEO, the review and final compensation decisions are made by the independent directors of our Board.

In setting the levels of compensation early in the fiscal year, our Compensation Committee also establishes the short- and long-term financial measures, weighting and targets for performance-based, at-risk elements of compensation. For our CEO, such measures, weighting and targets are established by the independent directors of our Board. The specific financial measures, weighting and targets are intended to encourage and reward the creation of sustainable, long-term value for our shareholders and are aligned with our Board-approved annual operating plan and long-term strategic plan.

At the end of each fiscal year, the independent directors of our Board meet in executive session without our CEO or other members of management present under the leadership of the Chairperson of our Compensation Committee to conduct a performance review of our CEO. During such review, the independent directors evaluate our CEO’s achievement of agreed-upon objectives established early in the fiscal year, our overall performance, our CEO’s self-evaluation of his performance over the past fiscal year and our CEO’s other accomplishments. Also at the end of each fiscal year, our Compensation Committee receives a specific compensation recommendation from our CEO for our other executive officers, which is based on our CEO’s assessment of each executive’s performance, achievement of objectives established early in the fiscal year for the executive and his or her business unit or organization within our Company, contribution to our performance and other accomplishments.

Although compensation levels may differ among our named executive officers based on competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or the manner in which total target direct compensation is determined for any of our named executive officers. The material elements of our executive compensation program applicable to our named executive officers also apply to our other executive officers.

Information regarding consideration of elements of our risk related to our compensation policies and practices is set forth below in the “Relationship Between Compensation Plans and Risk” section of this proxy statement beginning on page 53.

Consideration of Advisory “Say-on-Pay” and “Say-on-Frequency” Voting Results

At our 2014 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis the compensation of our named executive officers as disclosed in our 2014 proxy statement. Approximately 96% of the shares voted on this proposal were cast in support of our 2014 executive compensation and related disclosures. Our Compensation Committee viewed the results of this vote as broad shareholder support for our executive compensation program. Our Compensation Committee did not make changes to our executive compensation program or policies as a result of the advisory vote. Our Compensation Committee and Board will continue to consider the outcome of shareholder advisory votes on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies.

At our 2011 Annual Meeting of Shareholders, our shareholders strongly supported a frequency of “every year” for holding future advisory votes to approve the compensation of our named executive officers, consistent with the recommendation of our Board. As a result, our Board decided to hold annual “Say-on-Pay” votes, and we are presenting a proposal to our shareholders to approve on an advisory basis the compensation of our named executive officers as disclosed in this proxy statement. See Proposal 2 beginning on page 75 of this proxy statement.

Competitive Considerations

Each element of our executive compensation program is addressed in the context of competitive practices. In general, our Compensation Committee sets total target direct compensation for our CEO and other executives to be within 20% below to 20% above the median of total target direct compensation for comparable positions at companies in our compensation comparison group. Although our Compensation Committee reviews survey data, it uses discretion in setting an executive’s compensation after considering experience, position, tenure and contributions. For fiscal 2015, our Human Resources Department performed a comprehensive assessment and benchmarking of the competitive compensation positioning of our CEO and other executive officers and the mix and elements of such compensation. Although the primary focus of such assessment and benchmarking was our compensation comparison group, such analysis and benchmarking also included other broad compensation surveys to provide additional data points for our Compensation Committee. For fiscal 2015, our Compensation Committee also engaged PM&P to assess the composition of our compensation comparison group and to review, assess and validate our Human Resources Department’s assessment and benchmarking of the median pay levels for our CEO and other executive officers, the competitive position of the compensation for our CEO and other executive officers, and the mix and elements of such compensation.

We seek to include in our compensation comparison group used for assessing the compensation of our CEO and other executive officers companies with one or more of the following attributes: business operations and business models in the markets in which we participate; similar revenue and market capitalization; and businesses that compete with us for executive talent. For fiscal 2015, our compensation comparison group consisted of the following 14 companies:

•	Alliant Techsystems Inc.

•	AMETEK, Inc.

•	Amphenol Corporation

•	Exelis

•	Garmin Ltd.

•	Juniper Networks, Inc.

•	L-3 Communications Holdings, Inc.
•	Motorola Solutions, Inc.

•	NetApp Inc.

•	Rockwell Automation, Inc.

•	Rockwell Collins, Inc.

•	Spirit AeroSystems Holdings, Inc.

•	TE Connectivity Ltd.

•	Triumph Group, Inc.

Our Compensation Committee periodically reviews the composition of our comparison group and makes changes it determines are appropriate based on changes to the attributes of each such company and whether it continues to make its compensation data available. PM&P, our CEO and management provide input to our Compensation Committee as to changes to the attributes of companies in our compensation comparison group. Changes in our compensation comparison group for fiscal 2015 versus fiscal 2014 were the removal of Molex Incorporated, which was acquired, and SAIC, Inc., which spun off a significant portion of its business.

In addition, our Compensation Committee has made significant changes to our compensation comparison group for fiscal 2016, effective as of July 4, 2015, primarily as a result of our acquisition of Exelis. Our Compensation Committee has added

B/E Aerospace, Inc., Booz Allen Hamilton Holding Corporation, CACI International Inc., General Dynamics Corporation, Huntington Ingalls Industries, Inc., Leidos Holdings, Inc., Northrop Grumman Corporation, Precision Castparts Corp., Raytheon Company and Textron Inc. to our compensation comparison group on the basis of similarity to Harris in revenue, market capitalization and industry and business model. Our Compensation Committee has removed Alliant Techsystems Inc., AMETEK, Inc., Amphenol Corporation, Exelis, Garmin Ltd., Juniper Networks, Inc., NetApp Inc., TE Connectivity Ltd. and Triumph Group, Inc. from our compensation comparison group in recognition of emerging disparities to Harris with respect to business model and/or size or because they are no longer publicly providing executive compensation information.

CEO Employment Agreement

On October 8, 2011, we entered into an employment agreement with Mr. Brown pursuant to which he became our President and Chief Executive Officer effective November 1, 2011. Mr. Brown’s compensation arrangement under his employment agreement was the result of arm’s-length negotiation. In negotiating such arrangement our Compensation Committee received information, analysis and advice from PM&P, from independent legal counsel and from the national executive search firm retained by our Board’s CEO Search Committee. In developing the compensation arrangement for Mr. Brown, our Compensation Committee and Board also considered the same executive compensation objectives and competitive positioning used for our other executives and the substantial amount of long-term compensation that he would forfeit to join us. As a result, Mr. Brown’s compensation arrangement addressed both “ongoing” compensation and benefits as well as “transition” compensation. Elements of Mr. Brown’s “ongoing” compensation and benefits provided under his employment agreement that continued in fiscal 2015 included: (i) base salary; (ii) annual cash incentive opportunity under our Annual Incentive Plan; (iii) eligibility for grants of equity-based long-term incentives; and (iv) eligibility to participate in our retirement and employee welfare and benefit plans in accordance with their terms.

A description of the material terms of Mr. Brown’s employment agreement, including payments and benefits to be provided to Mr. Brown in the event his employment is terminated by us without “cause” or by Mr. Brown as a result of a “constructive termination” is set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66. We also entered into an Executive Change in Control Severance Agreement with Mr. Brown, which is described in the “Executive Change in Control Severance Agreements” section of this proxy statement beginning on page 68.

Chief Financial Officer Offer Letter

On February 4, 2014, we entered into an offer letter agreement with Mr. Lopez pursuant to which he became our Senior Vice President and Chief Financial Officer effective February 10, 2014. Mr. Lopez’s compensation arrangement under his offer letter agreement was the result of arm’s-length negotiation. In developing the compensation arrangement for Mr. Lopez, our Compensation Committee considered the same executive compensation objectives and competitive positioning used for our other executives. Mr. Lopez’s compensation arrangement addressed both “ongoing” compensation and benefits as well as “transition” compensation. Elements of Mr. Lopez’s “ongoing” compensation and benefits under his offer letter agreement that continued in fiscal 2015 included: (i) base salary; (ii) an annual cash incentive under our Annual Incentive Plan with a target value of 75% of his base salary; (iii) eligibility for annual grants of equity-based long-term incentives, which for fiscal 2015 were required to have a target value of not less than $1.2 million; and (iv) eligibility to participate in our Retirement Plan, Supplemental Executive Retirement Plan, Performance Reward Plan and health and welfare benefit plans in accordance with their terms, on the same basis as such plans are generally made available to our senior executives. For more information regarding Mr. Lopez’s “ongoing” compensation and benefits and “transition” compensation, see the Fiscal 2015 Summary Compensation Table on page 55 and the related footnotes.

We also entered into an Executive Change in Control Severance Agreement with Mr. Lopez. A description of the material terms of Mr. Lopez’s offer letter agreement and Executive Change in Control Severance Agreement is set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66.

Elements of Our Executive Compensation Program

During fiscal 2015, the compensation program for our executive officers consisted of the following elements:

•	base salary;

•	annual cash incentive award compensation;

•	equity-based long-term incentives, including stock options, performance share units and, in certain limited instances, shares of restricted stock;

•	health, welfare and other personal benefits; and

•	change in control, severance, retirement and other post-employment pay and benefits.

In addition, late in fiscal 2015, in recognition of their extraordinary efforts in connection with our acquisition of Exelis, certain of our executive officers, including our other named executive officers, also received a special one-time award of immediately vested shares of our common stock and a special share-based retention and integration award consisting of shares of restricted stock with three-year cliff vesting and performance stock options that vest only on achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of a three-year performance period against target full-year run rate net synergies established as part of our acquisition business case (such special awards are collectively referred to as the “Special Exelis Equity Awards”).

Our Compensation Committee believes that the elements of our executive compensation program more directly align the interests of our executives and shareholders, are competitive, motivate achievement of our short- and long-term financial goals and strategic objectives and align realized pay with performance, in furtherance of our overall objective of encouraging and rewarding the creation of sustainable, long-term shareholder value. We do not have a formal policy relating to the mix among the various elements of our compensation program. However, we believe the greater an executive’s responsibility level and ability to influence results, the greater the portion of the executive’s overall compensation that should be performance-based, at-risk compensation.

Named Executive Officer Fiscal 2015 Target Direct Compensation Mix

The following charts set forth, for Mr. Brown and for our other named executive officers on average, respectively, the percentage of fiscal 2015 total target direct compensation represented by each major element of target direct compensation, indicating the percentage of fiscal 2015 total target direct compensation that was at risk in the form of performance-based cash incentive and equity awards. Total target direct compensation does not include retirement benefits, severance benefits or health, welfare or other personal benefits. For our other named executive officers, total target direct compensation does not include the Special Exelis Equity Awards. The percentages are based on fiscal 2015 base salary (annualized), target annual cash incentive awards and the target value of long-term equity incentive awards at the time of approval. A description of the valuation and how each major element is determined is discussed below.

Base Salary and How Base Salary is

Determined

General Considerations

We provide executives with a base salary for services rendered during the year. Our Compensation Committee reviews executive base salaries on an annual basis as well as any time there is a substantial change in an executive’s responsibilities or in market conditions. Our Compensation Committee generally targets an executive officer’s base salary to be within 20% below to 20% above the median of the market for base salaries for comparable positions at companies in our compensation comparison group and other applicable market data surveys. However, the specific base salary for an executive also is influenced by the executive’s experience, position, changes in responsibilities, tenure and contributions, and individual performance, and by current market conditions and our outlook. Base salary reflects a fixed portion of the overall compensation package and generally is the base amount from which other compensation elements are determined, such as target annual cash incentive awards and target value of long-term equity incentive awards at the time of approval. Base salary represents a relatively small percentage of total target direct compensation. In general, executive officers with higher levels of responsibility and ability to influence results have a lower percentage of compensation fixed as base salary and a higher percentage of performance-based, at-risk compensation.

2015 Base Salary for Named Executive Officers

In August 2014, our Compensation Committee conducted its annual base salary review for our CEO and other named executive officers. Our Compensation Committee, and in the case of our CEO, the independent directors of our Board, approved increases for fiscal 2015 base salaries for our CEO and other named executive officers from fiscal 2014 base salaries as follows:

	Fiscal 2014 Base Salary	% Increase	Fiscal 2015 Base Salary
Mr. Brown	$925,000	10.3%	$1,020,000
Mr. Lopez	$525,000	3.0%	$540,800
Mr. Fox	$440,000	6.0%	$466,500
Mr. Mikuen	$440,000	5.0%	$462,000
Mr. Duffy	$440,000	5.0%	$462,000

For Messrs. Brown, Fox, Mikuen and Duffy the increase was for merit and a market adjustment. For Mr. Lopez, the increase was for merit.

Effectiveness of base salary increases was deferred to December 27, 2014, midway through our fiscal 2015. Information regarding base salaries for fiscal 2015 is set forth in the Fiscal 2015 Summary Compensation Table on page 55 under the “Salary” column.

Annual Cash Incentive Pay and How Annual

Cash Incentive Pay is Determined

Annual Incentive Plan

Under our existing Harris Corporation Annual Incentive Plan, which was approved by our shareholders in October 2010 (our “Annual Incentive Plan”), early in each fiscal year our Compensation Committee sets an annual cash incentive compensation target for each executive officer other than our CEO and recommends to the independent directors of our Board the target to set for our CEO. Our Compensation Committee and the independent directors of our Board, as applicable, also establish specific financial performance measures and targets early in each fiscal year, including the relative weighting and thresholds, as well as individual performance objectives for each executive officer, against which performance is measured and payouts are determined under our Annual Incentive Plan. In certain instances, financial performance targets and our actual results are adjusted by our Compensation Committee, and in the case of our CEO, by the independent directors of our Board, to take into account items that occur during the fiscal year that are determined not to be reflective of normal, ongoing business operations. Our Compensation Committee believes the annual cash incentive motivates our executives to focus on achieving or exceeding the fiscal year financial performance targets and individual objectives.

•	Determination of Participant Incentive Compensation Targets — We set annual cash incentive compensation targets for our named executive officers early in each fiscal year using our compensation comparison group data as a reference point, if available for a comparable position, or broad survey data. Annual cash incentive awards provide executives the potential to achieve above-target payouts if our financial performance is above target. However, there is downside risk of below-target payouts if our financial performance is below target. Payouts can range from 0% to 200% of annual cash incentive compensation targets depending on our financial performance and named executive officer performance against individual objectives.

•

Financial Performance Measures, Targets and Weighting — For Messrs. Brown, Lopez, Mikuen and Duffy, the financial performance measures for annual cash incentives for fiscal 2015 were Harris’ consolidated revenue, operating income and free cash flow (defined as cash flow from operations less net capital expenditures), weighted 30%, 40% and 30%, respectively. For Mr. Fox, the financial performance measures for annual cash incentives for fiscal 2015 were (a) for 80% of the overall annual cash incentive award — Government Communications Systems segment revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively; and (b) for 20% of the overall annual cash incentive award — Harris’ consolidated revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively. As a general principle, we seek to establish financial performance targets that are aligned with our annual operating plan and are challenging yet achievable. Targets are set at levels we believe require significant effort on the part of the executives, yet also represent a reasonable expectation of performance based on prior-year performance, existing business conditions, the markets in which we participate and our outlook.

For each financial performance measure, we make no payout for performance below the threshold. For fiscal 2015, the threshold for each of the revenue, operating income and free cash flow performance measures was 80% of target financial performance. Payout percentages resulting from results as a percentage of target for each performance measure were based on the following table, which was established early in fiscal 2015:

% of Target Financial Performance	Revenue Payout %	Operating Income Payout %	Free Cash Flow Payout %
Below 80%	0%	0%	0%
80%	50%	50%	50%
95%	90%	90%	90%
100%	100%	100%	100%
105%	110%	110%	110%
120% and above	200%	200%	200%

2015 Annual Cash Incentive Awards for Named Executive Officers

In August 2014, our Compensation Committee reviewed the annual cash incentive targets for our CEO and other named executive officers. Our Compensation Committee, and in the case of our CEO, the independent directors of our Board, approved increases for fiscal 2015 annual cash incentive targets for our CEO and other named executive officers from fiscal 2014 targets as follows:

	Fiscal 2014 Cash Incentive Target	% Increase	Fiscal 2015 Cash Incentive Target
Mr. Brown	$1,100,000	18.2%	$1,300,000
Mr. Lopez	$393,750	3.1%	$406,000
Mr. Fox	$318,000	6.0%	$337,000
Mr. Mikuen	$309,000	4.9%	$324,000
Mr. Duffy	$309,000	4.9%	$324,000

For Messrs. Brown, Fox, Mikuen and Duffy, the increase was for merit and a market adjustment. For Mr. Lopez, the increase was for merit.

Fiscal 2015 approved financial performance measures and weighting, targets, GAAP results, adjusted financial results, adjusted financial results as a percentage of target, resulting percentage for financial results and the weighted financial performance measure achievement under our Annual Incentive Plan were as follows:

Financial Performance Measures and Weighting	Fiscal 2015 Financial Targets (in millions)	GAAP Results (in millions)	Adjusted Financial Results (in millions)*	Adjusted Financial Results as % of Target	Resulting % For Financial Results	Weighted Financial Measure Achievement Under Annual Incentive Plan (%)
Harris Corporation						106.8%
Revenue – 30%:	$5,000	$5,083	$4,804	96.1%	92.2%
Operating Income – 40%:	$887	$713	$811	91.5%	80.7%
Free Cash Flow – 30%:	$550	$713	$620	112.7%	156.2%
Government Communications Systems						97.0%
Revenue – 30%:	$1,883	$1,855	$1,855	98.5%	97.0%
Operating Income – 40%:	$290	$292	$292	100.8%	101.6%
Free Cash Flow – 30%:	$175	$167	$167	95.5%	91.0%

*	Our GAAP results for Harris Corporation generally were adjusted by excluding Exelis’ results for the period of May 29, 2015 through July 3, 2015 and by excluding acquisition-related costs. Specifically, our GAAP revenue was decreased by excluding Exelis revenue of $280 million. Our GAAP operating income was increased by excluding acquisition-related costs of $136 million, partially offset by excluding Exelis operating income of $37 million. Our GAAP free cash flow was decreased by excluding a total of $93 million for Exelis free cash flow and the beneficial impact to our free cash flow from acquisition and integration actions.

These financial performance measures and targets represent internal measurements of performance, and although the calculations are based on our financial results calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), our actual GAAP results were adjusted by our Compensation Committee, and in the case of our CEO, by the independent directors of our Board, to take into account items that occurred during the fiscal year that were determined not to be reflective of normal, ongoing business operations. Our Compensation Committee has adopted guidelines in making specific decisions for these purposes on which items to include or exclude from our financial results, including that any adjustment must be objectively measurable under GAAP.

Fiscal 2015 approved weighted financial measure achievement under our Annual Incentive Plan, named executive officer Annual Incentive Plan compensation targets, actual payouts and actual payouts as a percentage of incentive compensation target for our named executive officers were as follows:

Named Executive Officer	Organization Financial Performance Measures	Weighted Financial Measure Achievement Under Annual Incentive Plan	Participant’s Annual Incentive Plan Target	Participant’s Actual Annual Incentive Plan Payout	Participant’s Actual Payout as % of Target
William M. Brown Chairman, President and Chief Executive Officer	Harris	106.8%	$1,300,000	$1,600,000	123.1%
Miguel A. Lopez Senior Vice President and Chief Financial Officer	Harris	106.8%	$406,000	$434,000	106.9%
Sheldon J. Fox Group President, Government Communications Systems	GCS – 80% Harris – 20%	99.0%	$337,000	$425,000	126.1%
Scott T. Mikuen Senior Vice President, General Counsel and Secretary	Harris	106.8%	$324,000	$425,000	131.2%
Robert L. Duffy Senior Vice President, Human Resources and Administration	Harris	106.8%	$324,000	$425,000	131.2%

Payouts under our Annual Incentive Plan were subject to an upward or downward adjustment for individual performance of the pre-established individual objectives as well as the individual’s contribution to our overall results. Pursuant to the terms of our Annual Incentive Plan, annual cash incentive payouts for participants may not exceed 200% of the participant’s annual cash incentive target. For fiscal 2015, payouts under our Annual Incentive Plan for our other named executive officers, as calculated based on the weighted financial measure achievement under our Annual Incentive Plan, were adjusted from 0% to 27% higher based on achievement of pre-established individual objectives and contribution to our overall results. The adjustments for our other named executive officers were approved by our Compensation Committee based on our CEO’s recommendation as a result of his assessment of individual performance of the pre-established individual objectives.

The payouts under our Annual Incentive Plan for fiscal 2015 are also set forth in the note to the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2015 Summary Compensation Table on page 55.

Broad-Based Performance Reward Plan

We maintain broad-based annual cash incentive plans, available to most of our U.S.-based employees. Pursuant to our Performance Reward Plan in effect for fiscal 2015, our executive officers participate after the officer has been credited with one year of company service, and for corporate headquarters employees and corporate officers (including our executive officers), we will make a cash payment to each such employee from 0% up to a maximum of 4% of such employee’s eligible compensation based on our performance against financial targets set early in fiscal 2015. For amounts of such employee’s eligible compensation above the Social Security wage base, the payment is increased up to an additional 4% of such eligible compensation above the Social Security wage base. For fiscal 2015, the target payout was 2% of such employee’s eligible compensation if we achieved operating income of $886.6 million. We achieved adjusted operating income of $811.3 million for fiscal 2015, and as a result, a payout of 1.58% of such employee’s eligible compensation plus an additional 1.58% of such eligible compensation above the Social Security wage base was approved for fiscal 2015 under our Performance Reward Plan. The amounts earned by our named executive officers under our Performance Reward Plan for fiscal 2015 are set forth in the note to the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2015 Summary Compensation Table on page 55.

Long-Term Compensation —

Equity Incentives and How Long-Term

Compensation is Determined

We provide long-term incentive compensation to our executive officers through a combination of stock options and performance share unit awards. As part of long-term compensation, as discussed below, we also may grant shares of restricted stock and restricted stock unit awards primarily to facilitate recruitment, retention and succession planning. In more limited circumstances, we also may grant performance stock options to better align compensation with execution against certain strategic initiatives. The long-term compensation elements of our executive compensation program are designed to motivate our executives to focus on achievement of our long-term financial goals and strategic objectives. Our Compensation Committee awards different types of equity compensation because it believes that each type incentivizes and rewards shareholder value creation in a different way. Although the value of all forms of equity-based compensation is directly impacted by both increases and decreases in the price of our common stock, performance share unit grants motivate our executives to achieve our multi-year financial and operating goals because the number of shares ultimately earned depends on the level of our performance against internal and external financial measures, generally over a three-year period. Under such grants, each new fiscal year begins a new three-year performance cycle for which our Compensation Committee establishes financial performance measures and targets and long-term incentive compensation targets. Stock option grants motivate our executives to increase shareholder value because the options only have value to the extent the price of our common stock on the date of exercise exceeds the stock price on the grant date, and thus compensation is realized only if our stock price increases over the term of the award and the option is exercised by the executive. Equity awards also are intended to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and the value and appreciation in value of our stock.

Equity Compensation Mix

In determining the appropriate mix of equity compensation elements, our Compensation Committee, and with respect to our CEO, the independent directors of our Board, consider the mix of such elements for our compensation comparison group, the retention value of each element and other factors important to us, including tax and accounting treatment, linking incentive compensation to performance and the recommendation of PM&P. The total value of long-term incentive compensation for each of our executive officers is typically set by reference to a multiple of such executive officer’s base salary, which multiple is assessed using our compensation comparison group. For fiscal 2015 annual grants, our Compensation Committee, and with respect to our CEO, the independent directors of our Board, targeted that 50% of the value of long-term equity incentive compensation (excluding shares of restricted stock and other retention-based awards) at the time of award would be allocated as stock options and 50% of the value would be allocated as performance share units. This is the same long-term equity incentive compensation target mix approved by our Compensation Committee for annual grants the past several fiscal years. The number of stock options and performance share units granted to our named executive officers as part of our normal annual grant cycle for fiscal 2015 was determined based on the 60-day average closing market price of our common stock ending August 1, 2014 (prior to the grant date), which valuation methodology differs from the grant date fair value method required for the calculation of amounts presented for fiscal 2015 in the “Stock Awards” and “Option Awards” columns of the Fiscal 2015 Summary Compensation Table on page 55.

Stock Options

Stock options, including performance stock options, granted to our named executive officers and other employees during fiscal 2015 were made pursuant to our existing Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010), which our shareholders initially approved in October 2005 and re-approved in October 2010 (our “Equity Incentive Plan”). Stock options, other than performance stock options, granted in fiscal 2015 have the following terms:

•	An exercise price equal to the closing price of our stock on the grant date;

•	Vest in equal installments of one-third each on the first, second and third anniversary of the grant date;

•	Expire 10 years from the grant date; and

•	Accelerated vesting upon a change in control or other events as discussed below.

Performance stock options granted in fiscal 2015, which were part of the Special Exelis Equity Awards, have the following terms:

•	An exercise price equal to the closing price of our stock on the grant date;

•

Vest on June 1, 2018 if the executive officer is employed by us on such date and only as to a number of shares of common stock that is contingent on our achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of the three-year performance period that ends June 1, 2018 against target full-year run rate net synergies established as part of our acquisition business case, subject to a threshold achievement of 80% of target full-year run rate net synergies and a maximum of 200% of the target number of shares of common stock for achievement at or above 133% of target full-year run rate net synergies;

•	Expire 10 years from the grant date; and

•	Accelerated vesting at target upon a change in control or other events as discussed below.

A listing of the stock options and performance stock options granted to our named executive officers in fiscal 2015 and information relating to the terms and conditions of such stock options and performance stock options appears in the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and the related notes. For additional information relating to the terms and conditions of stock options and performance stock options, see the notes to the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60.

Without prior approval of our shareholders, stock options, including performance stock options, granted by us may not be repriced, replaced, regranted through cancellation or modified by us if the effect thereof would be to reduce the exercise price of such stock options, other than in connection with a change in our capitalization, including spin-offs.

Performance Share Unit Awards

Fiscal 2015 Grants for Fiscal 2015-2017 Performance Period

Financial performance measures for performance share units granted in fiscal 2015 covering the three-year performance period of fiscal 2015-2017 include the achievement of targets, weighted equally, for three-year cumulative operating income for the fiscal 2015-2017 performance period and average annual ROIC for each fiscal year of such period, subject to possible adjustment upward or downward by as much as 33% based on our quintile ranking for our total shareholder return performance over the fiscal 2015-2017 performance period compared with companies in the Standard & Poor’s 500. The actual performance share unit award payout with respect to fiscal 2015 grants will be made in shares of our common stock and can range from 0% to 200% of the target number of performance share units awarded. Our Compensation Committee believes that the operating income, ROIC and total shareholder return measures motivate financial performance that management can influence directly, should improve earnings and capital management over the long term and create long-term shareholder value. For additional information relating to the terms and conditions of performance share units, see the notes to the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and the notes to the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60.

For fiscal 2015, our Compensation Committee, and with respect to our CEO, the independent directors of our Board, approved the grant of performance share units to our named executive officers as set forth in the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes.

Payouts for Fiscal 2013-2015 Performance Period Awards Granted in Fiscal 2013

In fiscal 2013, our Compensation Committee, and with respect to our CEO, the independent directors of our Board, granted performance share units covering the three-year performance period of fiscal 2013-2015 to executive officers then employed by us, including Messrs. Brown, Fox, Mikuen and Duffy. Financial performance measures for awards granted in fiscal 2013 for the fiscal 2013-2015 performance period were three-year cumulative operating income and average annual ROIC for each fiscal year of such period. Such measures were equally weighted and subject to possible adjustment upward or downward by as much as 33% based on our quintile ranking for total shareholder return performance over the fiscal 2013-2015 performance period compared with our Fiscal 2013-2015 TSR Peer Group.

For each financial performance measure, we make no payout for performance below the threshold. For the fiscal 2013-2015 performance period, the threshold for three-year cumulative operating income was 80% of target and the threshold for average annual ROIC was 9%. Payout percentages resulting from adjusted results as a percentage of target for each performance measure were based on the following table, which was established early in the fiscal 2013-2015 performance period:

3-Year Cumulative Operating Income		Average Annual ROIC
% of Target	Payout %	ROIC		Payout %
<80%	0%		<9%	0%
80%	50%		9%	50%
90%	75%		11%	70%
100%	100%		12%	80%
110%	125%		14%	100%
≥120%	150%		16%	120%
		≥	19%	150%

For the fiscal 2013-2015 performance period, the possible total shareholder return performance adjustment to the calculation for the performance share unit award payout, based on achievement of financial performance measure targets, was dependent on the quintile ranking of our total shareholder return compared with our Fiscal 2013-2015 TSR Peer Group, based on the following table, which was established early in the fiscal 2013-2015 performance period:

Total Shareholder Return Payout Adjustment
Quintile	Payout Adjustment
Top	+33%
2nd	+15%
3rd	0%
4th	-15%
Bottom	-33%

Our total shareholder return for the three-year performance period of fiscal 2013-2015 was in the second quintile of our Fiscal 2013-2015 TSR Peer Group and resulted in an upward payout adjustment of 15%.

In determining the performance share unit award payouts for the fiscal 2013-2015 performance period, our actual results were adjusted by our Compensation Committee, and in the case of our CEO, by the independent directors of our Board, as set forth in the table below and related notes. These adjustments were made in accordance with the same guidelines for adjusting actual results adopted by our Compensation Committee, as discussed above.

For performance share unit awards granted in fiscal 2013 for the fiscal 2013-2015 performance period, approved financial performance measures and weighting, targets, GAAP results, adjusted results, adjusted results as a percentage of targets, resulting payout percentages, total shareholder return payout adjustments, resulting total shareholder return adjusted payout percentages and weighted adjusted payout percentages were as follows:

Financial Performance Measures And Weighting	Targets	GAAP Results	Adjusted Results*	Adjusted Results as % of Target	Resulting Payout %	Total Shareholder Return Payout Adjustments	Total Shareholder Return Adjusted Payout %
Cumulative Operating Income – 50%	$3,035 million	$2,407 million	$2,545 million	83.8%	59.6%	+15%	68.5%
Average Annual ROIC – 50%	14.0%	18.5%	19.6%	139.6%	150%	+15%	172.5%
Approved Weighted Adjusted Payout %							120.5%

*	Our GAAP cumulative operating income, for purposes of such results and calculating our average annual ROIC results, was increased by excluding charges of $39 million in fiscal 2013 in connection with Company-wide restructuring and other actions and by excluding acquisition-related costs of $136 million in fiscal 2015, partially offset by excluding Exelis operating income of $37 million for the period of May 29, 2015 through July 3, 2015; and for purposes of calculating our average annual ROIC results, invested capital for fiscal 2015 excluded the new debt and equity we issued late in fiscal 2015 primarily related to the Exelis acquisition.

The following table shows the performance share unit awards granted in fiscal 2013 for the fiscal 2013-2015 performance period and the fiscal 2015 payout in respect of such performance share unit awards as approved by the independent members of our Board for Mr. Brown and by our Compensation Committee for Messrs. Fox, Mikuen and Duffy:

Named Executive Officer	Performance Share Units Granted	Weighted Total Shareholder Return Adjusted Payout %	Shares Paid Out
William M. Brown Chairman, President and Chief Executive Officer	45,700	120.5%	55,069
Sheldon J. Fox Group President, Government Communications Systems	11,500	120.5%	13,858
Scott T. Mikuen Senior Vice President, General Counsel and Secretary	8,700	120.5%	10,484
Robert L. Duffy Senior Vice President, Human Resources and Administration	8,500	120.5%	10,243

See the Option Exercises and Stock Vested in Fiscal 2015 Table on page 63 and related notes for additional information regarding these payouts for Messrs. Brown, Fox, Mikuen and Duffy.

Restricted Stock and Restricted Stock Units and Special Exelis Equity Awards

As part of long-term incentive compensation, we also may grant shares of restricted stock or restricted stock units primarily to facilitate retention and succession planning and as a recruitment mechanism to replace the value of equity awards that may have been forfeited as a result of leaving a former employer. The restrictions typically expire at the end of a three-year period. The restrictions provide that the shares or units may not be sold or otherwise transferred, and the shares or units will be immediately forfeited in the event of the recipient’s termination of employment for any reason other than involuntary termination, death, disability or retirement.

In fiscal 2015, as part of the Special Exelis Equity Awards, our Compensation Committee approved the following grants to our other named executive officers of (i) shares of restricted stock that will vest on June 1, 2018 if such executive officer is employed by us on such date and (ii) immediately vested shares of our common stock: Mr. Lopez — 3,140 shares of restricted stock and 1,885 immediately vested shares; Mr. Fox — 6,275 shares of restricted stock and 1,885 immediately vested shares; Mr. Mikuen — 3,140 shares of restricted stock and 3,140 immediately vested shares; and Mr. Duffy — 3,140 shares of restricted stock and 1,885 immediately vested shares. For further information related to shares of restricted stock, restricted stock units and immediately vested shares of our common stock granted to our named executive officers, see the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes and the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes.

Recovery of Executive Compensation

(“Clawback”)

Our executive compensation program permits us to recover all or a portion of any performance-based compensation, both cash and equity, if our financial statements are restated as a result of errors, omissions or fraud. The amount that may be recovered shall be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that our Compensation Committee or the independent members of our Board shall determine. In no case shall the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators or other authorities. We will review the terms of our recovery policy in light of the requirements under the Dodd-Frank Act and will make any necessary changes to be in compliance with those requirements once final regulations have been issued.

Treatment of Incentive Awards Upon

Change in Control

Under our existing Annual Incentive Plan and equity incentive plans, upon a change in control and irrespective of employment status:

•

Annual cash incentive awards are fully earned and to be paid out promptly following the change in control or, in certain instances, following the end of the fiscal year, in each case at not less than the target level;

•

All unvested options immediately vest (in the case of performance stock options, at target level or at such greater level as our Board or our Compensation Committee may authorize) and become exercisable until their regularly scheduled expiration date;

•

All performance share units are deemed fully earned and fully vested immediately and will be paid at the end of the applicable performance period at not less than the target level, subject to accelerated payout or forfeiture in certain circumstances;

•	All restricted shares immediately vest; and

•

All restricted stock units immediately vest and are to be paid as soon as practicable but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period.

Information regarding severance payments and obligations to our named executive officers for termination of employment following a change in control is set forth below in the “Change in Control Severance Agreements” section of this Compensation Discussion and Analysis and the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66.

Post-Employment Compensation

Severance Arrangements

As a general matter, most of our employees are “employees at-will” and only a limited number of our executive officers have contracts requiring us to pay amounts to them upon termination of employment. Mr. Brown’s employment and payments upon termination of employment are governed by his employment agreement discussed elsewhere in this proxy statement. Pursuant to Mr. Lopez’s offer letter agreement, if his employment is terminated within 24 months of his February 10, 2014 start date by us without “cause” (as defined in the offer letter agreement) or by Mr. Lopez as a result of “constructive termination” (as defined in the offer letter agreement), subject to his execution and delivery of a general release of claims against us, he is entitled to receive a severance payment equal to the product of (i) two and (ii) the aggregate of his then-current annual base salary and annual cash incentive compensation under the Annual Incentive Plan at target.

While Messrs. Fox, Mikuen and Duffy do not have severance agreements, we have a long-standing practice of providing severance compensation for terminating an executive’s employment without cause. The specific amount will be based on the relevant circumstances, including the reason for termination, length of employment and other factors.

Employment Agreement with our CEO

As discussed above, we are party to an employment agreement with Mr. Brown. The agreement provides for his continued employment as our President and Chief Executive Officer and provides for certain benefits if Mr. Brown’s employment is terminated by us without “cause” or by Mr. Brown as a result of a “constructive termination” (as defined in the agreement). Obligations in the event of a termination following a change in control will be governed by Mr. Brown’s change in control severance agreement. Our Compensation Committee and the independent directors of our Board approved Mr. Brown’s employment agreement in the belief that such agreement was critical to Mr. Brown’s decision to accept employment with us and assists in retaining Mr. Brown’s valued service. In addition, his employment agreement also binds Mr. Brown to certain non-compete and non-solicitation undertakings that are valuable to us.

Change in Control Severance Agreements

Each of our named executive officers is party to a change in control severance agreement with us. We believe that these agreements align the interests of our officers and shareholders during the period of an actual or rumored change in control and are necessary in some cases to attract and retain executives. Under these agreements, an executive is provided severance benefits if the executive’s employment is terminated without “cause,” or by the executive for “good reason,” within two years following a change in control. These agreements are designed with a “double trigger,” so that benefits are provided only if there is both a change in control and a termination of employment. Such severance benefits are designed to preserve the focus and productivity of our executive officers, avoid disruption and prevent attrition during a period of uncertainty. We also believe these agreements facilitate the objectiveness of an executive’s assessment of a potential transaction that may be in our shareholders’ best interests notwithstanding the potential negative impact of a transaction on an executive’s future employment.

If triggered, the lump-sum severance benefit payable under the change in control severance agreement equals the sum of: (a) the executive’s unpaid base salary through the date of termination, a pro-rated annual bonus (as determined under the change in control severance agreement), any unpaid accrued vacation pay and, to the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any other benefits or awards that have been earned or become payable pursuant to the terms of any compensation plan but which have not been paid to the executive; and (b) two times the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two times the greatest of (i) the executive’s highest annual bonus in the three fiscal years prior to the change in control, (ii) the executive’s target bonus for the year during which the change in control occurs or (iii) the executive’s target bonus for the year in which the executive’s employment is terminated. Change in control severance agreements entered into with our executive officers, including the agreements entered into with our named executive officers, do not provide for any tax gross-ups for excise taxes to the executive in the event that payout of any benefits is subject to excise taxes imposed by the IRS under Section 4999 of the Internal Revenue Code. Our Compensation Committee has determined, in its business judgment, that the substantive terms of these change in control severance agreements are competitive and reasonable.

A description of the material terms of the change in control severance agreements, Mr. Brown’s employment agreement and Mr. Lopez’s offer letter agreement, as well as a summary of potential payments upon termination or a change in control for our named executive officers, is set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66.

Retirement Programs

Retirement Plan

We maintain our Retirement Plan, which is a tax-qualified, defined contribution retirement plan available to many of our U.S.-based employees, including our named executive officers. Subject to applicable Internal Revenue Code limits, employees may generally contribute up to 50% of eligible compensation, with our named executive officers and certain other highly compensated employees limited to contributing 12% of eligible compensation. After one year of service, we will make a matching contribution of up to 6% of eligible compensation.

Supplemental Executive Retirement Plan

To the extent contributions by participants to our Retirement Plan are subject to certain limitations under the Internal Revenue Code, certain of our salaried employees, including our named executive officers, may elect to participate in our nonqualified SERP, which is an unfunded, non-qualified defined contribution plan. In addition, our Compensation Committee may, in its discretion, provide for the deferral of other compensation under our SERP, including equity awards.

The value of our contributions credited to our named executive officers’ accounts under our Retirement Plan and SERP is set forth in the Fiscal 2015 Summary Compensation Table on page 55 under the “All Other Compensation” column and related notes. Additional information regarding our SERP and credits to accounts under our SERP is set forth in the “Nonqualified Deferred Compensation” section of this proxy statement beginning on page 64.

Health, Welfare and Other Benefits

We maintain health, welfare and other benefit programs for our U.S.-based employees, including medical coverage, prescription coverage, dental and vision programs, short-term disability insurance, basic life insurance, supplemental life insurance, dependent life insurance, accidental death and dismemberment insurance and business travel insurance as well as customary paid time-off, leave of absence and other similar policies. Our executive officers are eligible to participate in these programs on the same basis as many of our other salaried employees. We also offer a long-term disability plan to many of our U.S.-based employees, including our named executive officers. The plan is fully insured and provides a benefit of 60% of eligible compensation before offsets for Social Security and certain other Company or government provided disability or other benefits. Eligible compensation for purposes of the long-term disability plan is currently limited to $400,000 per year. For executives with annual eligible compensation in excess of $400,000, we provide a Company-paid supplemental long-term disability benefit of 50% of eligible compensation above $400,000 up to $800,000, for a maximum annual supplemental disability benefit of up to $200,000. We also provide liability insurance coverage to our officers and offer our executive officers the option to participate in a group excess liability umbrella policy at the executive’s cost.

Perquisites

We have eliminated virtually all perquisites for executives. Currently, we provide eligibility for annual physical examinations for Board-elected officers, for which we pay if such an officer elects to have such an examination. We believe this practice is in the best interest of our Company because the health of an executive officer is critical to his or her performance. For our CEO, we also provide limited personal use of Company-owned aircraft. In very limited instances as approved by our CEO, we also may provide limited personal use of Company-owned aircraft for other executives. We do not provide tax reimbursement or gross-up payments with respect to any perquisites provided to executive officers. Tax gross-up payments made pursuant to a plan, policy or arrangement applicable to a broad base of management employees, such as a relocation or tax equalization policy, are permitted.

In consideration of the time demands on our CEO and to minimize and more effectively utilize his travel time, our Compensation Committee has authorized the personal use of Company-owned aircraft by our CEO and his family and guests. Such personal use is subject to limits on the number of hours, which are set by our Compensation Committee and reviewed annually. In fiscal 2015, Mr. Brown’s personal use of Company-owned aircraft was below the limits set by our Compensation Committee. Our CEO is responsible for paying the tax on income imputed for such personal use of Company-owned aircraft.

Perquisites provided in fiscal 2015, namely annual physical examinations and limited personal use of Company-owned aircraft, represent a small portion of the total compensation of each named executive officer. The dollar values ascribed to these perquisites in fiscal 2015 are set forth in the Fiscal 2015 Summary Compensation Table on page 55 under the “All Other Compensation” column and related notes.

Policies Relating to Our Common Stock

Stock Ownership Guidelines

To further promote ownership of shares by management and to more closely align management and shareholder interests, our Compensation Committee has established stock ownership guidelines for our Board-elected officers. Executives are expected to own Harris stock having a minimum value, denominated as a multiple of their annual base salaries, which can be accumulated over a five-year period from the date of hire or promotion into a covered position. Our Compensation Committee annually reviews our stock ownership guidelines, including reviewing the stock ownership guidelines of our compensation comparison group.

Our current stock ownership guidelines are as follows:

•	CEO — five times base salary;

•	Senior corporate officers and segment Presidents (including the other named executive officers) — three times base salary; and

•	Other corporate officers — two times base salary.

Shares that count toward our stock ownership guidelines include shares owned outright or jointly by the executive, shares credited in our Retirement Plan, share equivalents represented by amounts deferred in the Harris stock fund account of our SERP, and restricted stock and restricted stock unit awards (on an after-tax basis). Stock options, including performance stock options, and unearned performance share units do not count for the purpose of measuring compliance with the ownership guidelines. Executives age 62 or older are not subject to the guidelines. An annual review is conducted by our Compensation Committee to assess compliance with the guidelines. As of September 1, 2015, our named executive officers met their applicable ownership guidelines or were on track to achieve their ownership guidelines within the applicable compliance timeframe.

Our Equity-Based Compensation Award Practices

As described above, our annual cycle for grants to executive officers of stock option and other equity awards typically occurs at the same time as decisions relating to base salary increases and annual cash incentive awards. This occurs early in the fiscal year, typically in late August, following the release of our financial results for the preceding fiscal year and the completion of the audit of our financial statements. The dates for the meetings at which such grants are typically made are set well in advance of such meetings, typically one year or more. We typically make annual equity grants to our other eligible employees on the same date as the grants to executive officers. Our Compensation Committee also may make grants of equity awards to executive officers at other times during the year due to special circumstances, such as new hires or promotions or for retention or recognition. Late in fiscal 2015, our Compensation Committee made grants of equity awards to executive officers due to special circumstances in connection with our acquisition of Exelis. We have not repriced options and, if our stock price declined after the grant date, we have not replaced options. The exercise price of stock options is the closing market price of our common stock on the grant date or, if the grant is made on a weekend or holiday, the closing market price of our common stock on the prior business day. Our Compensation Committee or Board also has the discretion to set the exercise price of stock options higher than the closing market price of our common stock on the grant date.

Pursuant to our policy on equity grant practices previously adopted by our Compensation Committee, the grant date of equity awards made outside of the annual grant cycle, whether for new hires, promotions, retention or recognition, shall be the first trading day of the month following the new hire date or promotion, retention or recognition, provided if such trading day is during a “quiet period” under our insider trading policy, the grant will be made on the first trading day following the end of such period. We do not time equity grants to take advantage of information, either positive or negative, about Harris that has not been publicly disclosed.

As permitted by the terms of our existing Equity Incentive Plan, our Board has delegated to our CEO the authority to make equity grants to employees who are not executive officers. Such grants are subject to our equity grant policy. The maximum number of shares and options that can be awarded pursuant to this delegation is set by our Compensation Committee, which reviews these awards annually.

Insider Trading Policy and Policy Against Hedging and Pledging

Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security (except pursuant to an approved 10b-5 trading plan) or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors and employees from engaging in short sales with respect to our securities and from entering into hedging, puts, calls or other “derivative” transactions with respect to our securities. Our policies also prohibit directors and executives from purchasing Harris stock on margin, holding Harris stock in a margin account or otherwise pledging Harris stock as collateral for margin accounts, loans or any other purpose. Use of “cashless exercise” procedures to exercise stock options granted by us is permitted by this policy if such exercise complies with our insider trading and other relevant policies. None of our directors or executive officers pledged our stock during fiscal 2015. We also have procedures that require trades by directors and executive officers to be pre-cleared by our General Counsel or his staff.

Tax and Accounting Considerations

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation paid in any year in excess of $1 million to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) as of the end of the year. Certain compensation is specifically exempt from the deduction limit to the extent it is “performance-based” under Section 162(m). In evaluating whether to structure executive compensation components as performance-based and thus exempt from the deduction limit, our Compensation Committee considers the net cost to us and its ability to effectively administer executive compensation in the long-term interest of shareholders. Our Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, our Compensation Committee may approve elements of compensation that it believes are consistent with the objectives of our executive compensation program, but that may not be fully deductible. For example, sign-on bonuses and grants of time-based restricted stock or restricted stock units are not performance-based under Section 162(m) and, in certain instances, deductibility of such compensation may be limited.

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. If such requirements are not complied with, amounts that are deferred under compensation arrangements that are subject to Section 409A will be currently includable in income to the employee and subject to an excise tax to be assessed on the employee. In general, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Share-Based Compensation

Before we grant share-based compensation awards, we consider the accounting impact of the award as structured and other scenarios in order to analyze the expected impact of the award.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The following Report of our Management Development and Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Harris under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Harris specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on its review and discussion, the Compensation Committee has recommended to the Board, and the Board has approved, that this Compensation Discussion and Analysis be included in this proxy statement for the 2015 Annual Meeting of Shareholders and incorporated by reference in Harris’ Annual Report on Form 10-K for the fiscal year ended July 3, 2015.

Submitted on September 5, 2015 by the

Management Development and

Compensation Committee of the

Board of Directors.

Thomas A. Dattilo, Chairperson

Terry D. Growcock

Lewis Hay III

Hansel E. Tookes II

RELATIONSHIP BETWEEN COMPENSATION

PLANS AND RISK

In fiscal 2011, our Compensation Committee and management, with the assistance of Aon Hewitt Associates LLC, conducted a review of our compensation strategy, plans, programs, policies and practices, including executive compensation and major broad-based compensation programs in which salaried and hourly employees at various levels of our organization participate. The goal of this review was to assess whether any of our compensation strategy, plans, programs, policies or practices, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse impact on Harris.

We reviewed our variable pay, sales commission and other compensation plans and considered the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential and the performance criteria under each plan, and the type of plan. Management and our Compensation Committee also applied a risk assessment to those plans that were identified as having the potential to deliver a material amount of compensation, which were the annual and long-term incentive plans that are described in the “Compensation Discussion and Analysis” section of this proxy statement. In fiscal 2012, 2013 and 2014, our Compensation Committee and management, with the assistance of Aon Hewitt, again conducted a review of such compensation strategy, plans, programs, policies and practices, with a focus on those that changed since fiscal 2011. In fiscal 2015, there were no material changes to our compensation strategy, plans, programs, policies or practices, and management and our Compensation Committee again concluded that our executive compensation strategy, plans, programs, policies and practices do not pose material risk due to a variety of mitigating factors. These factors include:

•	An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity and delivers rewards based on sustained performance over time;

•

Our Compensation Committee’s power to set short- and long-term performance objectives for our incentive plans, which we believe are appropriately correlated with shareholder value and which use multiple financial metrics to measure performance;

•	Our performance share unit awards focus on cumulative operating income and average annual ROIC over overlapping three-year performance periods. This creates a focus on driving sustained performance over multiple performance periods, which mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one performance period;

•	The use of equity awards with vesting periods to foster retention and align our executives’ interests with those of our shareholders;

•	Capping potential payouts under both short- and long-term incentive plans to eliminate the potential for any windfalls;

•	A “clawback” policy that allows us to recover all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions or fraud;

•	Share ownership guidelines; and

•	A broad array of competitive benefit programs that offer employees and executives an opportunity to build meaningful retirement assets and benefit protections throughout their careers.

As a result of this review, both management and our Compensation Committee concluded that our compensation strategy, plans, programs, policies and practices are not reasonably likely to have a material adverse effect on Harris.

FISCAL 2015 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to, or accrued on behalf of, our named executive officers for the fiscal years ended July 3, 2015, June 27, 2014 and June 28, 2013. Our named executive officers are our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers serving at the end of the fiscal year ended July 3, 2015. The Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our executive compensation program.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $(6)	Total $
William M. Brown	2015	$992,115	$0	$1,999,543	$1,679,005	$1,680,567	$0	$469,804	$6,821,034
Chairman, President and	2014	$921,154	$0	$2,547,275	$2,203,452	$1,604,252	$0	$571,249	$7,847,382
Chief Executive Officer	2013	$884,615	$0	$2,186,745	$1,876,491	$1,018,346	$0	$440,362	$6,406,559
Miguel A. Lopez (7)	2015	$543,300	$0	$931,933	$643,548	$453,096	$0	$13,041	$2,584,918
Sr. Vice President and	2014	$201,923	$0	$922,375	$0	$190,000	$0	$127,814	$1,442,112
Chief Financial Officer
Sheldon J. Fox (8)	2015	$462,784	$0	$1,161,864	$819,895	$451,439	$0	$126,357	$3,022,339
Group President, Government	2014	$436,154	$0	$677,616	$634,158	$492,192	$0	$81,482	$2,321,602
Communications Systems
Scott T. Mikuen (9)	2015	$459,885	$0	$945,597	$569,331	$451,368	$0	$106,910	$2,533,091
Sr. Vice President, General
Counsel and Secretary
Robert L. Duffy (10)	2015	$459,885	$0	$845,574	$569,331	$451,368	$0	$105,874	$2,432,032
Sr. Vice President, Human	2014	$433,846	$0	$529,016	$495,436	$454,556	$0	$264,275	$2,177,129
Resources & Administration	2013	$376,923	$205,000	$589,002	$506,049	$276,000	$0	$197,246	$2,150,220

(1)	The “Salary” column reflects the base salary for each of our named executive officers for the fiscal year. The amounts shown include any portion of base salary deferred and contributed by our named executive officers to our Retirement Plan or our SERP. See the Fiscal 2015 Nonqualified Deferred Compensation Table on page 65 and related notes for information regarding contributions by our named executive officers to our SERP.

(2)	The amount shown under the “Bonus” column for Mr. Duffy for fiscal 2013 represents a one-time cash sign-on bonus paid under the terms of his offer letter agreement.

(3)	Amounts shown under the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to performance share units, restricted stock units, shares of restricted stock and immediately vested shares granted to our named executive officers. Amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of performance share units were calculated in accordance with ASC 718 based on a multifactor Monte Carlo valuation model that simulates our stock price and total shareholder return relative to the other companies in our applicable total shareholder return peer group. The grant date fair values of restricted stock units, shares of restricted stock and immediately vested shares were determined as of the grant date using the closing market price of our common stock on the grant date.

The assumptions used for the valuations are set forth in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2015 and Note 14 to our audited consolidated financial statements in our Annual Reports on Form 10-K for fiscal 2014 and 2013, as applicable. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. The valuations reflect the following discounts per share, because dividends are not paid on performance share units during the performance period: (a) $5.29 per share for the fiscal 2015 performance share units granted to our named executive officers in August 2014; (b) $5.35 per share for the fiscal 2014 performance share units granted to our named executive officers in August 2013; and (c) $3.97 per share for the fiscal 2013 performance share units granted to our named executive officers in August 2012. The grant date fair values of performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. See the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to equity awards made in fiscal 2015 and the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes for information with respect to equity awards made prior to fiscal 2015.

The respective grant date fair values of the performance share units granted in fiscal 2015, 2014 or 2013, as applicable, assuming at such grant date the maximum payment of 200% of target, are as follows: Mr. Brown — $3,999,086, $4,695,760 and $4,373,490; Mr. Lopez — $1,062,880; Mr. Fox — $1,023,022 and $1,355,232; Mr. Mikuen — $890,162; and Mr. Duffy — $890,162, $1,058,032 and $813,450.

Each performance share unit earned at the end of the applicable multi-year performance period and paid out receives accrued dividend equivalents in an amount equal to the cash dividends or other distributions, if any, which are paid with respect to issued and outstanding shares of our common stock during the performance period. Payment of such dividend equivalents will be made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. Dividends declared with respect to issued and outstanding shares of our common stock were $1.88, $1.68 and $1.48 per share in fiscal 2015, 2014 and 2013, respectively. The dollar value of dividend equivalents on vested performance share units is included in the “All Other Compensation” column.

(4)	Amounts shown under the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to stock options and performance stock options granted to our named executive officers. Amounts reflect our accounting for these option grants and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of option grants were calculated at the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair values per share of our common stock underlying option grants were as follows: (a) $12.17 per share for fiscal 2015 stock option grants to our named executive officers in August 2014; (b) $13.49 per share for fiscal 2015 performance stock option grants to our other named executive officers in June 2015; (c) $12.39 per share for fiscal 2014 stock option grants to Messrs. Brown, Fox and Duffy in August 2013; (d) $10.33 per share for the fiscal 2013 stock option grant to Mr. Brown in August 2012; and (e) $9.34 per share for the initial fiscal 2013 stock option grant to Mr. Duffy on August 2, 2012 for 17,000 shares following his July 23, 2012 start date and $10.33 per share for the fiscal 2013 stock option grant to Mr. Duffy on August 24, 2012 for 33,600 shares. The assumptions used for the valuations are set forth in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2015 and Note 14 to our audited consolidated financial statements in our Annual Reports on Form 10-K for fiscal 2014 and 2013, as applicable. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. The grant date fair values of performance stock options were computed based on the probable outcome of the performance conditions as of the grant date of the performance stock options, which was at target. The respective grant date fair values of performance stock options granted in fiscal 2015, assuming at such grant date the maximum number of options of 200% of target, are as follows: Mr. Lopez — $389,194; Mr. Fox — $778,388; Mr. Mikuen — $389,194; and Mr. Duffy — $389,194. See the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to stock options and performance stock options granted in fiscal 2015 and the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes for information with respect to stock options granted prior to fiscal 2015.

(5)	Amounts shown under the “Non-Equity Incentive Plan Compensation” column reflect payouts of (a) cash amounts earned under our Annual Incentive Plan for services performed in fiscal 2015, 2014 and 2013 respectively, and (b) cash amounts earned under our Performance Reward Plan in fiscal 2015, 2014 and 2013, respectively. Payouts were determined by our independent directors, in the case of Mr. Brown, and our Compensation Committee, in the case of our other named executive officers, in August 2015, August 2014 and August 2013, respectively, and paid shortly thereafter. The amounts shown include any portion of such payments deferred and contributed by our named executive officers to our Retirement Plan or our SERP. See the Fiscal 2015 Nonqualified Deferred Compensation Table on page 65 and related notes for information regarding contributions by our named executive officers to our SERP. Amounts shown for fiscal 2015 are comprised of the following amounts: Mr. Brown — $1,600,000 under our Annual Incentive Plan and $80,567 under our Performance Reward Plan; Mr. Lopez — $434,000 under our Annual Incentive Plan and $19,096 under our Performance Reward Plan; Mr. Fox — $425,000 under our Annual Incentive Plan and $26,439 under our Performance Reward Plan; Mr. Mikuen — $425,000 under our Annual Incentive Plan and $26,368 under our Performance Reward Plan; and Mr. Duffy — $425,000 under our Annual Incentive Plan and $26,368 under our Performance Reward Plan. For additional information about our Annual Incentive Plan and Performance Reward Plan and these payouts, see the “Compensation Discussion and Analysis” section of this proxy statement and the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes.

Amounts shown for fiscal 2014 are comprised of the following amounts: Mr. Brown — $1,513,000 under our Annual Incentive Plan and $91,252 under our Performance Reward Plan; Mr. Lopez — $190,000 under our Annual Incentive Plan; Mr. Fox — $460,000 under our Annual Incentive Plan and $32,192 under our Performance Reward Plan; and Mr. Duffy — $425,000 under our Annual Incentive Plan and $29,556 under our Performance Reward Plan.

Amounts shown for fiscal 2013 are comprised of the following amounts: Mr. Brown — $956,000 under our Annual Incentive Plan and $62,346 under our Performance Reward Plan; and Mr. Duffy — $276,000 under our Annual Incentive Plan.

(6)	The following table describes the components of the “All Other Compensation” column for fiscal 2015:

Fiscal 2015 All Other Compensation Table

Name	Insurance Premiums (a)	Company Contributions to Retirement Plan (b)	Company Credits to SERP (nonqualified) (c)	Perquisites and Other Personal Benefits (d)	Dividend Equivalents on Vested Stock Awards (e)	Total
William M. Brown	$4,797	$8,804	$140,107	$38,548	$277,548	$469,804
Miguel A. Lopez	$2,097	$10,944	$0	$0	$0	$13,041
Sheldon J. Fox	$1,779	$8,551	$46,183	$0	$69,844	$126,357
Scott T. Mikuen	$1,740	$8,478	$44,031	$0	$52,661	$106,910
Robert L. Duffy	$1,740	$8,478	$44,031	$0	$51,625	$105,874

(a)	Amounts shown reflect the dollar value of the premiums paid by us on life insurance for our named executive officers under our broad-based group basic life insurance benefit.

(b)	Amounts shown reflect Harris contributions under our Retirement Plan, which is a tax-qualified, defined contribution plan.

(c)	Amounts shown reflect Harris credits under our SERP, which is an unfunded, nonqualified defined contribution retirement plan. Mr. Lopez has not elected to participate in our SERP. For additional information regarding our SERP, see the Fiscal 2015 Nonqualified Deferred Compensation Table on page 65 and related notes.

(d)	Perquisites and other personal benefits for Messrs. Lopez, Fox, Mikuen and Duffy are not reported for fiscal 2015 because the total incremental cost to us per individual was less than $10,000. Perquisites and other personal benefits provided to Mr. Brown for fiscal 2015 consisted of $31,196 for personal use of Harris-owned aircraft and $7,352 for an executive physical examination.

The incremental cost to Harris of personal use of Harris-owned aircraft is calculated based on the average variable operating costs to Harris. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, trip-related hangar/parking, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Harris aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. The taxable benefit associated with personal use of Harris-owned aircraft is imputed to our named executive officers at “Standard Industry Level” rates and named executive officers do not receive any gross-up for payment of taxes for such imputed income. The amount related to the loss of tax deduction to us due to the personal use of Harris-owned aircraft under the Internal Revenue Code is not included.

As noted above, we also offer a supplemental long-term disability benefit to employees with eligible compensation in excess of $400,000. No premiums are payable by us for this benefit and there is no incremental cost reflected for our named executive officers.

Additionally, as noted above, we also offer our executives the option to participate in a group excess liability umbrella policy. No premiums are payable by us for this benefit and there is no incremental cost reflected for our named executive officers.

Certain Harris-related events may include meetings and receptions with our customers, executive management or Board attended by the named executive officer and a spouse or guest. If the Harris-owned aircraft is used and a spouse or guest travels with the named executive officer, no amounts are included because there is no incremental cost to Harris. We also have Harris-purchased tickets to athletic or other events generally for business purposes. In limited instances, executives, including our named executive officers, may have personal use of Harris-purchased event tickets. No amounts are included because there is no incremental cost to Harris of such personal use. For a discussion of perquisites and other personal benefits provided to our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

(e)	Amounts shown reflect the dollar value of dividend equivalents paid in cash to Messrs. Brown, Fox, Mikuen and Duffy with respect to performance share units ultimately earned for the fiscal 2013-2015 three-year performance period. The value of such dividend equivalents was not factored into the grant date fair value of such performance share units.

(7)	Mr. Lopez joined us on February 10, 2014. Mr. Lopez’s fiscal 2014 compensation included “transition” compensation. His fiscal 2014 transition-related compensation reported in the Summary Compensation Table included (i) an initial grant of 12,500 restricted stock units with a grant date fair value of $922,375 included in the “Stock Awards” column; and (ii) payment or reimbursement of relocation, commuting and related temporary living expenses and allowance of $110,032, reimbursement for legal services related to the negotiation of his offer letter agreement of $9,929 and reimbursement for taxes on imputed income associated with his relocation-related benefits of $7,005, all of which is included in the “All Other Compensation” column. The total amount of Mr. Lopez’s fiscal 2014 transition-related compensation as reported in the Summary Compensation Table is $1,049,341.

(8)	Mr. Fox was not a named executive officer in fiscal 2013. Effective July 4, 2015, Mr. Fox became our Senior Vice President, Integration and Engineering.

(9)	Mr. Mikuen was not a named executive officer in fiscal 2014 or 2013.

(10)	Mr. Duffy joined us on July 23, 2012. Mr. Duffy’s fiscal 2013 compensation included “transition” compensation. His fiscal 2013 transition-related compensation reported in the Summary Compensation Table included (i) a one-time cash sign-on bonus of $205,000 included in the “Bonus” column; (ii) an initial grant of 4,300 restricted stock units with a grant date fair value of $182,277 included in the “Stock Awards” column; (iii) an initial option grant for 17,000 shares with a grant date fair value of $158,857 included in the “Option Awards” column; and (iv) payment or reimbursement of relocation, commuting and related temporary living expenses and an allowance for miscellaneous relocation-related expenses of $180,192 and reimbursement for taxes on imputed income associated with his relocation-related benefits of $15,593 included in the “All Other Compensation” column. The total amount of Mr. Duffy’s fiscal 2013 transition-related compensation as reported in the Summary Compensation Table is $741,919.

Salary and Bonus as a Proportion of Fiscal 2015 Total Compensation

Using the amounts shown under the “Salary” and “Bonus” and “Total” columns in the Summary Compensation Table, the salary and bonus of each of our named executive officers as a proportion of such named executive officer’s fiscal 2015 total compensation was as follows: Mr. Brown-14.54%; Mr. Lopez-21.02%; Mr. Fox-15.31%; Mr. Mikuen-18.16%; and Mr. Duffy-18.91%.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

The following table provides information about cash (non-equity) and equity incentive compensation plan-based awards granted to our named executive officers in fiscal 2015, including: (1) the grant date and approval date of equity awards; (2) the range of cash payouts that were possible in respect of awards under our Annual Incentive Plan and our Performance Reward Plan; (3) the range of performance share units that may be earned in respect of performance share units granted; (4) the number of shares underlying, and exercise price of, stock option grants; (5) the range of shares underlying options that may be earned and vest in respect of performance stock options granted and the exercise price thereof; and (6) the grant date fair value of grants of performance share units, stock options, special one-time awards of immediately vested shares, shares of restricted stock and performance stock options computed under ASC 718.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William M. Brown	Annual Incentive Plan	—	—	$195,000	$1,300,000	$2,600,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$23,130	$90,460	$284,920	—	—	—	—	—	—	—
	Performance share units	8/23/14	8/23/14				5,042	30,100	60,200	—	—	—	$1,999,543
	Stock options	8/23/14	8/23/14								138,000	$71.02	$1,679,005
Miguel A. Lopez	Annual Incentive Plan	—	—	$60,900	$406,000	$812,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$11,526	$23,052	$46,104	—	—	—	—	—	—	—
	Performance share units	8/22/14	8/22/14				1,340	8,000	16,000	—	—	—	$531,440
	Stock options	8/22/14	8/22/14								36,900	$71.02	$448,951
	Immediately vested shares	6/1/15	5/27/15							1,885	—	—	$150,235
	Restricted stock	6/1/15	5/27/15							3,140	—	—	$250,258
	Performance stock options	6/1/15	5/27/15				7,215	14,430	28,860	—	—	$79.70	$194,597
Sheldon J. Fox	Annual Incentive Plan	—	—	$10,110	$337,000	$674,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$8,362	$29,800	$86,560	—	—	—	—	—	—	—
	Performance share units	8/22/14	8/22/14				1,290	7,700	15,400	—	—	—	$511,511
	Stock options	8/22/14	8/22/14								35,400	$71.02	$430,701
	Immediately vested shares	6/1/15	5/27/15							1,885	—	—	$150,235
	Restricted stock	6/1/15	5/27/15							6,275	—	—	$500,118
	Performance stock options	6/1/15	5/27/15				14,430	28,860	57,720	—	—	$79.70	$389,194
Scott T. Mikuen	Annual Incentive Plan	—	—	$48,600	$324,000	$648,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$9,042	$29,100	$84,120	—	—	—	—	—	—	—
	Performance share units	8/22/14	8/22/14				1,122	6,700	13,400	—	—	—	$445,081
	Stock options	8/22/14	8/22/14								30,800	$71.02	$374,734
	Immediately vested shares	6/1/15	5/27/15							3,140	—	—	$250,258
	Restricted stock	6/1/15	5/27/15							3,140	—	—	$250,258
	Performance stock options	6/1/15	5/27/15				7,215	14,430	28,860	—	—	$79.70	$194,597
Robert L. Duffy	Annual Incentive Plan	—	—	$48,600	$324,000	$648,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$9,042	$29,100	$84,120	—	—	—	—	—	—	—
	Performance share units	8/22/14	8/22/14				1,122	6,700	13,400	—	—	—	$445,081
	Stock options	8/22/14	8/22/14								30,800	$71.02	$374,734
	Immediately vested shares	6/1/15	5/27/15							1,885	—	—	$150,235
	Restricted stock	6/1/15	5/27/15							3,140	—	—	$250,258
	Performance stock options	6/1/15	5/27/15				7,215	14,430	28,860	—	—	$79.70	$194,597
(1)	The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column shows the range of cash payouts that were possible in respect of awards under our Annual Incentive Plan and our Performance Reward Plan in respect of fiscal 2015 performance (for performance below threshold, no amount is paid). Amounts actually earned for fiscal 2015 were determined by our independent directors, in the case of Mr. Brown, and our Compensation Committee, in the case of our other named executive officers, in August 2015 and paid shortly thereafter and are reported under the “Non-Equity Incentive Plan Compensation” column in the Fiscal 2015 Summary Compensation Table on page 55. For additional information related to our Annual Incentive Plan and our Performance Reward Plan, including performance measures, targets and weighting, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of performance share units granted under our Equity Incentive Plan in fiscal 2015 for the three-year performance period of fiscal 2015-2017 and for our other named executive officers the range of options that may be earned and vest in respect of performance stock options granted under our Equity Incentive Plan in fiscal 2015 for the three-year performance period that ends June 1, 2018.

With respect to performance share units granted in fiscal 2015, the number of shares that may be earned will range from 0% to a maximum of 200% of the target number of performance share units and will be based on the extent of weighted achievement of targets for cumulative operating income for the performance period and average annual ROIC for the same period, subject to possible adjustment based on our total shareholder return compared with companies in the Standard & Poor’s 500. For additional information related to the performance measures, targets and weighting, see the “Compensation Discussion and Analysis” section of this proxy statement. Cash dividend equivalents are not paid during the performance period on performance share units. The performance share units granted in fiscal 2015 provide that each performance share unit earned and paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, which are paid with respect to an issued and outstanding share of our common stock during the performance period, and that payment of such dividend equivalents will be made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. For performance share units granted in fiscal 2015, an executive officer must remain employed with us through the last day of the performance period to earn an award, although, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, a pro-rata portion of the award will be earned if employment terminates as a result of death, disability or retirement after age 55 with 10 or more years of full-time service. For employment termination as a result of death or disability, performance share units granted in fiscal 2015 are pro-rated based on target and the period worked during the performance period and paid out promptly. See the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66 for the treatment of performance share units in these situations and upon a change in control.

With respect to performance stock options granted in fiscal 2015, grants were made in June 2015 to our other named executive officers as part of a special share-based retention and integration award in connection with our acquisition of Exelis. Performance stock options will vest on June 1, 2018 if such executive officer is employed by us on such date and we have achieved full-year run rate net synergies from the Exelis acquisition, as measured at the end of the three-year performance period that ends June 1, 2018 against target full-year run rate net synergies established as part of our acquisition business case. Actual results for full-year run rate net synergies may cause the number of options that will be earned and vest to range from 0% to a maximum of 200% of the target number of performance stock options. In the case of death or disability, subject to a minimum one-year holding period, or in the case of a change in control, performance stock options will immediately vest at target and become exercisable. See the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66 for the treatment of performance stock options in these situations and upon a change in control. Performance stock options expire no later than 10 years from grant date. For additional information related to the terms and conditions of performance stock options granted by us, see the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes.

(3)	The “All Other Stock Awards: Number of Shares of Stock or Units” column shows grants in fiscal 2015 to each of Messrs. Lopez, Fox, Mikuen and Duffy of (a) shares of restricted stock that will vest on June 1, 2018 if such executive officer is employed by us on such date, as part of a special share-based retention and integration award in connection with our acquisition of Exelis; and (b) a special one-time award of immediately vested shares of Harris common stock in recognition of their extraordinary efforts in connection with our acquisition of Exelis. Dividend equivalents are paid on shares of restricted stock in an amount equal to dividends paid on our common stock. In the case of death or disability, subject to a minimum one-year holding period, or upon a change in control, shares of restricted stock granted in fiscal 2015 will immediately vest. In the case of retirement after age 55 with 10 or more years of full-time service, or involuntary termination of employment other than for misconduct, subject to a minimum one-year holding period, shares of restricted stock granted in fiscal 2015 will vest and be pro-rated. For additional information related to the terms and conditions of shares of restricted stock granted by us, see the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes.

(4)	The “All Other Option Awards: Number of Securities Underlying Options” column shows the number of shares of our common stock underlying stock options granted in fiscal 2015 (other than performance stock options granted in June 2015). Stock options granted in August 2014 vest in equal installments of one-third each on the first, second and third anniversary of the grant date. In the case of death or disability, subject to a minimum one-year holding period, or in the case of a change in control, stock options granted in August 2014 will immediately vest and become exercisable. Stock options granted in August 2014 expire no later than 10 years from the grant date. For additional information related to the terms and conditions of the stock options granted by us, see the Outstanding Equity Awards at 2015 Fiscal Year End Table on page 60 and related notes.

(5)	The “Exercise or Base Price of Option Awards” column shows the exercise price per share for the stock options and performance stock options at the time of grant, which was the closing market price per share of our common stock on the grant date or, if the grant is made on a weekend or holiday, the closing market price of our common stock on the prior business day.

(6)	The “Grant Date Fair Value of Stock and Option Awards” column shows the aggregate grant date fair value computed in accordance with ASC 718 of performance share units (at target), stock options, immediately vested shares of our common stock, shares of restricted stock and performance stock options (at target) granted in fiscal 2015. In accordance with SEC rules, the amounts in this column reflect the grant date fair value without reduction for estimates of forfeitures related to service-based vesting conditions.

The grant date fair values of performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The grant date fair values of performance share units granted in fiscal 2015 were calculated in accordance with ASC 718 based on a multifactor Monte Carlo valuation model that simulates our stock price and total shareholder return relative to the other companies in the Standard & Poor’s 500. The grant date fair value per share of performance share units granted to our named executive officers in fiscal 2015 based on such Monte Carlo simulation was $71.72 less a discount of $5.29 per share, because dividends are not paid on performance share units during the performance period, for a grant date fair value of $66.43 per share. The grant date fair value of shares of restricted stock and immediately vested shares granted in fiscal 2015 to named executive officers was determined as of the grant date using the closing market price of our common stock on the grant date.

The grant date fair values of stock option and performance stock option grants were calculated at the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair value per share of our common stock underlying stock options granted to our named executive officers in August 2014 was $12.17 per share and underlying performance stock options granted to our other named executive officers in June 2015 was $13.49. The grant date fair values of performance stock options were computed based on the probable outcome of the performance conditions as of the grant date of the performance stock options, which was at target. The number of performance stock options that will be earned and vest may range from 0% to 200% of the target number of such performance stock options.

The assumptions used for the valuations are set forth in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended July 3, 2015. These amounts reflect our accounting for these grants and do not necessarily correspond to the actual values that may be realized by our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of July 3, 2015. Each grant of outstanding unexercised stock options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each grant of outstanding unexercised stock options is shown in the footnotes following this table.

Name	Option Awards						Stock Awards
	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
William M. Brown	11/1/2011	366,552	0	—	$36.66	11/1/2021	3,500	$272,090	79,000	$6,141,460
	8/25/2012 8/23/2013 8/23/2014	121,067 59,300 0	60,533 118,600 138,000	— — —	$46.53 $56.97 $71.02	8/25/2022 8/23/2023 8/23/2024			60,200	$4,679,948

									139,200	$10,821,408

		546,919	317,133
Miguel A. Lopez	8/22/2014	0	36,900	—	$71.02	8/22/2024	12,500	$971,750	16,000	$1,243,840
	6/1/2015	—	—	14,430	$79.70	6/1/2025	3,140	$244,104

							15,640	$1,215,854
Sheldon J. Fox	8/28/2009	17,700	0	—	$35.04	8/28/2019	6,275	$487,819	22,800	$1,772,472
	8/27/2010 8/26/2011 8/24/2012 8/23/2013 8/22/2014	19,400 30,900 30,534 17,067 0	0 0 15,266 34,133 35,400	—	$42.87 $37.69 $46.53 $56.97 $71.02	8/27/2020 8/26/2021 8/24/2022 8/23/2023 8/22/2024			15,400	$1,197,196

				—					38,200	$2,969,668
				—
				—
				—

		115,601	84,799
	6/1/2015	—	—	28,860	$79.70	6/1/2025
Scott T. Mikuen	8/27/2010	20,600	0	—	$42.87	8/27/2020	1,500	$116,610	17,800	$1,383,772
	8/26/2011 8/24/2012 3/1/2013 8/23/2013 8/22/2014	18,200 22,400 467 13,334 0	0 11,200 233 26,666 30,800	— — — — —	$37.69 $46.53 $47.71 $56.97 $71.02	8/26/2021 8/24/2022 3/1/2023 8/23/2023 8/22/2024	3,140	$244,104	13,400	$1,041,716

							4,640	$360,714	31,200	$2,425,488

		75,001	68,899
	6/1/2015	—	—	14,430	$79.70	6/1/2025
Robert L. Duffy	8/2/2012	11,334	5,666	—	$42.39	8/2/2022	1,433	$111,401	17,800	$1,383,772
	8/24/2012 8/23/2013 8/22/2014	22,400 13,334 0	11,200 26,666 30,800	— — —	$46.53 $56.97 $71.02	8/24/2022 8/23/2023 8/22/2024	3,140	$244,104	13,400	$1,041,716

							4,573	$355,505	31,200	$2,425,488

		47,068	74,332
	6/1/2015	—	—	14,430	$79.70	6/1/2025

(1)

All options granted are nonqualified stock options. The exercise price at the time of grant for all stock option grants is the closing market price of a share of our common stock on the grant date, except that the grants made to Mr. Brown by the independent directors of the Board on August 25, 2012 and August 23, 2014 were annual grants made on a Saturday using the closing market price on the prior business day in accordance with the terms of our existing equity incentive plan. The exercise price may be paid in cash and/or shares of our common stock, or an option holder may use “broker assisted cashless exercise” procedures. If an option holder’s employment is terminated as a result of death, then subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, such option holder’s unvested options immediately fully vest (at target, in the case of performance stock options) and all options shall be exercisable by such option holder’s beneficiaries for up to 12 months following the date of death but not later than the regularly scheduled expiration date. If an option holder’s employment is terminated as a result of disability, then subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, such option holder’s unvested options immediately fully vest (at target, in the case of performance stock options) and all options shall be exercisable until the regularly scheduled expiration date. If an option holder’s employment is terminated as a result of retirement after age 62 with 10 or more years of full-time service, then subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, such option holder’s options shall continue to vest in accordance with their vesting schedule and continue to be exercisable until the regularly scheduled expiration date, except unvested performance stock options, which are forfeited. If an option holder’s employment is terminated as a result of retirement before age 62, but after age 55 with 10 or more years of full-time service, then subject to a minimum one-year vesting period in the case of options granted after June 29,

2013, such option holder’s options shall cease vesting and options exercisable at the time of such retirement continue to be exercisable until the regularly scheduled expiration date, but unvested options (including unvested performance stock options) are forfeited. If an option holder’s employment is terminated by us other than for misconduct, then such option holder’s unvested options are forfeited and, subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, vested options may be exercised until the sooner of 90 days following such involuntary termination or the regularly scheduled expiration date. If an option holder’s employment is terminated by us for misconduct, then such option holder’s vested and unvested options are automatically forfeited. If an option holder voluntarily terminates or resigns employment (other than due to retirement or for good reason), then such option holder’s unvested options are automatically forfeited and, subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, vested options may be exercised until the sooner of 30 days following such voluntary termination or resignation or the regularly scheduled expiration date. Upon a change in control, outstanding unvested options immediately vest (in the case of performance stock options, at target or at such greater level of performance as our Board or Compensation Committee may authorize) and become exercisable until the regularly scheduled expiration date.

(2)	The following table details the regular vesting schedule for all unvested stock option grants for each named executive officer. In general, options expire 10 years from the grant date.

Name	Grant Date	Option Vesting Date	Number of Shares Underlying Options
William M. Brown	8/25/2012	8/25/2015	60,533
	8/23/2013	8/23/2015	59,300
		8/23/2016	59,300
	8/23/2014	8/23/2015	46,000
		8/23/2016	46,000
		8/23/2017	46,000
Miguel A. Lopez	8/22/2014	8/22/2015	12.300
		8/22/2016	12,300
		8/22/2017	12,300
	6/1/2015	6/1/2018	14,430
Sheldon J. Fox	8/24/2012	8/24/2015	15,266
	8/23/2013	8/23/2015	17,067
		8/23/2016	17,066
	8/22/2014	8/22/2015	11,800
		8/22/2016	11,800
		8/22/2017	11,800
	6/1/2015	6/1/2018	28,860
Scott T. Mikuen	8/24/2012	8/24/2015	11,200
	3/1/2013	3/1/2016	233
	8/23/2013	8/23/2015	13,333
		8/23/2016	13,333
	8/22/2014	8/22/2015	10,267
		8/22/2016	10,267
		8/22/2017	10,266
	6/1/2015	6/1/2018	14,430
Robert L. Duffy	8/2/2012	8/2/2015	5,666
	8/24/2012	8/24/2015	11,200
	8/23/2013	8/23/2015	13,333
		8/23/2016	13,333
	8/22/2014	8/22/2015	10,267
		8/22/2016	10,267
		8/22/2017	10,266
	6/1/2015	6/1/2018	14,430

(3)	These are performance stock options granted on June 1, 2015 shown at target. Performance stock options vest on June 1, 2018 as to a number of shares of common stock to be issued upon exercise that is contingent upon our achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of the three-year performance period against target full-year run rate net synergies established as part of our acquisition business case, subject to a threshold achievement of 80% of target full-year run rate synergies and a maximum of 200% of the target number of shares of common stock for our achievement at or above 133% of target full-year run rate synergies.

(4)

These consist of restricted stock units and shares of restricted stock, as follows: (a) in the case of Mr. Brown, 3,500 restricted stock units granted on August 23, 2013 that will vest on August 23, 2016 if Mr. Brown is employed by us on such date; (b) in the case of Mr. Lopez, 12,500 restricted stock units granted on March 3, 2014 that will vest on March 3, 2017 if Mr. Lopez is employed by us on such date and

3,140 shares of restricted stock granted on June 1, 2015 that will vest on June 1, 2018 if Mr. Lopez is employed by us on such date; (c) in the case of Mr. Fox, 6,275 shares of restricted stock granted on June 1, 2015 that will vest on June 1, 2018 if Mr. Fox is employed by us on such date; (d) in the case of Mr. Mikuen, 1,500 restricted stock units granted on August 23, 2013 that will vest on August 23, 2016 if Mr. Mikuen is employed by us on such date and 3,140 shares of restricted stock granted on June 1, 2015 that will vest on June 1, 2018 if Mr. Mikuen is employed by us on such date; and (e) in the case of Mr. Duffy, 4,300 restricted stock units granted on August 2, 2012, of which one-third (1,434) vested on August 2, 2013, one-third (1,433) vested on August 2, 2014 and the remaining one-third (1,433) vested on August 2, 2015, and 3,140 shares of restricted stock granted on June 1, 2015 that will vest on June 1, 2018 if Mr. Duffy is employed by us on such date. During the restriction period of restricted stock units and shares of restricted stock, the holder may not vote, sell, exchange, assign, transfer, pledge or otherwise dispose of such units or shares. Dividend equivalents are paid on restricted stock units and shares of restricted stock in an amount equal to the dividends paid on our common stock. In the event of involuntary termination other than for misconduct or retirement after age 55 with 10 or more years of full-time service prior to full vesting, subject to a minimum one-year holding period in the case of restricted stock units and shares of restricted stock granted after June 29, 2013, awards of restricted stock units and shares of restricted stock will be pro-rated based on the period worked during the restriction period and paid out promptly (but subject to any delay required by U.S. Federal tax law). In the event of death or disability prior to full vesting, subject to a minimum one-year holding period in the case of restricted stock units and shares of restricted stock granted after June 29, 2013, restricted stock units and shares of restricted stock immediately fully vest. Upon a change in control, restricted stock units and shares of restricted stock immediately vest and will be paid as soon as reasonably practicable, but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period.

(5)	The market value shown was determined by multiplying the number of restricted stock units and shares of restricted stock that have not vested by the $77.74 closing market price per share of our common stock on July 2, 2015, the last trading day of our fiscal 2015.

(6)	These are performance share units granted in (a) fiscal 2014 for the three-year performance period of fiscal 2014-2016 and (b) fiscal 2015 for the three-year performance period of fiscal 2015-2017. For all of our named executive officers, the numbers of performance share units and related values as of July 3, 2015 represent the maximum possible payouts of the performance share units (200% of target), rather than payouts of the performance share units at target, in accordance with SEC rules requiring reporting of these amounts in this manner because our performance exceeded target during the last completed fiscal year or years over which performance is measured. Actual results may cause our named executive officers to earn from 0% to 200% of the target award for such performance share units. The performance share units granted in fiscal 2014 and 2015 provide that each performance share unit earned and paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, paid with respect to an issued and outstanding share of our common stock during the performance period, and that payment of such dividend equivalents will be made at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. In the event of retirement after age 55 with 10 or more years of full-time service, death or disability, in each case, prior to full vesting, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units granted prior to August 22, 2014 are paid pro-rata based on the period worked during the performance period, with payment continuing to be made at the end of the performance period based on our performance. In the event of death or disability, in each case, prior to full vesting, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance units granted on or after August 22, 2014 are paid pro-rata based on target and the period worked during the performance period, and paid out promptly. Upon a change in control, performance share units are deemed fully earned and fully vested immediately and will be paid at the end of the performance period at not less than the target level, subject to accelerated payout or forfeiture in certain circumstances. For more information regarding performance share units, see the Grants of Plan-Based Awards in Fiscal 2015 Table on page 58 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement. This Outstanding Equity Awards at 2015 Fiscal Year End Table does not include the performance share units granted to Messrs. Brown, Fox, Mikuen and Duffy in fiscal 2013 for the three-year performance period of fiscal 2013-2015, because these performance share units became fully vested at the end of the performance period on July 3, 2015 and consequently are included in the Option Exercises and Stock Vested in Fiscal 2015 Table on page 63 under the “Stock Awards” column.

(7)	The market value shown was determined by multiplying the number of unearned performance share units (at maximum) by the $77.74 closing market price per share of our common stock on July 2, 2015, the last trading day of our fiscal 2015.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table provides information for each of our named executive officers regarding (1) stock option exercises during fiscal 2015, including the number of shares acquired on exercise and the value realized, and (2) the number of shares acquired on the vesting of stock awards during or in respect of fiscal 2015 and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
William M. Brown	0	$0	55,069	(3)	$4,281,064
Miguel A. Lopez	0	$0	1,885	(4)	$150,235
Sheldon J. Fox	11,891	$342,936	15,743	(5)	$1,227,556
Scott T. Mikuen	0	$0	23,624	(6)	$1,776,584
Robert L. Duffy	0	$0	13,561	(7)	$1,044,601

(1)	The value realized on the exercise of stock options was determined by multiplying the number of options exercised by the difference between the average selling price of the shares of our common stock sold on the date of exercise and the exercise price, without considering any taxes owed upon exercise.

(2)	Consists of shares earned and acquired on vesting of performance share units, shares acquired on vesting of restricted stock units and shares acquired as a special one-time award of immediately vested shares of our common stock in recognition of extraordinary efforts in connection with our acquisition of Exelis, as described further in the notes below, with value realized on vesting of performance share units determined by multiplying the number of performance share units that vested by the $77.74 closing market price of our common stock on July 2, 2015, the last trading day of our fiscal 2015, and value realized on vesting of restricted stock units and on immediate vesting of the special one-time awards of shares determined by multiplying the number of restricted stock units that vested or the number of immediately vested shares by the closing market price of our common stock on the date of vesting, as described further in the notes below. Upon the vesting and release of performance share units, restricted stock units and the special one-time awards of shares, shares are surrendered to satisfy income tax withholding requirements. Amounts shown for number of shares acquired and value realized on vesting, however, do not give effect to the surrender of shares to cover such tax withholding obligations. The number of performance share units earned and vested in fiscal 2015 for the three-year performance period of fiscal 2013-2015 as a percentage of the target number of such performance share units originally granted in fiscal 2013 was 120.5%. For additional information with respect to payouts to Messrs. Brown, Fox, Mikuen and Duffy for performance share units for the three-year performance period of fiscal 2013-2015 or with respect to the special one-time awards of immediately vested shares of our common stock, see the “Compensation Discussion and Analysis” section of this proxy statement.

(3)	Shares earned and vested in fiscal 2015 in respect of performance share units granted in fiscal 2013 for the three-year performance period of fiscal 2013-2015, as described further in note (2) above.

(4)	Shares acquired as a special one-time award of immediately vested shares of our common stock, with value realized on vesting determined by multiplying the 1,885 shares by the $79.70 closing market price of our common stock on June 1, 2015.

(5)	Consists of (a) 13,858 shares earned and vested in fiscal 2015 in respect of performance share units granted in fiscal 2013 for the three-year performance period of fiscal 2013-2015, as described further in note (2) above; and (b) 1,885 shares acquired as a special one-time award of immediately vested shares of our common stock, with value realized on vesting of $150,235 (1,885 shares multiplied by the $79.70 closing market price of our common stock on June 1, 2015).

(6)	Consists of (a) 10,484 shares earned and vested in fiscal 2015 in respect of performance share units granted in fiscal 2013 for the three-year performance period of fiscal 2013-2015, as described further in note (2) above; (b) 10,000 shares acquired on vesting of restricted stock units granted on August 26, 2011, with value realized on vesting of $711,300 (10,000 shares multiplied by the $71.13 closing market price of our common stock on August 26, 2014); and (c) 3,140 shares acquired as a special one-time award of immediately vested shares of our common stock, with value realized on vesting of $250,258 (3,140 shares multiplied by the $79.70 closing market price of our common stock on June 1, 2015).

(7)	Consists of (a) 10,243 shares earned and vested in fiscal 2015 in respect of performance share units granted in fiscal 2013 for the three-year performance period of fiscal 2013-2015, as described further in note (2) above; (b) 1,433 shares acquired on vesting of restricted stock units, with value realized on vesting of $98,075 (1,433 shares multiplied by the $68.44 closing market price of our common stock on August 2, 2014); and (c) 1,885 shares acquired as a special one-time award of immediately vested shares of our common stock, with value realized on vesting of $150,235 (1,885 shares multiplied by the $79.70 closing market price of our common stock on June 1, 2015).

NONQUALIFIED DEFERRED

COMPENSATION

Retirement Plan

Our Retirement Plan is a tax-qualified, 401(k) defined contribution retirement plan available to many of our U.S.-based employees. Under our Retirement Plan, participants may contribute from 1% to 50% of eligible compensation, the most significant components of which are base salary and annual incentive payments, with contributions by named executive officers and certain other highly compensated employees limited to 12% of eligible compensation. Following one year of service, we match up to the first 6% of eligible compensation that is contributed by a participant. In addition, at our discretion, we may make a profit sharing contribution to our Retirement Plan, but in recent years we have not done so. Instead, participants have received incentive payments under our Performance Reward Plan, which were in cash unless participants were eligible to defer and elected to defer either half or all of such payments to our Retirement Plan, subject to Internal Revenue Code limitations. The Internal Revenue Code caps certain contributions to a participant’s Retirement Plan account and also caps the amount of compensation that may be considered when determining benefits under our Retirement Plan.

Participants in our Retirement Plan are immediately vested in contributions they make and are fully vested in the remainder of their account (including Harris contributions) upon termination of employment on or after the attainment of age 55 or due to their disability or death. Participants also become fully vested when they have provided four years of service to us (Harris contributions generally are subject to four-year graduated vesting).

Supplemental Executive Retirement Plan

To the extent contributions by participants to our Retirement Plan are limited by the Internal Revenue Code, certain of our salaried employees, including our named executive officers, are eligible to participate in our SERP, provided the employee timely elects to participate. The SERP is an unfunded, nonqualified defined contribution retirement plan intended to make up the difference between the amount actually allocated to a participant’s account under our Retirement Plan and the amount that, in the absence of certain Internal Revenue Code limits, would have been allocated to the participant’s account. In addition, our

Compensation Committee may, at its discretion, provide for the deferral of other compensation to executive officers under our SERP, including equity awards.

Deferred compensation generally will be paid or commence to be paid to a participant in January of the calendar year following the later of the year in which such participant reaches age 55 and the year in which such participant’s employment terminates. Participants select the form in which payment will be made, typically a lump sum or annual payments over a three-, five-, seven-, ten- or fifteen-year period. Deferred amounts generally may not be withdrawn prior to their payment date, except to meet an “unforeseeable financial emergency,” as defined under U.S. Federal tax law, or in the event of a change in control of Harris that satisfies certain requirements of U.S. Federal tax law. Payments to “specified employees,” as defined under U.S. Federal tax law, are delayed at least six months after termination of employment (this six-month delay generally does not apply to amounts deferred prior to 2005).

The vesting provisions of our SERP are generally the same as the vesting provisions of our Retirement Plan. Participants in our SERP are immediately vested in contributions they make and are fully vested in the remainder of their account upon termination of employment on or after the attainment of age 55 or due to their disability or death. Participants also become fully vested when they have provided four years of service to us.

Earnings on amounts credited to a participant’s account in our SERP are based on participant selections among investment choices, which mirror the investment choices available to participants in our Retirement Plan. Participants may elect that a portion of their account be deemed invested in the Harris stock fund. Amounts deemed invested in the Harris stock fund are credited with dividend equivalents equal to the dividends paid on our common stock, which are deemed reinvested in the Harris stock fund. No above-market or preferential earnings are paid or guaranteed on investment choices.

Amounts credited to a participant’s account in our SERP may be partially or fully funded by a grantor trust, also known as a “rabbi trust,” and are required to be fully funded upon a change in control. The assets in such trust are subject to the claims of our creditors, and participants are treated as our unsecured general creditors.

Fiscal 2015 Nonqualified Deferred Compensation Table

The following table summarizes the amounts credited, earnings or losses and account balances for our named executive officers under our SERP, which is our only defined contribution or other plan that provides retirement benefits to our current named executive officers on a basis that is not tax-qualified. For additional information related to our SERP, see the “Nonqualified Deferred Compensation” section of this proxy statement beginning on page 64.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
William M. Brown	$279,822	$140,107	$50,820	$0	$1,089,394
Miguel A. Lopez (5)	$0	$0	$0	$0	$0
Sheldon J. Fox	$91,468	$46,183	$43,129	$0	$1,011,623
Scott T. Mikuen	$87,019	$44,031	$75,721	$0	$1,685,667
Robert L. Duffy	$87,018	$44,031	$15,362	$0	$269,730

(1)	Represents contributions to our SERP of salary, annual cash incentives or other eligible compensation that have been deferred and credited during fiscal 2015. The portion representing deferral of base salary is included in the Fiscal 2015 Summary Compensation Table on page 55 in the “Salary” column for fiscal 2015. The portion representing deferral of annual cash incentives relates to deferred Annual Incentive Plan payments for fiscal 2014 performance, the amount of which is included in the Fiscal 2015 Summary Compensation Table on page 55 in the “Non-Equity Incentive Plan Compensation” column for fiscal 2014 for those of our named executive officers who were also named executive officers in fiscal 2014. Any contributions by our named executive officers to our SERP of deferred Annual Incentive Plan payments and Performance Reward Plan payments for fiscal 2015 performance will be contributions in fiscal 2016.

(2)	Represents contributions by us to our SERP credited during fiscal 2015, which are included in the Fiscal 2015 Summary Compensation Table on page 55 in the “All Other Compensation” column.

(3)	None of the earnings in this column are included in the Fiscal 2015 Summary Compensation Table on page 55 because no preferential or above-market amounts are paid on balances in our SERP.

(4)	Includes amounts reported as compensation in the Fiscal 2015 Summary Compensation Table for fiscal 2014 and 2013 as follows: Mr. Brown — $506,941; Mr. Fox — $139,127; and Mr. Duffy — $108,288.

(5)	Mr. Lopez has not elected to participate in our SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

This section of the proxy statement sets forth information regarding compensation and benefits that each of our named executive officers would receive in the event of a change in control of Harris without termination of employment of such named executive officer or in the event of termination of employment of such named executive officer under several different circumstances, including: (1) termination by us for cause; (2) a voluntary termination (resignation) by such named executive officer; (3) termination by such named executive officer for good reason (constructive involuntary termination); (4) involuntary termination by us without cause; (5) death; (6) disability; (7) retirement or (8) termination by us without cause or by such named executive officer for good reason following a change in control.

Employment Agreement — William M. Brown

In October 2011, our Board approved, and Harris and Mr. Brown entered into, an employment agreement providing for Mr. Brown’s employment as our Chief Executive Officer and President. Mr. Brown’s employment agreement provides for an employment term that commenced on November 1, 2011 and ends on October 31, 2016. Beginning on November 1, 2016, the employment term will automatically extend for successive one-year periods unless we or Mr. Brown provide prior written notice that the employment term will not be so extended. We have agreed to provide Mr. Brown with certain benefits in the event of termination of Mr. Brown’s employment by us without “cause” or by Mr. Brown for a “constructive termination” (as such terms are defined in the agreement).

Under Mr. Brown’s employment agreement, “cause” generally means:

•	A substantial and continual failure or refusal by Mr. Brown to perform his material duties under the employment agreement (other than any failure resulting from illness or disability);

•	A willful breach by Mr. Brown of any material provision of the employment agreement;

•	Any reckless or willful misconduct (including action or failures to act) by Mr. Brown that causes material harm to our business or reputation;

•	Any unexcused, repeated or prolonged absence from work (other than as a result of, or in connection with, sickness, injury or disability) during a period of 90 consecutive days;

•	A conviction for the commission of a felony (including entry of a nolo contendere plea) or an indictment for the commission of a felony under the U.S. Federal securities laws;
•	Embezzlement or willful misappropriation of our property;

•	A willful and substantial violation of a material Harris policy by Mr. Brown that is generally applicable to all employees or all of our officers (including our Code of Conduct); or

•	A failure to cooperate in an internal investigation after being instructed by our Board to cooperate.

“Constructive termination” generally means, without Mr. Brown’s consent:

•

A reduction in his annual base salary or current annual cash incentive target award, other than a reduction also applicable in a substantially similar manner and proportion to our other senior executive officers;

•	The removal of Mr. Brown from his position as Chief Executive Officer or President;

•	The assignment to Mr. Brown of duties or responsibilities that are materially inconsistent with Mr. Brown’s positions with us;

•	Any requirement by us that Mr. Brown relocate his principal place of employment to a location other than our principal headquarters;

•	Our failure to nominate Mr. Brown for reelection to the Board upon expiration of his term at any annual meeting of our shareholders during the term of his employment;

•	Our failure to obtain an assumption of the employment agreement by a successor of Harris;

•	Our delivery of a notice not to renew Mr. Brown’s employment term pursuant to the employment agreement; or

•

Our termination of the indemnification agreement we have entered into with Mr. Brown without entering into a replacement or successor agreement, or making other appropriate indemnification arrangements in favor of Mr. Brown, on terms reasonably acceptable to Mr. Brown and no less favorable to him than to our other senior executives.

If Mr. Brown’s employment is terminated by us without cause (other than by reason of death or disability) or by Mr. Brown as a result of a constructive termination, he will be entitled to compensation that has accrued but not yet been paid, and subject to his execution and delivery of a release of claims against us, Mr. Brown will be entitled to receive from us: (1) pro-rated annual cash incentive compensation for the fiscal year of termination based on the achievement of performance objectives; (2) severance payments, paid in substantially equal monthly installments over a 24-month period, in an aggregate amount equal to two times the sum of (a) his then-current base salary and (b) his target annual cash incentive compensation for the year of termination; (3) COBRA continuation medical benefits for a period of 18 months following the termination date; and (4) with respect to Mr. Brown’s equity awards, (a) the stock options forming part of Mr. Brown’s “transition-related” equity awards will remain outstanding for the one-year period following termination, but in no event beyond the normal expiration period, (b) each other time-based vesting stock options will continue to vest in accordance with its ordinary vesting schedule for the two-year period following the date of termination, at which time any remaining unvested portion of the stock options will be forfeited, and to the extent vested, will remain outstanding for the 27-month period following the termination date, but in no event beyond the normal expiration period, and (c) each other equity award will be treated in the manner set forth in the applicable plan and award agreement.

If Mr. Brown’s employment is terminated by us for cause or due to Mr. Brown’s death or disability, or upon Mr. Brown’s retirement or resignation, then Mr. Brown (or his estate or legal representative, as appropriate) will be entitled to receive from us (1) his accrued but unpaid base salary and unpaid vacation time through the date of termination, (2) his earned but unpaid annual cash incentive compensation under our Annual Incentive Plan (or any successor plan) for the prior fiscal year, (3) reimbursement of reasonable business expenses incurred prior to the date of termination, and (4) other or additional compensation benefits, if any, in accordance with the terms of our applicable plans or employee benefit programs for terminated employees. If Mr. Brown’s employment is terminated due to death or disability, then Mr. Brown (or his estate or legal representative, as appropriate) also will be entitled to receive from us the vesting of any equity-based awards then held by Mr. Brown, if and to the extent provided in the applicable plan and award agreements. We may, at our option, terminate Mr. Brown’s employment in the event of his disability.

Mr. Brown’s employment agreement also provides that he may not for a two-year period following termination of his employment for any reason, without our prior written consent, directly or indirectly, (1) hold a 5% or greater equity, voting or profit participation interest in, or associate with, an enterprise that competes with us or (2) solicit any customer or any employee to leave us. Mr. Brown’s employment agreement also contains a non-disparagement clause applicable during the term of his employment and for a period of two years thereafter.

If there is a change in control of Harris and Mr. Brown’s employment terminates under circumstances provided under his change in control severance agreement discussed below under “Executive Change in Control Severance Agreements,” then Mr. Brown will be entitled to the compensation and benefits provided under such change in control severance agreement in lieu of any compensation or benefits receivable under his employment agreement.

Offer Letter — Miguel A. Lopez

In February 2014, we entered into an offer letter agreement with Mr. Lopez pursuant to which he is entitled to participate in our executive compensation plans and programs. In addition, if his employment is terminated within 24 months of his February 10, 2014 start date by us other than for “cause” (as defined in the offer letter agreement) or by Mr. Lopez as a result of “constructive termination” (as defined in the offer letter agreement), subject to his execution and delivery of a general release of claims against us, he will be entitled to receive a severance payment equal to the product of (1) two and (2) the aggregate of his then-current annual base salary and annual cash incentive compensation under our Annual

Incentive Plan at target. Payment obligations to Mr. Lopez following a change in control are governed by his change in control severance agreement discussed below under “Executive Change in Control Severance Agreements.”

Executive Change in Control Severance

Agreements

To provide continuity of management and ensure dedication of our executives in the event of a threatened or actual change in control, our Board has approved change in control severance agreements for our Board-elected or appointed officers. Under these agreements, our Board-elected or appointed officers, including our named executive officers, are provided severance benefits in the event (1) an executive terminates his employment for “good reason” within two years following a “change in control,” or (2) we terminate the executive’s employment within two years following a “change in control” for any reason other than for “cause” (all terms as defined in the change in control severance agreement and summarized below).

Under the change in control severance agreements entered into with our named executive officers, a “change in control” generally means the occurrence of any one of the following events:

•	Any person becomes the beneficial owner of 20% or more of the combined voting power of our outstanding common stock;

•	A change in the majority of our Board not approved by two-thirds of our incumbent directors;

•

The consummation of a merger, consolidation or reorganization, unless immediately following such transaction: (1) more than 60% of the total voting power resulting from the transaction is represented by shares that were our voting securities immediately prior to the transaction; (2) no person becomes the beneficial owner of 20% or more of the total voting power of our outstanding voting securities as a result of the transaction; and (3) at least a majority of the members of the board of directors of the company resulting from the transaction were our incumbent directors at the time of our Board’s approval of the execution of the initial agreement providing for the transaction;

•	Our shareholders approve a plan of complete liquidation or dissolution of Harris; or

•	We consummate a sale or disposition of all or substantially all of our assets.

Also, under these agreements, “good reason” generally means:

•	A reduction in the executive’s annual base salary or current annual incentive target award;

•

The assignment of duties or responsibilities that are inconsistent in any material adverse respect with the executive’s position, duties, responsibility or status with us immediately prior to a change in control;

•	A material adverse change in the executive’s reporting responsibilities, titles or offices with us as in effect immediately prior to a change in control;

•

Any requirement that the executive: (1) be based more than 50 miles from the facility where the executive was located at the time of the change in control or (2) travel on Harris business to an extent substantially greater than the travel obligations of the executive immediately prior to the change in control; or

•	Failure by us to continue in effect any employee benefit or compensation plans or provide the executive with employee benefits as in effect for the executive immediately prior to a change in control.

In addition, the term “cause” generally means a material breach by the executive of the duties and responsibilities of the executive’s position or the conviction of, or plea of nolo contendere to, a felony involving willful misconduct that is materially injurious to us.

If triggered, the lump-sum cash severance benefit payable under the change in control severance agreement equals the sum of: (1) the executive’s unpaid base salary through the date of termination, a pro-rated annual bonus (as determined under the change in control severance agreement), any unpaid accrued vacation pay, and, to the extent permitted under Section 409A of the Internal Revenue Code, any other benefits or awards that have been earned or became payable but that have not yet been paid to the executive; and (2) two times the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two times the greatest of (a) the executive’s highest annual bonus in the three years prior to the change in control, (b) the executive’s target bonus for the year during which the change in control occurred or (c) the executive’s target bonus for the year in which the executive’s employment is terminated. In addition, for the two years following the date of termination, but in no event later than age 65, the executive receives the same level of medical, dental, accident, disability and life insurance and any similar benefits as are in effect on the date of termination (or the highest level of coverage provided to active executives immediately prior to the change in control, if more favorable). The executive also receives reimbursement for any relocation expense related to the pursuit of other business opportunities incurred within two years following the date of termination, for recruitment or placement services of up to $4,000 and for professional financial or tax planning services of up to $5,000 per year for the calendar year in which the termination occurs and the next calendar year.

The change in control severance agreements with our corporate officers, including our named executive officers, do not provide for a tax gross-up of excise taxes, but do provide that we will reimburse the executive for any legal fees and costs with respect to any dispute arising under the change in control severance agreement. Not later than the date on which a change in control occurs, we are required to contribute to an irrevocable “rabbi trust” in cash or other liquid assets, an amount equal to the total payments expected to be paid under the change in control severance agreements, assuming that the employment of the executives is terminated, plus the amount of trust administration and trustee fees reasonably expected to be incurred. This required funding recognizes that in certain situations payments under the change in control severance agreements will be required to be deferred for up to six months following the triggering event to comply with Section 409A of the Internal Revenue Code.

Payments and Benefits Upon Any Termination

Many of our salaried employees, including our named executive officers, are entitled to receive certain elements of compensation on a non-discretionary basis upon termination of employment for any reason. Subject to the exceptions noted below, these include: (1) accrued salary and pay for unused vacation; (2) distributions of vested plan balances under our Retirement Plan or SERP; and

(3) earned but unpaid bonuses. The amounts shown in the “Tables of Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 72 do not include these elements of compensation or benefits. For a description of our SERP and the account balances credited to our named executive officers in our SERP as of July 3, 2015, see the Fiscal 2015 Nonqualified Deferred Compensation Table on page 65.

Termination for Cause

A named executive officer whose employment is terminated by us for cause is not entitled to any compensation or benefits other than those paid to all of our salaried employees upon any termination of employment as described above. In addition, as noted under “Recovery of Executive Compensation (“Clawback”)” in the “Compensation Discussion and Analysis” section of this proxy statement, depending on the circumstances giving rise to such termination, we may be entitled to recover all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions or fraud. Annual incentive awards, vested and unvested options, performance share units, restricted stock units and shares of restricted stock are automatically forfeited following a termination for cause or misconduct.

Involuntary Termination Without Cause

In the case of termination of employment by us without cause, Messrs. Fox, Mikuen and Duffy are not contractually entitled to any compensation or benefits other than those that are paid to all salaried employees upon any termination of employment as described above. However, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we have a long-standing practice of providing reasonable severance compensation for involuntary termination of an executive’s employment without cause. The specific amount may be based on the relevant circumstances, including the reason for termination, length of employment and other factors. Following an involuntary termination by us without cause, subject to being employed a minimum of 180 days during the year, annual incentive awards will be paid pro-rata after the end of the relevant fiscal year based on the period worked during such fiscal year. Following an involuntary termination by us other than for misconduct, subject to a minimum one-year vesting or holding period in the case of grants made after

June 29, 2013, unvested options are forfeited and vested options may be exercised until the sooner of 90 days following such termination or the regularly scheduled expiration date, performance share units granted prior to June 28, 2014 will be paid out pro-rata after the end of the relevant performance period based on our performance and the period worked during such performance period, performance share units granted on or after June 28, 2014 are forfeited, and restricted stock units and shares of restricted stock will be pro-rated based on the period worked during the restriction period and paid out promptly following involuntary termination (but subject to any delay required by U.S. Federal tax laws).

Compensation and benefits payable to Mr. Brown in the case of termination of employment by us without cause are described above under the description of his employment agreement. In the case of termination of employment by us without cause, Mr. Lopez is entitled to receive severance as described above under the description of his offer letter agreement.

Voluntary Termination/Resignation

A named executive officer who voluntarily terminates or resigns employment (other than due to retirement or for good reason) is not entitled to any compensation or benefits other than those that are paid to all of our salaried employees upon any termination of employment as described above. Annual incentive awards and unvested options, restricted stock units, shares of restricted stock and performance share units are automatically forfeited following a voluntary termination or resignation. Subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, vested options may be exercised until the sooner of 30 days following a voluntary termination or resignation or the regularly scheduled expiration date.

Death

If a named executive officer’s employment is terminated as a result of death, the beneficiaries of such named executive officer are eligible for benefits under the death benefit programs generally available to many of our U.S.-based employees, including basic group life insurance paid by us and supplemental group life insurance if elected and paid for by the employee. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•

Subject to being employed a minimum of 180 days during the fiscal year, annual incentive awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•

Subject to a minimum one-year holding period in the case of restricted stock units and shares of restricted stock granted after June 29, 2013, restricted stock units and shares of restricted stock immediately fully vest;

•

Subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units granted prior to June 28, 2014 are paid pro-rata based on the period worked during the performance period, with payment continuing to be made at the end of the performance period based on our performance, and performance share units granted on or after June 28, 2014 are paid pro rata based on target and on the period worked during the performance period and paid out promptly; and

•

Subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, options immediately fully vest (at target, in the case of performance stock options) and shall be exercisable by the beneficiaries for up to 12 months following the date of death but not later than the regularly scheduled expiration date.

Disability

If a named executive officer’s employment is terminated as a result of disability, such named executive officer is eligible for benefits under the disability programs generally available to many of our U.S.-based employees. These include a long-term disability income benefit and, in most cases, continuation of health and life insurance coverage applicable to active employees for specified periods, while disabled. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•

Subject to being employed a minimum of 180 days during the fiscal year, annual incentive awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•

Subject to a minimum one-year holding period in the case of restricted stock units and shares of restricted stock granted after June 29, 2013, restricted stock units and shares of restricted stock immediately fully vest;

•

Subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units granted prior to June 28, 2014 are paid pro-rata based on the period worked during the performance period, with payment continuing to be made at the end of the performance period based on our performance, and performance share units granted on or after June 28, 2014 are paid pro rata based on target and the period worked during the performance period and paid out promptly; and

•

Subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, options immediately fully vest (at target, in the case of performance stock options) and shall be exercisable until the regularly scheduled expiration date.

Retirement

Among our named executive officers, as of July 3, 2015, Mr. Fox was retirement-eligible for purposes of our Retirement Plan, SERP, Annual Incentive Plan, Performance Reward Plan and our equity incentive plans and Mr. Lopez was retirement-eligible for purposes of our Retirement Plan and SERP. If a named executive officer’s employment is terminated as a result of retirement, such named executive officer would receive retirement benefits generally available to our salaried employees. These include benefits under our Retirement Plan and SERP. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•	Subject to being employed a minimum of 180 days during the fiscal year, annual incentive awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•

After age 55 with 10 or more years of full-time service, subject to a minimum one-year holding period in the case of restricted stock units and shares of restricted stock granted after June 29, 2013, restricted stock units and shares of restricted stock are paid pro-rata based on the period worked during the restriction period, promptly following retirement (but subject to any delay required by U.S. Federal tax law);

•

After age 55 with 10 or more years of full-time service, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units are paid pro-rata based on the period worked during the performance period, with payment continuing to be made at the end of the performance period based on our performance;

•

In the case of retirement after age 62 with 10 or more years of full-time service, subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, options continue to vest in accordance with their vesting schedule and continue to be exercisable until the regularly scheduled expiration date, except unvested performance stock options, which are forfeited; and

•

In the case of retirement before age 62, but after age 55 with 10 or more years of full-time service, subject to a minimum one-year vesting period in the case of options granted after June 29, 2013, options cease vesting and options exercisable at the time of such retirement continue to be exercisable until the regularly scheduled expiration date, but unvested options (including unvested performance stock options) are forfeited.

Change in Control

Each of our named executive officers has entered into a “double trigger” change in control severance agreement with us providing for benefits only upon both a change in control and the subsequent termination of employment of or by the executive in accordance with the terms of the agreement. For additional information regarding the terms of such agreements, see “Executive Change in

Control Severance Agreements” beginning on page 68. In addition, upon a change in control and irrespective of employment status:

•

Annual cash incentive awards under the Annual Incentive Plan are fully earned and paid out promptly following the change in control or, in certain instances, following the end of the fiscal year, in each case at not less than the target level;

•

All options immediately vest (in the case of performance stock options, at target or at such greater level of performance as our Board or Compensation Committee may authorize) and become exercisable until the regularly scheduled expiration date;

•

All restricted stock units and shares of restricted stock immediately vest and will be paid as soon as practicable, but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period; and

•

All performance share units are deemed fully earned and fully vested immediately and will be paid at the end of the performance period at not less than the target level, subject to accelerated payout or forfeiture in certain circumstances.

Tables of Potential Payments Upon

Termination or Change in Control

The following tables set forth the details, on an executive-by-executive basis, of the estimated incremental compensation and benefits that would be provided to each of our named executive officers if such executive’s employment with us is terminated for any reason, including termination by us for cause, voluntary termination (resignation), termination by the executive for good reason or for constructive termination, involuntary termination by us without cause, death, disability, retirement (to the extent the named executive officer is retirement-eligible), or termination by us without cause or by the executive for good reason following a change in control. The tables also set forth the amount of incremental potential payments to each of our named executive officers in the event of a change in control without a termination of employment. These amounts are estimates of the amounts that would be paid to the named executive officer upon such termination of employment or change in control. The actual amounts to be paid are determinable only at the time of a named executive officer’s termination of employment or a change in control. The amounts included in the tables also are based on the following:

•

The applicable provisions in the agreements and other arrangements between the named executive officer and us, which are summarized in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 66;

•	We have assumed that the termination event occurred as of July 3, 2015, the last day of our fiscal 2015;

•

We have assumed that the value of our common stock was $77.74 per share based on the closing market price on July 2, 2015, the last trading day of our fiscal 2015, and that all unvested, in-the-money options that were not automatically forfeited vested (at target, in the case of performance stock options) and were exercised on such day;

•

The designation of an event as a resignation or retirement is dependent on an individual’s age and service. We have assumed that an individual over the age of 55 and who has completed at least ten years of full-time service has retired and an individual who does not satisfy these criteria has resigned;

•

Cash severance includes multiples of salary and annual incentive compensation, but does not include paid or unpaid salary or annual incentive compensation or cash incentives earned for fiscal 2015 because a named executive officer is entitled to annual incentive compensation if employed on July 3, 2015;

•

The value of accelerated performance share units is based on the target number of performance share units previously granted and does not include performance share units for the performance period ended July 3, 2015, which performance share units for such performance period are set forth in the Option Exercises and Stock Vested in Fiscal 2015 Table on page 63 of this proxy statement;

•	We have not included the value of any options that were vested prior to July 3, 2015;

•	We have not included any payment of the aggregate balance shown in the Fiscal 2015

Nonqualified Deferred Compensation Table on page 65 of this proxy statement;

•	We have included the estimated value of continuation of health and welfare benefits and perquisites, where applicable; and

•	For a termination by us without cause or by the named executive officer for good reason following a change in control, the “Other

Benefits” line includes $4,000 for placement services, $10,000 ($5,000 per year for two years) for financial or tax planning services, $300,000 for estimated relocation assistance and an estimate of reimbursement for taxes associated with relocation assistance, in each case pursuant to the change in control severance agreement.

William M. Brown

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination By Executive for Constructive Termination		Involuntary Termination by Harris without Cause		Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$4,640,000		$4,640,000		$0	$0	$0	$5,240,000
Value of Accelerated or Continued Vesting of Unvested Options	$0	$0	$4,970,797	*	$4,970,797	*	$4,352,557	$4,352,557	$5,279,917	$5,279,917
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$168,567		$168,567		$272,090	$272,090	$272,090	$272,090
Value of Accelerated or Continued Vesting of Unvested Performance Share Units	$0	$0	$2,140,900	*	$2,140,900	*	$2,939,754	$2,939,754	$5,607,912	$5,607,912
Health and Welfare Benefits	$0	$0	$38,267		$38,267		$0	$0	$0	$51,023
Other Benefits	$0	$0	$0		$0		$0	$0	$0	$533,686

TOTAL	$0	$0	$11,958,531		$11,958,531		$7,564,401	$7,564,401	$11,159,919	$16,984,628

*	Under the terms of Mr. Brown’s employment agreement, if his employment is terminated by us without cause or by Mr. Brown for constructive termination, (a) each time-based vesting stock option held by Mr. Brown will continue to vest in accordance with its ordinary vesting schedule for the two-year period following the date of termination, and (b) the performance share units are subject to vesting based on achievement of performance goals and pro-ration. The amounts shown represent the value of such unvested options and unvested performance share units that would vest during such 24-month period or be pro-rated based on the $77.74 closing market price of our common stock on July 2, 2015, the last trading day of our fiscal 2015.

Miguel A. Lopez

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination By Executive for Constructive Termination		Involuntary Termination by Harris without Cause		Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$1,893,600	*	$1,893,600	*	$0	$0	$0	$1,949,600
Value of Accelerated Vesting of Unvested Options	$0	$0	$0		$0		$0	$0	$247,968	$247,968
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0		$0		$212,320	$212,320	$636,960	$636,960
Value of Accelerated Vesting of Unvested Restricted Stock and Restricted Stock Units	$0	$0	$431,790		$431,790		$971,750	$971,750	$1,215,854	$1,215,854
Health and Welfare Benefits	$0	$0	$0		$0		$0	$0	$0	$47,266
Other Benefits	$0	$0	$0		$0		$0	$0	$0	$533,686

TOTAL	$0	$0	$2,325,390		$2,325,390		$1,184,070	$1,184,070	$2,100,782	$4,631,334

*	In February 2014, we entered into an offer letter agreement with Mr. Lopez pursuant to which he is entitled to a severance payment equal to the product of (i) two and (ii) the aggregate of his then-current annual base salary and annual cash incentive compensation under our Annual Incentive Plan at target if his employment is terminated within 24 months of his February 10, 2014 start date by us without “cause” or by Mr. Lopez as a result of “constructive termination” (each as defined in Mr. Lopez’s offer letter agreement).

Sheldon J. Fox

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination By Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$0	$782,248	*
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$1,185,394	$1,185,394	$0	$1,423,282	$1,423,282
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$617,880	$617,880	$822,238	$822,238	$822,238	$1,539,894	$1,539,894
Value of Accelerated Vesting of Restricted Stock	$0	$0	$0	$0	$0	$0	0	$487,819	$487,819
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	0	$0	$42,811
Other Benefits	$0	$0	$0	$0	$0	$0	0	$0	$533,686

TOTAL	$0	$0	$617,880	$617,880	$2,007,632	$2,007,632	$822,238	$3,450,995	$4,809,740

*	The cash severance amount has been reduced by $1,070,752 due to the impact of the “best-net” provision included in Mr. Fox’s change in control severance agreement.

Scott T. Mikuen

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination By Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$1,612,924*
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$910,402	$910,402	$1,117,378	$1,117,378
Value of Accelerated Vesting of Unvested Restricted Stock Units and Restricted Stock	$0	$0	$72,243	$72,243	$116,610	$116,610	$360,714	$360,714
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$482,380	$482,380	$660,198	$660,198	$1,257,024	$1,257,024
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$47,277
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$533,686

TOTAL	$0	$0	$554,623	$554,623	$1,687,210	$1,687,210	$2,735,116	$4,929,003

*	The cash severance amount has been reduced by $161,076 due to the impact of the “best-net” provision included in Mr. Mikuen’s change in control severance agreement.

Robert L. Duffy

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination By Executive for Constructive Termination	Involuntary Termination by Harris without Cause	Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$858,810	*
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$1,103,698	$1,103,698	$1,310,674	$1,310,674
Value of Accelerated Vesting of Unvested Restricted Stock Units and Restricted Stock	$0	$0	$108,349	$108,349	$111,401	$111,401	$355,505	$355,505
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$482,380	$482,380	$660,198	$660,198	$1,257,024	$1,257,024
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$27,556
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$533,686

TOTAL	$0	$0	$590,729	$590,729	$1,875,297	$1,875,297	$2,923,203	$4,343,255

*	The cash severance amount has been reduced by $915,190 due to the impact of the “best-net” provision included in Mr. Duffy’s change in control severance agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.

Based solely on a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms have been timely filed for fiscal 2015 with the exception of two Form 4 filings on behalf of Mr. Brown which were filed late as a result of inadvertent administrative oversights.

PROPOSAL 2:    AN ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010), and the related rules of the SEC, we are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (including the “Compensation Discussion and Analysis” section, the Fiscal 2015 Summary Compensation Table and other related tables and accompanying footnotes and narratives).

As described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 33, the overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value.

As set forth more fully under “Overall Objective and Guiding Principles of Our Executive Compensation Program” on page 33 of this proxy statement, the guiding principles of our executive compensation program include the following:

•	Compensation programs must directly align the interests of our executives with those of our shareholders.

•	Compensation and benefits must be competitive within the market to attract, motivate and retain executives that drive our desired business results.

•

To motivate achievement of our financial goals and strategic objectives, a significant portion of compensation will be at-risk and based on our financial performance and the executive’s personal performance.

In furtherance of this objective and guiding principles, our executive compensation program includes a number of features intended to reflect sound practices and ensure that our program reinforces pay-for-performance and the creation of sustainable, long-term shareholder value. These features are described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement and include the following:

•	Our executive compensation decisions are made by the independent members of our Board or by our Management Development and Compensation Committee, which is made up exclusively of independent members.

•

Our Management Development and Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information and to provide no other services to us.

•	Our Management Development and Compensation Committee periodically reviews the composition of our compensation comparison group and makes changes it determines are appropriate.

•	Each element of our executive compensation program is addressed in the context of competitive practices.

•

We make a significant portion of each executive’s overall compensation dependent on our performance as measured against pre-determined short- and long-term financial goals such as revenue, operating income, free cash flow and ROIC targets and other financial metrics. In fiscal 2015, 85% of total target direct compensation of our CEO was tied to Company and individual performance. We believe our performance targets are challenging yet achievable.

•

We have established a strong relationship between an executive’s compensation and our stock price performance because a significant portion of an executive’s overall compensation is in the form of equity.

•	We maintain meaningful stock ownership guidelines that maintain alignment of executives’ interests with those of our shareholders.

•	Our equity plans prohibit option repricing and back-dating.

•	We have eliminated virtually all executive perquisites.

•

We have a “clawback” policy that entitles us to recover cash and equity incentive payments from executives following a restatement of our financial statements as a result of errors, omissions or fraud.

•

We will pay cash severance payments under executive change in control severance agreements only on a “double trigger” basis (i.e., only on both a change in control and a qualifying termination of employment).

•	We do not provide excise tax gross-ups under change in control severance agreements.

•

We do not permit executives (or directors or other employees) to engage in short sales with respect to Harris stock or enter into hedging, puts, calls or other “derivative” transactions with respect to our securities.

•

We do not permit executives (or directors) to hold or purchase Harris stock on margin or in a margin account or otherwise pledge Harris stock as collateral for margin accounts, loans or any other purpose.

We believe that the features of our executive compensation program align with our pay-for-performance philosophy and further align the interests of our executive officers with the long-term interests of our shareholders, while appropriately balancing risk and reward.

Our Board recommends that our shareholders approve the compensation of our named executive officers as disclosed in this proxy statement by voting in favor of the following resolution:

“RESOLVED, the compensation of the named executive officers as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2015 Summary Compensation Table and other related tables and accompanying footnotes and narratives, is hereby APPROVED.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on us, our Board and our Management Development and Compensation Committee. However, our Board and our Management Development and Compensation Committee, which is responsible for designing and administering our executive officer compensation program, value the opinions expressed by our shareholders and will consider the outcome of the advisory vote in connection with future named executive officer compensation decisions.

We currently hold our advisory vote to approve the compensation of our executive officers (“Say-on-Pay vote”) annually. Shareholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-On-Pay vote will occur no later than our 2017 Annual Meeting of Shareholders.

Vote Required and Related Matters

The affirmative vote of a majority of the shares present or represented at the 2015 Annual Meeting of Shareholders and entitled to vote on this proposal will be required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Abstentions will have the effect of a vote against approval of the compensation of our named executive officers. Any broker non-votes will have no effect on the approval of the compensation of our named executive officers.

Recommendation Regarding Proposal 2

Our Board of Directors unanimously recommends that you vote “FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 3, 2015 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing Equity Incentive Plan. If the new Harris Corporation 2015 Equity Incentive Plan is approved by our shareholders, no further options, rights or awards will be granted or issued under our existing Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(1)	5,324,082	$ 54.99	8,987,571
Equity compensation plans not approved by shareholders	-0-	N/A	-0-

Total(3)	5,324,082	$ 54.99	8,987,571

(1)	Consists of our existing Equity Incentive Plan.

(2)	Under our existing Equity Incentive Plan, in addition to options, we have granted share-based compensation awards in the form of performance shares, shares of restricted stock, performance share units, restricted stock units, shares of immediately vested common stock and other similar types of share-based awards. As of July 3, 2015, there were 1,225,804 such awards outstanding under that plan, consisting of (i) 129,845 restricted stock awards, for which all 129,845 shares were issued and outstanding; and (ii) 1,095,959 performance share unit awards and restricted stock unit awards, for which all 1,095,959 were payable in shares but for which no shares were yet issued and outstanding. The 5,324,082 shares to be issued upon exercise of outstanding options, warrants and rights as listed in column (a) consisted of shares to be issued in respect of the exercise of 4,228,123 outstanding options and in respect of the 1,095,959 performance share unit awards and restricted stock unit awards payable in shares. Because there is no exercise price associated with restricted stock awards, performance share units awards or restricted stock unit awards, all of which are granted to employees at no cost, such awards are not included in the weighted-average exercise price calculation in column (b).

(3)	As of the August 28, 2015 record date for the Annual Meeting, there were 1,168,716 awards outstanding under our existing Equity Incentive Plan, consisting of (i) 195,751 restricted stock awards, for which all 195,751 shares were issued and outstanding; and (ii) 972,965 performance share unit awards and restricted stock unit awards, for which all 972,965 were payable in shares but for which no shares were yet issued and outstanding. As of August 28, 2015, there were 6,682,059 shares to be issued upon exercise of outstanding options, warrants and rights, consisting of shares to be issued in respect of the exercise of 5,709,094 outstanding options and in respect of the 972,965 performance share unit awards and restricted stock unit awards payable in shares, with a weighted-average exercise price of $65.45 and a weighted-average remaining life of 8.22 years. Because there is no exercise price associated with restricted stock awards, performance share unit awards or restricted stock unit awards, all of which are granted to employees at cost, such awards are not included in such weighted-average exercise price calculation. As of August 28, 2015 there were 6,726,211 shares of our common stock that remained available for future issuance under our existing Equity Incentive Plan.

PROPOSAL 3:    APPROVAL OF THE HARRIS CORPORATION 2015 EQUITY INCENTIVE PLAN

At the Annual Meeting, our shareholders will be asked to approve the new Harris Corporation 2015 Equity Incentive Plan (the “New Equity Plan”).

On the recommendation of our Management Development and Compensation Committee, our Board approved the New Equity Plan on August 28, 2015, subject to its approval by our shareholders. The New Equity Plan is intended to replace our existing equity incentive plan, the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Prior Equity Plan”), which our shareholders approved in 2005 and re-approved in 2010 and is our only plan pursuant to which shares may be issued in respect of equity compensation. As of August 28, 2015, as discussed above in the “Equity Compensation Plan Information” section of this proxy statement beginning on page 77, there were 6,726,211 shares of our common stock that remained available for future issuance under the Prior Equity Plan and which will be instead available for future grants under the New Equity Plan if it is approved by our shareholders.

If our shareholders approve the New Equity Plan, it will become effective on the date of such shareholder approval (the “Effective Date”), and no further awards will be granted under the Prior Equity Plan. If our shareholders do not approve the New Equity Plan, we will not grant awards under the New Equity Plan. However, we may otherwise grant equity incentive compensation awards and, in that event, such awards would not qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, and consequently, all or a portion of such awards might not be deductible by us for federal income tax purposes.

Our Board believes it is in our best interest to have an equity incentive program to promote our long-term growth and performance and to assist in successfully attracting, retaining and motivating award recipients. We believe that the New Equity Plan provides us with a range of equity incentive tools and sufficient flexibility to permit us to make effective use of the share-based awards our shareholders authorize for incentive purposes.

The New Equity Plan also is designed to preserve our ability under Section 162(m) of the Internal Revenue Code to deduct, for U.S. Federal income tax purposes, the compensation paid to certain executive officers in connection with certain awards granted under the New Equity Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its three other most highly compensated executive officers (other than the chief financial officer). However, compensation that is deemed to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code is generally excluded from that limit. In order to enable compensation paid in connection with awards granted under the New Equity Plan to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and to comply with the listing standards of the NYSE, we are asking our shareholders to approve the New Equity Plan.

Key Features of New Equity Plan

Some of the key features of the New Equity Plan are as follows:

•	The New Equity Plan will be administered by a committee of our Board, comprised entirely of independent directors;

•	Options and stock appreciation rights (“SARs”) granted under the New Equity Plan may not be repriced without shareholder approval;

•	The New Equity Plan counts each full-value award as 4.6 shares against the number of shares available for award;

•

Performance shares, performance units, cash-based awards, restricted shares, restricted units, options and SARs will be subject to a minimum vesting or restriction period of one-year, subject to certain exceptions described in the New Equity Plan, including accelerated vesting in certain circumstances;

•	“Liberal share recycling” is prohibited, meaning that the New Equity Plan does not recycle shares that were delivered to or withheld by us to pay the exercise price or withholding taxes relating to an outstanding award or shares repurchased by us on the open market with the proceeds of option exercises;

•	Awards granted under the New Equity Plan are subject to a “clawback” if our financial statements are restated as a result of errors, omissions or fraud;

•

Except with respect to substitute awards granted in connection with an acquisition or combination, the exercise price of options and the base price for SARs may not be less than the fair market value of a share of our common stock on the date of grant; and

•	The New Equity Plan prohibits the grant of dividend equivalents with respect to options and SARs.

Summary of Certain Terms of

New Equity Plan

The following summary of the principal features of the New Equity Plan is subject to the complete terms of the New Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

General.    The purpose of the New Equity Plan is to promote our long-term growth and performance and thereby increase shareholder value by enabling grants of long-term incentive awards to our officers, employees and directors. The New Equity Plan is intended to: (i) further align the interests of our officers, employees and directors with those of our shareholders by providing incentive compensation opportunities which may be tied to the performance of our common stock and by encouraging common stock ownership by our officers, employees and directors; and (ii) assist in attracting, retaining and motivating selected individuals.

Administration.    A committee of our Board (the “Committee”) will be appointed to administer the New Equity Plan. The Committee will be comprised solely of three or more non-employee directors, each of whom is intended to qualify as a “non-employee director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the related regulations promulgated under the Internal Revenue Code and an “independent director” as defined by the listing standards of the NYSE. Our Board has initially designated our Management Development and Compensation Committee as the Committee to administer the New Equity Plan. Subject to the provisions of the New Equity Plan, the Committee has the discretion to determine the terms of each award and the persons to whom awards are granted. The Committee may delegate to one or more of our officers, or to a committee of our Board consisting of one or more directors who also serve as officers of Harris, the authority to grant awards under the New Equity Plan, other than grants to any director, executive officer or person covered by Section 162(m) of the Internal Revenue Code or who, in the Committee’s judgment, is likely to be subject to Section 162(m) of the Internal Revenue Code at any time during any period during which an award granted to such individual may be outstanding. The Committee shall have the power to interpret the New Equity Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the New Equity Plan or any award granted thereunder.

Shares Available For Award.    The maximum aggregate number of shares with respect to which awards may be issued or delivered under the New Equity Plan (subject to adjustment as set forth below) shall not exceed the sum of (i) 25,000,000 and (ii) the number of shares available for grant under the Prior Equity Plan on the date the New Equity Plan is approved by our shareholders. Subject to adjustment as set forth below, no more than 7,000,000 shares shall be available for issuance pursuant to incentive stock options, no more than 1,250,000 shares may be issued or delivered as “other share-based awards” and no more than 1,000,000 shares may be issued or delivered to non-employee directors in respect of deferred units. Any shares issued or delivered as a result of Full-Value Awards (as defined below) shall be counted as 4.6 shares for the purpose of the overall share limit under the New Equity Plan. “Full-Value Awards” include cash-based units, deferred units, performance shares, performance units, restricted shares, restricted units and all other share-based awards, but does not include options or SARs. Shares issued or delivered under the New Equity Plan may be authorized but unissued or reacquired shares of our common stock. Shares issued by us as substitute awards granted in connection with the assumption or substitution of outstanding awards previously granted by a company acquired by us, or with which we combine, do not reduce the number of shares available for awards under the New Equity Plan.

Individual Participant Limits.    To the extent necessary for an award to be a qualified performance-based award, subject to adjustment as set forth below,

the maximum number of shares with respect to which options and SARs may be granted to any one participant during any fiscal year will be 1,000,000 shares in the aggregate. The initial target number of shares subject to awards that are performance shares, performance units or other Full-Value Awards intended to qualify as performance-based compensation granted to any one participant in any fiscal year shall not exceed 500,000 shares in the aggregate and in no event shall the number of shares ultimately issued exceed 200% of the initial target number of shares, subject to adjustment as set forth below. In no event will any participant in any fiscal year receive awards of cash-based units having an aggregate maximum value on their respective grant dates in excess of $6,000,000. Each of the individual limits in the New Equity Plan shall be multiplied by two for awards granted to a participant in the fiscal year in which such participant’s employment with us commences.

Share Counting and Adjustments.    The maximum number of shares with respect to which awards may be granted under the New Equity Plan will be increased by the number of shares with respect to which options or other awards were granted under the Prior Equity Plan and remain outstanding as of the Effective Date, but which terminate or terminate unexercised, or are forfeited or cancelled without delivery of the underlying shares under the terms of the Prior Equity Plan after the Effective Date. Further, to the extent that any award granted under the New Equity Plan is forfeited or otherwise terminates without delivery of shares or terminates without having been exercised, any shares underlying such award will again be available for grant under the New Equity Plan to the extent of such forfeiture or termination. Shares will not be treated as having been issued under the New Equity Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash. Shares tendered to us as full or partial payment of the exercise or purchase price of any award or withheld by us in satisfaction of a tax withholding obligation will not again become available under the New Equity Plan. The number of shares available under the New Equity Plan will be reduced upon the exercise of a SAR by the gross number of shares subject to that SAR. Shares of common stock repurchased by us in the open market with the proceeds of an option exercise shall not increase the number of shares that may be issued or delivered under the New Equity Plan.

The number of shares authorized under the New Equity Plan, the maximum award limitations set forth in the New Equity Plan, the number of shares subject to outstanding awards and the exercise price, base price, purchase price or option price and other relevant provisions of the New Equity Plan and outstanding awards shall be adjusted by the Committee or our Board, in its discretion, to reflect a change in our capitalization. Such adjustments may include a substitution for alternative consideration (including cash) and may be made as a result of a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, split-off, spin-off, spin-out, extraordinary cash dividend or other distribution of assets to shareholders or other similar corporate transaction or event.

In the event of a stock dividend, stock split, reverse stock split, share combination or similar events altering the value of our shares, the maximum number of shares authorized under the New Equity Plan, the maximum award limitations, the number of shares subject to outstanding awards, the exercise price, base price, purchase price or option price and other relevant provisions of the New Equity Plan and outstanding awards will be proportionately and automatically adjusted to reflect such event and to preserve the value of the awards.

Prohibition of Option and SAR Repricing.

Without the prior approval of our shareholders, options or SARs may not be repriced.

Eligibility.    Awards may be granted to employees of Harris or any subsidiary or affiliate of Harris and non-employee directors of Harris. As of August 28, 2015, we had approximately 21,000 employees and we had 11 non-employee directors, all of whom would be eligible to receive awards under the New Equity Plan.

Types of Awards.    Awards under the New Equity Plan may be in the form of performance shares, performance units, cash-based units, restricted shares, restricted units, options, SARs, deferred units (which may be awarded only to non-employee directors) or other share-based awards.

Consideration.    No payment or consideration for an award other than the rendering of services to Harris or any subsidiary or affiliate of Harris is required except as otherwise required in any applicable award agreement or by the terms of the New Equity Plan.

Performance Share, Performance Unit and Cash-Based Unit Awards.    The Committee may grant performance share, performance unit and cash-

based unit awards, subject to such forfeiture and other conditions and the achievement of such performance measure objectives over such periods (not less than one year) as the Committee may determine. The Committee may determine performance levels under which the number of performance shares, performance units or cash-based units earned based on actual performance may be less than, equal to or greater than the number stated in the award. To the extent earned, performance shares will be released to participants without restriction on transfer and performance unit and cash-based unit awards will be settled, at the discretion of the Committee, in cash, shares of common stock or any combination thereof. Payout of performance units in cash and cash-based units in common stock will be made based on the fair market value of the common stock, determined on such date or over such time period as determined by the Committee. Except as otherwise provided in the New Equity Plan, it shall be a condition to the release to a participant of performance shares or the payment or settlement of performance unit and cash-based unit awards that the participant shall have been employed by us through the expiration of the first fiscal year of the applicable performance period.

Performance measures may be described in terms of company-wide objectives or, with respect to participants who are employees, objectives that are related to the performance of the individual participant or the subsidiary, affiliate, segment, division, business unit, department, geography or function with Harris in which the participant is employed or any combination of the foregoing. Performance measures may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance measure related to an award or portion of an award under the New Equity Plan that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code will be based on one or more, or a combination of, the following criteria: return on equity; diluted earnings per share; earnings per share growth; total earnings; earnings growth; return on capital; return on invested capital; return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; revenue; revenue growth; expenses; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total shareholder return); operating profit; net earnings; profit margin; new product introduction; business efficiency measures; sustainability, including energy or materials utilization; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measure/ratios; economic value added; working capital metrics or other balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; synergies and run-rate synergies; operating ratios; borrowing levels, leverage ratios or credit ratings; acquisitions or divestitures; recapitalizations; overhead or expense containment or reduction; or productivity. The performance measures may be applied on a pre- or post-tax basis.

Subject to the applicable performance share award agreement and unless otherwise provided or determined by the Committee, during the performance period, participants may exercise full voting rights with respect to all shares underlying awards of performance shares. Subject to the applicable performance unit award agreement or cash-based unit award agreement and unless otherwise provided or determined by the Committee, a participant will not have any rights as a shareholder with respect to shares underlying a performance unit or cash-based unit award until such time, if any, as such underlying shares are actually issued to the participant.

Dividend Equivalents.    No dividends or dividend equivalents will be paid on outstanding unvested or unearned performance shares or performance units. However, the Committee may specify that a performance share or performance unit will accrue dividend equivalents in an amount equal to the cash dividends or other distributions, if any, which are paid with respect to issued and outstanding shares of common stock during the performance period. If dividend equivalents are to accrue in respect of a performance share award or performance unit award, the dividend equivalents will be paid in cash or shares of common stock at the time of release of such performance shares and at the time of payout of such performance units. Dividend equivalents will, in such case, be paid with respect to all performance shares that have vested and been released or performance units that are paid out. No dividend equivalents will be paid on performance shares or performance units that are forfeited or cancelled. The Committee also may specify that dividend equivalents will be deemed to be reinvested in our common stock. Dividend equivalents which are deemed reinvested in our common stock will be converted into additional performance shares or performance units and release and payout of the performance shares or performance units shall include the value of such additional performance shares or performance units. No interest shall be paid on dividend equivalents or any part thereof.

Restricted Share and Restricted Unit Awards.

Restricted shares are shares of common stock subject to transfer restrictions. Restricted units are awards denominated in units where each unit is equal in value to a share of our common stock. The Committee may grant restricted share and restricted unit awards subject to such restrictions as to vesting and to such other terms as the Committee may determine. If the restricted share or restricted unit awards vest by the passage of time, such awards will be subject to restriction for at least three years, as determined by the Committee at the date of grant. In addition, such awards will be subject to forfeiture upon certain terminations of employment. To the extent permitted by Section 409A of the Internal Revenue Code, the Committee may, in its sole discretion, at the time of the grant of the restricted share or restricted unit award or at any time thereafter, provide for the early vesting of such award prior to the expiration of the restriction period. Except as otherwise provided in the New Equity Plan, the restriction period applicable to a restricted share award or restricted unit award may not lapse until one year following the grant date of such award. Upon expiration of the restriction period and satisfaction of any other applicable terms or conditions, a restricted share award will immediately become nonforfeitable and the shares underlying such restricted share award will be released to the participant, and a restricted unit award will become payable to a participant. Payout of a restricted unit award may be made, at the discretion of the Committee, in shares or in cash, or in a combination thereof. Any cash payout of a restricted unit award will be made based on the fair market value of the common stock, determined on such date or over such time period as determined by the Committee. Subject to the applicable award agreement and unless otherwise provided or determined by the Committee, during the restriction period, participants may exercise full voting rights with respect to all restricted shares and will be entitled to receive dividend equivalents (rather than dividends) paid with respect to those shares; provided, however, any dividend equivalents with respect to restricted shares that are subject to performance-based vesting conditions shall be subject to the same restrictions as such restricted shares. Subject to the applicable award agreement and unless otherwise provided or determined by the Committee, participants will not have any rights as a shareholder with respect to shares underlying restricted unit awards until such time, if any, as such underlying shares are actually issued to the participant. The Committee may provide for the payment of dividend equivalents to a participant holding a restricted unit award at such times as paid to shareholders generally or at the time of vesting or other payout of the restricted unit award; provided, however, any dividend equivalents with respect to restricted units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such restricted units.

Stock Options.    A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Committee may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options or any combination of these. The Committee establishes the exercise price of options, provided that incentive and nonqualified stock options must have an exercise price per share that is not less than the fair market value of a share of our common stock on the date of grant, except with respect to substitute awards granted in connection with an acquisition or combination. The closing sale price of our common stock, as reported on the NYSE on September 4, 2015, was $73.96 per share. To the extent the aggregate exercise price of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000 (or such other amount as determined under the Internal Revenue Code), such options will be treated as nonqualified stock options.

The New Equity Plan provides that the option exercise price may be paid in cash or its equivalent, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price or, if permitted by the Committee and to the extent permitted by applicable law, by means of a net-exercise procedure or a broker-assisted cashless exercise.

Options will become vested and exercisable at such times and subject to such conditions and restrictions as may be specified by the Committee. The maximum term of an option granted under the New Equity Plan is 10 years. A participant may not exercise an option after its expiration date. Except as otherwise provided in the New Equity Plan, no option may become exercisable until one year following the grant date of such option. The New Equity Plan prohibits the grant of dividend equivalents with respect to options.

Stock Appreciation Rights.    The Committee may grant SARs either in tandem with a related option or on a freestanding basis, independent of any option. A tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable. A freestanding SAR is exercisable at such times and subject to such terms as specified by the Committee. The exercise price of a tandem SAR will be the same as the exercise price of the related option, and the exercise price of a freestanding SAR may not be less than the fair market value on the date of grant of the number of shares of our common stock subject to the freestanding SAR, except with respect to substitute awards granted in connection with an acquisition or combination. The closing sale price of our common stock, as reported on the NYSE on September 4, 2015 was $73.96 per share. In no event will any SAR be exercisable any later than 10 years from the date of its grant. Except as otherwise provided in the New Equity Plan, no SAR may become exercisable until one year following the grant date of such SAR. Upon the exercise of any SAR, the participant is entitled to receive in cash and/or shares an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the SAR is exercised over the aggregate exercise price for such shares.

Upon exercise of a tandem SAR granted as to all or some of the shares subject to that tandem SAR, the related option will be automatically canceled to the extent of the number of shares subject to the exercise of the tandem SAR, and such shares will no longer be available for grant under the New Equity Plan. If the related option is exercised as to some or all of the shares underlying such option, the related tandem SAR will automatically be canceled to the extent of the number of shares subject to the exercise of the option, and such shares will no longer be available for grant under the New Equity Plan. A participant may not exercise a SAR after its expiration date. The New Equity Plan prohibits the grant of dividend equivalents with respect to SARs.

Deferred Units.    The Committee may grant deferred unit awards to participants who are non-employee directors upon such terms as the Committee may determine. Each deferred unit will be credited to the applicable non-employee director’s deferred unit account. Awards in the form of deferred units are not required to be subject to any vesting or other restriction period. The aggregate grant date fair value of deferred unit awards that may be granted to any non-employee director during any fiscal year shall not exceed $1,000,000; provided, however, this limit shall not apply to awards or grants of deferred units made pursuant to an election to receive the award or grant in lieu of all or a portion of fees for service on the Board or any Board committee.

Subject to the provisions of the applicable deferred unit award agreement and unless otherwise provided or determined by the Committee, a non-employee director will have no rights to transfer any deferred units, deferred unit awards, or rights thereunder and will not have any ownership or voting rights in the deferred units or otherwise as a shareholder with respect to shares underlying a deferred unit award until such time, if any, as such underlying shares are actually issued to the non-employee director. The Committee may provide in a deferred unit award agreement for the payment of dividend equivalents to the non-employee director at such times as paid to shareholders generally or at the time of payout of the deferred unit award. The Committee may grant to a non-employee director holding deferred units the right to reallocate the deferred units to subaccounts that are invested in investment funds other than a Harris stock fund.

Other Share-Based Awards.    The Committee may grant, subject to the limits set forth in the New Equity Plan, awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock (including bonus stock, shares that are subject to restrictions on transfer, or similar securities or rights). The Committee may, in its sole discretion, determine the terms of any such share-based award. Any such share-based awards are not required to be subject to any minimum vesting period.

Change in Control.    Unless the Committee determines otherwise at the time of grant of a particular award, and as set forth in the applicable award agreement, and subject to certain limitations imposed by Section 409A of the Internal Revenue Code, upon the occurrence of a “Change in Control” (as defined below): (i) any awards outstanding as of the date of such Change in Control that are subject to vesting requirements and are not then vested will become fully vested; (ii) all then-outstanding options and SARs will be fully vested and immediately exercisable, except that no option or SAR will be exercisable beyond its original expiration date; (iii) all restrictions regarding the restriction period and all other conditions prescribed by the Committee with respect to awards of restricted shares, restricted units or other share-based awards shall automatically lapse, expire and terminate and all such awards will be deemed to be fully earned; and (iv) any awards of performance shares, performance units, cash-based units or other performance-based awards that vest on a Change in Control shall be deemed to be fully earned at the target level of such award or at such greater level of performance as the Committee may authorize.

Further, within 90 days after a Change in Control (or such other number of days as is required under Section 409A of the Internal Revenue Code in connection with the Change in Control), we must pay to each non-employee director, in a lump sum, any deferred units that have been credited to that non-employee director’s account.

A “Change in Control” generally is deemed to occur if (i) any person is or becomes the owner, directly or indirectly, of at least 20% of our voting securities; (ii) individuals who, on July 4, 2015, constituted our Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of our Board (provided that any person who subsequently becomes a director and is approved by a vote of at least two-thirds of the directors then constituting the Incumbent Directors will be considered as though such person were an Incumbent Director); (iii) a merger, consolidation, share exchange or similar form of corporate reorganization is consummated, unless immediately after such transaction (a) more than 60% of the total voting power of the company resulting therefrom is represented by shares that were our voting securities immediately prior thereto and such voting power is in substantially the same proportion as our voting securities immediately prior to such transaction, (b) no person becomes the owner, directly or indirectly, of 20% or more of the voting securities of the company resulting from such transaction, and (c) at least a majority of the members of the board of directors of the company resulting from such transaction were Incumbent Directors at the time of our Board’s approval of such transaction; (iv) our shareholders approve a plan of complete liquidation or dissolution of Harris; or (v) we consummate a sale or other disposition of all or substantially all of our assets.

Termination or Amendment.    The New Equity Plan will continue in effect until its termination by the Committee, except that all incentive stock option awards must be granted within 10 years after the date on which the Board approved the New Equity Plan, and all other awards must be granted within 10 years from the Effective Date. Our Board may, to the extent permitted by Section 409A of the Internal Revenue Code, amend, suspend or terminate the New Equity Plan or any part thereof from time to time, provided that no change may be made which may materially impair the rights of a participant who has received an award without the consent of such participant, and provided that if an amendment to the New Equity Plan (i) would materially increase the benefits accruing to participants under the New Equity Plan, (ii) would increase the number of shares which may be issued under the New Equity Plan, (iii) would materially modify the requirements for participation in the New Equity Plan, (iv) would modify the prohibitions on the repricing or discounting of options or SARs contained in the New Equity Plan, or (v) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the NYSE or, if our common stock is not traded on the NYSE, the principal national securities exchange upon which our common stock is traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

Limits on Transferability.    No award granted under the New Equity Plan may be sold, assigned, pledged, encumbered or otherwise transferred by a participant, except by will or the laws of descent and distribution in the event of the participant’s death (to the extent such award, by its terms, survives the participant’s death), and except that the Committee may, in its discretion, expressly authorize transfer by a participant of options (other than incentive stock options) or SARs on certain conditions.

Impact of Restatement of Financial Statements upon Previous Awards (“Clawback”).    If any of our financial statements are restated as a result of errors, omissions or fraud, the Committee may direct that we recover all or a portion of any award or payment made to any, all or any class of participants with respect to any fiscal year of Harris the financial results of which are negatively affected by such restatement. In addition, an award granted under the New Equity Plan also will be subject to recoupment pursuant to “clawback” or similar policies adopted by us.

Waiver of Restrictions.    The Committee may approve awards that, upon the termination of a participant’s employment or service, provide that, or may, in the Committee’s sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award such that (i) any or all outstanding options and SARs become exercisable in part or in full; (ii) all or a portion of the restriction period applicable to any outstanding award shall lapse; (iii) all or a portion of the performance period applicable to any outstanding award shall lapse; and (iv) the performance measures applicable to any outstanding award shall be deemed satisfied at target, maximum or any other level of performance. The Committee may, in its sole discretion, based upon such factors the Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with an award under the New Equity Plan.

Other Terms of Awards.    We will have the authority to withhold, or to require a participant to remit to us, prior to issuance or delivery of any shares or cash under the New Equity Plan, an amount sufficient to satisfy U.S. Federal, state, local or foreign tax or withholding requirements associated with any award. In addition, we may, in our sole discretion, permit or require a participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to us shares held by such participant having a fair market value equal to the amount of the tax or (ii) directing us to retain shares otherwise issuable or cash otherwise to be delivered to the participant under the New Equity Plan.

Summary of U.S. Federal Income

Tax Consequences

The following summary is intended only as a general guide to the U.S. Federal income tax consequences of participation in the New Equity Plan and does not attempt to describe all possible U.S. Federal or other tax consequences of such participation or tax consequences based on particular circumstances. Each participant is advised to consult his or her personal tax advisor concerning the application of the U.S. Federal income tax laws to such participant’s particular situation as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any awards under the New Equity Plan.

Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for U.S. Federal income tax purposes. If the participant disposes of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for U.S. Federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonqualified Stock Options.    Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Stock Appreciation Rights.    A participant recognizes no taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise or base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Share and Performance Share Awards.    A participant acquiring a restricted share or performance share award generally will recognize ordinary income equal to the excess of the fair market value of the underlying shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless, as will normally be the case, the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted share or performance share award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Performance Unit, Restricted Unit, Cash-Based Unit and Deferred Unit Awards.    A participant

generally will recognize no income upon the grant of a performance unit, restricted unit, cash-based unit or deferred unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined in the paragraph above regarding “Restricted Share and Performance Share Awards”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

New Plan Benefits

No awards will be granted under the New Equity Plan prior to its approval by our shareholders. Moreover, whether future share-based awards will be made will depend on action of the Committee, and the value of any future share-based awards ultimately will depend on the future price of our common stock, among other factors, and any such future share-based awards will be subject to such performance, vesting or other conditions as the Committee determines from time to time in its discretion. Consequently, it is not possible to determine the amount of the benefits that may become payable under the New Equity Plan.

Vote Required and Related Matters

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the New Equity Plan. Abstentions will have the effect of a vote against approval of the New Equity Plan. Any broker non-votes will have no effect on approval of the New Equity Plan.

Recommendation Regarding Proposal 3

Our Board of Directors unanimously recommends that you vote “FOR” approval of the new Harris Corporation 2015 Equity Incentive Plan. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.

PROPOSAL 4:    APPROVAL OF THE HARRIS CORPORATION ANNUAL INCENTIVE PLAN

At the Annual Meeting, our shareholders will be asked to approve the new Harris Corporation Annual Incentive Plan (the “New Annual Incentive Plan”). On the recommendation of our Management Development and Compensation Committee, our Board approved the New Annual Incentive Plan on August 28, 2015, with an effective date of July 4, 2015, subject to its approval by our shareholders.

The purpose of the New Annual Incentive Plan is to promote our growth and performance and thereby advance the interests of our shareholders by linking a portion of the total annual compensation for certain key employees to achievement of those corporate or other objectives that are approved for each fiscal year of Harris and assisting in attracting, retaining and motivating certain key employees. The New Annual Incentive Plan is very similar to our predecessor annual incentive plan, our existing Harris Corporation Annual Incentive Plan, which was approved by our shareholders in 2010.

The New Annual Incentive Plan also is designed to preserve our ability under Section 162(m) of the Internal Revenue Code to deduct, for U.S. Federal income tax purposes, the compensation paid to certain executive officers in connection with certain awards granted under the New Annual Incentive Plan. In order to enable compensation paid in connection with cash awards granted under the New Annual Incentive Plan to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, our shareholders are being asked to approve the New Annual Incentive Plan.

Summary of New Annual Incentive Plan

The following summary of the principal features of the New Annual Incentive Plan is subject to the complete terms of the New Annual Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

Administration.    A committee of our Board (the “Committee”) will be appointed to administer the New Annual Incentive Plan, except that with respect to participation in the New Annual Incentive Plan by our CEO or any other executive officer who also is a member of our Board, the New Annual Incentive Plan will be administered by the Committee together with the independent directors of our Board. The Committee will be comprised solely of three or more non-employee directors, each of whom will be an independent director. Our Board initially has designated our Management Development and Compensation Committee as the Committee to administer the New Annual Incentive Plan. The Committee may delegate to one or more of our officers the authority to grant awards under the New Annual Incentive Plan, other than grants to an executive officer or any person covered by Section 162(m) of the Internal Revenue Code. The Committee shall have the power to interpret the New Annual Incentive Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the New Annual Incentive Plan or any award granted thereunder.

Eligibility.    Awards may be granted to salaried employees of Harris or any subsidiary or affiliate of Harris who are selected by our Board, the Committee or its delegate. Employees intended to receive “qualified performance-based compensation” shall be designated as participants under the New Annual Incentive Plan no later than 90 calendar days after the beginning of a fiscal year of Harris. As of August 28, 2015, we had approximately 21,000 salaried employees, including 11 executive officers, who would be eligible to receive awards under the New Annual Incentive Plan. However, under prior annual incentive plans similar to the New Annual Incentive Plan, our practice has been to limit participants to executives at or above certain levels, a group currently numbering approximately 275, although we are not bound by that practice.

Participation by Executive Officers.    For any participant in the New Annual Incentive Plan who is an executive officer covered by Section 162(m) of the Internal Revenue Code or who, in the Committee’s judgment, is likely to be subject to Section 162(m) of the Internal Revenue Code at any time during the applicable fiscal year or any period during which an award may be paid following such fiscal year:

•

such participant’s annual incentive award payable under the New Annual Incentive Plan for a fiscal year of Harris will be subject to the achievement of one or more of the performance objectives established by the Committee, and the Committee shall not have the discretion to increase the amount of the award payable under the New Annual Incentive Plan but the Committee may reduce the amount of any award so payable; and

•

no annual incentive award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code will be payable to that participant under the New Annual Incentive Plan unless the Committee certifies that such participant’s performance objectives have been satisfied to a particular extent and that any other material terms and conditions to payment of an award to such participant under the New Annual Incentive Plan have been satisfied.

Further, the maximum award payable under the New Annual Incentive Plan to any participant who is an executive officer of Harris for any fiscal year of Harris will be $6,000,000, provided that if a participant is not a participant for the entire fiscal year, the maximum amount payable shall be pro-rated based on the number of days the individual was a participant, and provided further that such limits shall be multiplied by two for awards granted to a participant for any fiscal year in which such participant’s employment with Harris commences.

Awards; Performance Objectives.    Participants will have the payout of their annual incentive awards, if any, determined on the basis of the degree of achievement of performance objectives that will be established by the Committee and will be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the performance objectives. The Committee will, for each fiscal year, establish the performance objectives to apply to such participant and a formula or matrix prescribing the extent to which such participant’s “target” annual incentive award will be earned based on the degree of achievement of those performance objectives. In no event, however, will the maximum payout to such participant exceed 200% of that target annual incentive award. With respect to awards intended to be “qualified performance-based compensation,” the Committee will determine the target annual incentive award, performance objectives and any related formula or matrix for each participant not later than 90 calendar days after the beginning of a fiscal year of Harris. Payouts will, subject to any deferral required or permitted by the

Committee, be made after the end of the applicable fiscal year.

The provisions of the New Annual Incentive Plan with respect to the description of the potential business criteria on which the performance objectives may be based, and measurement of, and limitations on the use of, performance objectives are the same as those described above in the “Proposal 3: Approval of the Harris Corporation 2015 Equity Incentive Plan” section of this proxy statement beginning on page 78.

The Committee may, in its sole discretion, award or increase the amount of an annual incentive award payable to a participant (other than an executive officer covered by Section 162(m) of the Internal Revenue Code) even though not earned in accordance with the performance objectives established for such participant. The Committee reserves the discretion to reduce the amount of any payment with respect to an award that would otherwise be paid.

Termination of Employment.    Except to the extent otherwise provided by the Committee or as provided below under “Change in Control,” if a participant’s employment with us or any of our subsidiaries or affiliates is terminated for any reason prior to the last day of a fiscal year of Harris, then, except in the case of death, disability, normal retirement or an involuntary termination without cause, such participant shall forfeit the award and shall not be entitled to a payment of the annual incentive award. If a participant’s employment is terminated prior to the last day of a fiscal year of Harris due to death, disability, normal retirement or involuntary termination without cause, if the participant has been employed by us or any of our subsidiaries or affiliates a minimum of 180 days during the fiscal year and any other requirements for a pro-rated payment of the award have been satisfied, such participant will be entitled to a payment, pro-rated based on the number of days the individual was a participant in the New Annual Incentive Plan for such fiscal year, of the annual incentive award that would have been payable if such participant had been a participant on the last day of the fiscal year (subject to written certification by the Committee that the performance objectives have been achieved to a particular extent in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code). A leave of absence, approved by the

Committee, will not be deemed to be a termination of employment for purposes of the New Annual Incentive Plan and an involuntary termination with cause shall include, without limitation, an involuntary termination for performance reasons.

Change in Control.    Upon the occurrence of a “Change in Control” (as defined above in the “Proposal 3: Approval of the Harris Corporation 2015 Equity Incentive Plan” section of this proxy statement beginning on page 78) that qualifies as a “change in control event” within the meaning of regulations adopted under Section 409A of the Internal Revenue Code, we will pay any awards payable to participants as promptly as practicable following the effective date of the Change in Control, but in no event later than the earlier of (i) the 90th day following the effective date of the Change in Control and (ii) the 15th day of the third month following the end of the fiscal year during which the Change in Control is effective. If the Change in Control does not qualify as a “change in control event” under such regulations, the payment to participants will be made no earlier than the end of the fiscal year during which the Change in Control is effective and no later than the 15th day of the third month following the end of such fiscal year. A participant who remains employed by us or any of our subsidiaries or affiliates as of the time the Change in Control is effective shall be entitled to receive a payment notwithstanding any subsequent termination of employment for any reason. The payment to each participant will be an amount not less than the target award as originally approved for the fiscal year of Harris or at such greater level of performance as the Committee may authorize, notwithstanding actual results or any changes or modifications occurring after any such Change in Control.

Termination or Amendment.    The New Annual Incentive Plan will continue in effect until its termination by our Board or the Committee. Prior to a Change in Control, our Board or the Committee may amend, suspend or terminate the New Annual Incentive Plan from time to time, subject to any requirement for shareholder approval imposed by applicable law or regulation, including Section 162(m) of the Internal Revenue Code, and the listing standards of the NYSE, except that no such amendment, suspension or termination may be made which would alter a participant’s right to receive a distribution as previously earned.

Impact of Restatement of Financial Statements upon Previous Awards (“Clawback”).    If any of our financial statements are restated as a result of errors, omissions or fraud, the Committee may direct that we recover all or a portion of any award or payment made to any, all or any class of participants with respect to any fiscal year of Harris the financial results of which are negatively affected by such restatement. In addition, an award or payment made under the New Annual Incentive Plan also will be subject to recoupment pursuant to “clawback” or similar policies adopted by us.

Summary of U.S. Federal Income Tax Consequences

Payments made under the New Annual Incentive Plan will be taxable to participants when paid. As described above, we generally intend payments under the New Annual Incentive Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. As a result, we will generally be entitled to a U.S. Federal income tax deduction corresponding to the amount of income recognized by participants, subject to compliance with Section 162(m) of the Internal Revenue Code.

New Plan Benefits

Because the New Annual Incentive Plan gives the Committee discretion in establishing target annual cash incentives (subject to the dollar limit for executive officers noted above) and the Committee has discretion to reduce the amount of benefits that will be payable under the New Annual Incentive Plan, it is not possible to determine the amount of the benefits that may become payable under the New Annual Incentive Plan. For fiscal 2016, the target annual cash incentive compensation for the named executive officers under the New Annual Incentive Plan, assuming that actual performance against the performance objectives established by the Committee results in an annual cash incentive at 100% of the target annual cash incentive, would be as follows: Mr. Brown — $2,000,000; Mr. Lopez — $406,100; Mr. Fox — $393,800; Mr. Mikuen — $350,000; and Mr. Duffy — $336,900. Actual annual cash incentive amounts could be more or less than the target annual cash incentive amounts described above, depending on the actual performance against the performance objectives and subject to the Committee’s discretion to reduce the amount of the annual cash incentive earned under the New Annual Incentive Plan.

Vote Required and Related Matters

The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the New Annual Incentive Plan. Abstentions will have the effect of a vote against approval of the New Annual Incentive Plan. Any broker non-votes will have no effect on approval of the New Annual Incentive Plan.

If the New Annual Incentive Plan is not so approved, no annual incentives will be paid under the New Annual Incentive Plan, and we may continue to grant annual cash incentive awards under the existing

Harris Corporation Annual Incentive Plan under its current terms. In that event, those incentive awards would not qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, and consequently, all or a portion of such incentive awards might not be deductible by us for federal income tax purposes.

Recommendation Regarding Proposal 4

Our Board of Directors unanimously recommends that you vote “FOR” approval of the new Harris Corporation Annual Incentive Plan. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

The following Report of our Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Harris under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Harris specifically incorporates this Report by reference therein.

The role of the Audit Committee is, among other things, to assist the Board in its oversight of:

•	The integrity of the financial statements of Harris;

•	Harris’ compliance with applicable related legal and regulatory requirements;

•	The independence and qualifications of Harris’ independent registered public accounting firm; and

•	The performance of Harris’ independent registered public accounting firm and internal audit function.

The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Harris’ Director Independence Standards.

Harris’ management is responsible for the preparation, presentation and integrity of Harris’ financial statements and the effectiveness of Harris’ system of internal control over financial reporting and disclosure controls and procedures. Management and the Internal Audit department are responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Harris’ independent registered public accounting firm for fiscal 2015, Ernst & Young LLP (“EY”), is responsible for auditing Harris’ consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. EY also is responsible for auditing the effectiveness of Harris’ internal control over financial reporting. Representatives of EY attended all regularly scheduled meetings of the Audit Committee during fiscal 2015. The Audit Committee has met and held discussions with management, the head of Internal Audit and EY. The Audit Committee discussed with the internal auditors and EY the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with EY, the head of Internal Audit, the Principal Accounting Officer and the Chief Financial Officer, with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Harris’ internal control over financial reporting and the overall quality of Harris’ financial reporting. Management has represented to the Audit Committee that Harris’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has:

•

Reviewed and discussed with management and EY Harris’ internal control over financial reporting, including a review of management’s report on its assessment and EY’s audit of the effectiveness of Harris’ internal control over financial reporting and any significant deficiencies or material weaknesses;

•

Considered, reviewed and discussed the audited financial statements with management and EY, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;

•	Discussed with EY the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•

Received, reviewed and discussed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed EY’s independence with EY;

•

Reviewed the services provided by EY other than its audit services and considered whether the provision of such other services by EY is compatible with maintaining its independence, discussed with EY its independence, and concluded that EY is independent from Harris and its management; and

•

Reviewed the contents of SEC-required certification statements from the CEO and Chief Financial Officer and also discussed and reviewed the process and internal controls for providing reasonable assurances that the financial statements included in the Harris Annual Report on Form 10-K for the fiscal year ended July 3, 2015 are true in all important respects, and that the report contains all appropriate material information of which they are aware.

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Harris’ Annual Report on Form 10-K for the fiscal year ended July 3, 2015, for filing with the SEC. The Audit Committee also has appointed, and has requested shareholder ratification of the appointment of, EY as Harris’ independent registered public accounting firm for the fiscal year ending July 1, 2016.

Submitted on August 27, 2015 by the Audit Committee of the Board of Directors.

David B. Rickard, Chairperson

Peter W. Chiarelli

Thomas A. Dattilo

Gregory T. Swienton

PROPOSAL 5:    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

  REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered

Public Accounting Firm

EY served as our independent registered public accounting firm for the fiscal year ended July 3, 2015. In addition to the engagement to audit our financial statements and internal control over financial reporting and to review the financial statements included in our quarterly reports on Form 10-Q, EY also was engaged by us during fiscal 2015 to perform certain audit-related services and tax services.

The following table presents fees for professional audit services rendered by EY for the audit of our annual financial statements for the fiscal years ended July 3, 2015 and June 27, 2014 and fees for other services rendered by EY during those periods.

	Fiscal 2015	Fiscal 2014
Audit Fees	$11,503,000	$5,552,000
Audit-Related Fees	$110,000	0
Tax Fees	$713,000	0
All Other Fees	0	0

Total	$12,326,000	$5,552,000

Audit Fees.    Audit fees include fees associated with the annual audit and the audit of internal control over financial reporting, including purchase accounting and audit procedures relating to our acquisition of Exelis, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements and other filings, comfort letter procedures, accounting and reporting consultations and statutory audits required internationally for certain of our subsidiaries.

Audit-Related Fees.     Audit-related fees for fiscal 2015 include fees associated with consultations related to new accounting standards. No audit-related services were rendered or fees billed for fiscal 2014.

Tax Fees.     Tax fees for fiscal 2015 consist of $412,000 related to tax compliance, including foreign and domestic return preparation and transfer pricing studies, and $301,000 related to tax planning and advisory services. No tax-related services were rendered or fees billed for fiscal 2014.

All Other Fees.     For fiscal 2015 and fiscal 2014, no professional services were rendered or fees billed for services not included within Audit Fees, Audit-Related Fees or Tax Fees.

EY did not perform any professional services related to financial information systems design and implementation for us in fiscal 2015 or fiscal 2014.

Our Audit Committee has determined in its business judgment that the provision of the services described above is compatible with maintaining EY’s independence.

Pre-Approval of Audit and Non-Audit Services

Under our Audit Committee Pre-Approval Policy and Procedures, as adopted by our Audit Committee, our Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm to ensure that the provision of such services does not impair the firm’s independence. The policy utilizes a framework of both general pre-approval for certain specified services and specific pre-approval for all other services.

Early in each fiscal year, our Audit Committee reviews and, as it deems appropriate, pre-approves the audit services and any audit-related services, tax services and other services to be performed by our independent registered public accounting firm, together with specific details regarding such services anticipated to be required for such fiscal year including, when available, estimated fees. Our Audit Committee periodically reviews the services provided to date and actual fees against the estimates, and such fee amounts may be updated to the extent appropriate at regularly scheduled meetings of our Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. Our Audit Committee also may revise the list of pre-approved services and related fees from time to time. All of the services described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were pre-approved in accordance with this policy.

If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then our Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to our Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairperson of our Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairperson is then presented to our full Audit Committee for ratification at the next Audit Committee meeting. In any event, pre-approval of any engagement by our Audit Committee or the Chairperson of our Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional pre-approval is required before any fees can exceed approved fees for any such specifically approved services.

Appointment of Independent Registered

Public Accounting Firm for Fiscal 2016

Our Audit Committee has appointed EY to audit our books and accounts and internal control over financial reporting for the fiscal year ending July 1, 2016.

Although applicable law does not require shareholder ratification of the appointment, our Board believes that obtaining shareholder ratification of the appointment is a sound corporate governance practice. If our shareholders do not ratify the appointment of EY, our Audit Committee will reconsider whether to retain EY and may retain EY or hire another firm without resubmitting the matter to shareholders for approval. We expect that a representative of EY will be present at the 2015 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

As provided in our Audit Committee’s charter and as discussed above, our Audit Committee is responsible for directly appointing, retaining, terminating and overseeing our independent registered public accounting firm. Although we have a very long-standing relationship with EY, our Audit

Committee frequently evaluates the independence and effectiveness of our independent registered public accounting firm and its personnel, and the cost and quality of its audit and audit-related services. In accordance with sound corporate governance practices and in order to ensure that our Audit Committee and our shareholders are receiving the best and most cost-effective audit services available, our Audit Committee periodically considers issuing a request for proposal from EY and other large nationally recognized accounting firms with regard to our audit engagement. A determination to use a request for proposal process could result in a firm other than EY providing audit engagement services to us in later years. Our Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.

Vote Required and Related Matters

The affirmative vote of a majority of the shares present or represented at the 2015 Annual Meeting of Shareholders and entitled to vote on this proposal will be required to ratify our Audit Committee’s appointment of our independent registered public accounting firm. Abstentions will have the effect of a vote against ratification of the appointment of our independent registered public accounting firm. Any broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm; however, because brokers, banks and other nominees are permitted under NYSE rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.

Recommendation Regarding Proposal 5

Our Board of Directors unanimously recommends that you vote “FOR” ratification of our Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending July 1, 2016. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

Pursuant to applicable requirements of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in our proxy statement and form of proxy/voting instruction for the 2016 Annual Meeting of Shareholders, we must receive any proposals that shareholders wish to present no later than May 13, 2016. Such proposals will need to be in writing and comply with SEC regulations regarding the inclusion of shareholder proposals in Harris-sponsored proxy materials.

In addition, our By-Laws provide that, for any shareholder proposal or director nomination to be properly presented at the 2016 Annual Meeting of Shareholders, but not for inclusion in our proxy statement and form of proxy/voting instruction, the shareholder proposal or director nomination must comply with the requirements set forth in our By-Laws and we must receive notice of the matter not less than 90 nor more than 120 days prior to October 23, 2016. Thus, to be timely, notice of a shareholder proposal or director nomination for the 2016 Annual Meeting of Shareholders must be received by our Secretary no earlier than June 25, 2016 and no later than July 25, 2016. However, if the 2016 Annual Meeting of Shareholders is not scheduled to be held within a period that commences on September 23, 2016 and ends on November 22, 2016, and instead, such meeting is scheduled to be held on a date outside that period, notice of a shareholder proposal or director nomination, to be timely, must be received by our Secretary by the later of 90 days prior to such other meeting date or 10 days following the date such other meeting date is first publicly announced or disclosed.

Notwithstanding the foregoing notice deadlines under our By-Laws, if the number of directors to be elected to our Board of Directors at the 2016 Annual Meeting of Shareholders is increased and either all of the nominees for director at the 2016 Annual Meeting of Shareholders or the size of the increased Board of Directors is not publicly announced or disclosed by us by July 15, 2016, notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our Secretary no later than 10 days following the first date all of such nominees or the size of the increased Board of Directors is publicly announced or disclosed.

Further, any proxy granted with respect to the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Secretary within the applicable timeframe provided above.

Each notice of a shareholder proposal or director nomination must contain all of the information required by our By-Laws, including:

•	Whether the shareholder is providing the notice at the request of a beneficial holder of our stock;

•

Whether the shareholder, any beneficial holder on whose behalf the notice is being delivered or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the shareholder or such beneficial holder in us or the matter the notice relates to, and the details thereof;

•

The name and address of the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained (each, an “Interested Person” or collectively, “Interested Persons”);

•	A description of all equity securities and debt instruments of us or any of our subsidiaries beneficially owned by all Interested Persons;

•

Whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into by or for the benefit of any Interested Person with respect to us or our subsidiaries, the effect or intent of which is to increase or decrease the economic risk or voting power of such Interested Person;

•

A representation that the shareholder is a holder of record of our stock that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice;

•	The information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•	Each nominee’s signed consent to serve as a director of Harris if elected; and

•	Information as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K.

The above is a summary of the material requirements for shareholder proposals and director nominations set forth in our By-Laws and we refer you to our By-Laws for more detailed information.

A copy of our By-Laws is available on the Corporate Governance section of our website at

harris.com/corporate_governance/. You also may obtain a copy of our By-Laws upon written request to our Secretary at the address below.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the shareholder making the nomination or proposal, or that does not comply with our By-Laws, will be disregarded. You should address all nominations or proposals to:

Secretary

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

DISCRETIONARY VOTING ON OTHER MATTERS

Except for the matters described in this proxy statement, our Board of Directors is not aware of any matter that will or may be properly presented at the 2015 Annual Meeting of Shareholders. The deadline under our By-Laws for any shareholder proposal not discussed in this proxy statement to be properly presented at the 2015 Annual Meeting of

Shareholders has passed. If any other matter is properly brought before the 2015 Annual Meeting of Shareholders, the persons named as proxies in our proxy materials intend to vote the shares for which we have received proxies in accordance with their best judgment.

MISCELLANEOUS MATTERS

Annual Report on Form 10-K

Our Annual Report on Form 10-K for our fiscal year ended July 3, 2015 has been filed with the SEC. Upon request, we will furnish to shareholders without charge a copy of the Annual Report on Form 10-K. Shareholders may obtain a copy by:

•	Writing to our Secretary at:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919; or

•	Calling (321) 727-9100.

A copy also is available on the Investor Relations section of our website at harris.com/ar.

Shareholder List

A list of our shareholders of record as of the record date of August 28, 2015 will be available for examination for any purpose germane to the 2015 Annual Meeting of Shareholders during normal business hours at 1025 West NASA Boulevard, Melbourne, Florida, at least 10 calendar days prior to, and also at, the 2015 Annual Meeting of Shareholders.

By Order of the Board of Directors

Scott T. Mikuen

Senior Vice President,

General Counsel and

Secretary

Melbourne, Florida

September 9, 2015

Appendix A

HARRIS CORPORATION

2015 EQUITY INCENTIVE PLAN

1. Purpose of the Plan.    The purpose of the Harris Corporation 2015 Equity Incentive Plan is to promote the long-term growth and performance of the Company and thereby increase shareholder value by enabling grants of long-term incentive awards to officers, employees and directors. The Plan is intended to: (i) further align the interests of officers, employees and directors with those of the shareholders by providing incentive compensation opportunities which may be tied to the performance of the Common Stock and by encouraging Common Stock ownership by officers, employees, and directors; and (ii) assist in attracting, retaining and motivating selected individuals.

2. Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, as determined by the Board Committee.

“Award” means a Cash-Based Unit, Deferred Unit, Option, Performance Share, Performance Unit, Restricted Share, Restricted Unit, Stock Appreciation Right, or other Share-Based Award granted under the Plan.

“Award Agreement” means any written or electronic agreement or other certificate, instrument, notice or document setting forth the terms and conditions of an Award granted to a Participant and includes any Cash-Based Unit Award Agreement, Deferred Unit Award Agreement, Option Agreement, Performance Share Award Agreement, Performance Unit Award Agreement, Restricted Share Award Agreement, Restricted Unit Award Agreement, and Stock Appreciation Right Agreement. The Board Committee may, but need not, require an Award Agreement to be signed or acknowledged by a Participant as a precondition to receiving or retaining an Award.

“Board” means the Board of Directors of the Company.

“Board Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors, and which initially shall be the Management Development and Compensation Committee of the Board.

“Cash-Based Unit” means an award denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to $1.00 or such other value as is determined by the Board Committee.

“Cash-Based Unit Award Agreement” shall have the meaning set forth in Section 5.1.

“Cause” means, unless otherwise defined in an Award Agreement with respect to any Participant, either: (i) if such Participant is a party to an employment agreement with the Company or any Subsidiary or Affiliate (other than an executive change in control severance agreement) and such agreement defines “cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause”: (A) a substantial and continuing failure or refusal by such Participant to perform the material duties of his or her position, or to perform specific directives from such Participant’s supervisor that are consistent with such Participant’s position (other than a failure resulting from such Participant’s disability); (B) any conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any Subsidiary or Affiliate; (C) deliberate, willful or gross negligence or misconduct with respect to the Company or any Subsidiary or Affiliate; (D) any act of fraud, dishonesty, embezzlement, theft or unethical business conduct by such Participant in connection with his or her duties or such Participant’s admission or conviction of, or plea of nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, dishonesty, embezzlement, theft or misrepresentation; or (E) willful violation by such Participant of a material policy that is generally applicable to all or similarly situated employees of the Company, a Subsidiary or an Affiliate, including the Company’s Code of Conduct. Determination of whether Cause exists shall be made by the Board Committee or by the Company’s management in its sole discretion.

“Change in Control” shall have the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, $1.00 par value per share, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 3.2.

“Company” means Harris Corporation, a Delaware corporation.

“Deferred Unit” means an award denominated in units, granted pursuant to Section 10.1, where each unit is equal in value to one Share.

“Deferred Units Account” means a bookkeeping account in the name of a Non-Employee Director established pursuant to Section 10.1 to which Deferred Units are credited.

“Deferred Unit Award Agreement” shall have the meaning set forth in Section 10.1.

“Director” means a member of the Board.

“Dividend Equivalents” means, on any record date, the amount of cash or other distributions (but excluding any distributions of Common Stock) equal in value to the dividends or distribution payable on Shares as declared by the Board with respect to such dividend or distribution payment date.

“Employee” means an employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers, who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise. Notwithstanding the foregoing, for purposes of Awards made pursuant to Section 12(b), the term “Employee” shall also include any person who provides services to the Company, any Subsidiary or any Affiliate that are equivalent to those typically provided by an employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any Participant the Board has designated as an executive officer of the Company for purposes of reporting under Section 16 of the Exchange Act.

“Fair Market Value” means, as of any particular date, the fair market value of a Share on such date as determined by the Board Committee in accordance with Section 409A of the Code. Unless otherwise determined by the Board Committee, the fair market value of a Share shall be the closing price per Share as reported on the New York Stock Exchange consolidated transaction reporting system on the applicable date or, if no such closing price is available on such date, on the preceding day upon which such closing price is available.

“Full-Value Awards” means Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award. Full-Value Awards will include all Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Shares, Restricted Units, and all other Share-Based Awards, but will not include Options or SARs.

“Grant Date” means the date on which the grant of an Award is made by the Board Committee, or such later date as the Board Committee may specify to be the effective date of an Award.

“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Independent Director” means a Director who is not an Employee and who is intended to qualify as (i) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” under Section 162(m) of the Code, and (iii) an “independent director” under the rules and listing standards adopted by the New York Stock Exchange or any other exchange upon which the Common Stock is listed for trading.

“Non-Employee Director” means a Director who is not an Employee.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Section 7.1. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options.

“Option Agreement” shall have the meaning set forth in Section 7.1.

“Option Price” means the purchase price of each Share underlying an Option.

“Participant” means any Employee or Non-Employee Director holding an outstanding Award.

“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Awards that are subject to the achievement of performance objectives. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, Affiliate, segment, division, business unit, department, geography or function with the Company in which the Participant is employed or any combination of the foregoing. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The Board Committee may grant Awards subject to Performance Objectives that are Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria: return on equity; diluted earnings per share; earnings per share growth; total earnings; earnings growth; return on capital; return on invested capital; return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; revenue; revenue growth; expenses; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total shareholder return); operating profit; net earnings; profit margin; new product introduction; business efficiency measures; sustainability, including energy or materials utilization; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measures/ratios; economic value added; working capital metrics or other balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; synergies and run-rate synergies; operating ratios; borrowing levels, leverage ratios or credit ratings; acquisitions or divestitures; recapitalizations; overhead or expense containment or reduction; or productivity. Performance Objectives may be applied on a pre- or post-tax basis. Performance Objectives applicable to Awards that are not Qualified Performance-Based Awards shall not be limited to the categories listed above, and with respect to such Awards the Board Committee may designate any other types or categories of Performance Objectives as it shall determine, including categories involving individual performance and subjective targets. With respect to an Award intended to be a Qualified Performance-Based Award, the Board Committee shall establish in writing the Performance Objectives and any related formula or matrix not later than ninety (90) calendar days after the beginning of the Performance Period and otherwise shall satisfy the applicable requirements under Section 162(m) of the Code.

“Performance Period” means the period of time (not less than one year) established by the Board Committee for achievement of Performance Objectives under Section 5.1.

“Performance Share” means an award granted pursuant to Section 5.1 of actual Shares issued to a Participant that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.

“Performance Share Award Agreement” shall have the meaning set forth in Section 5.1.

“Performance Unit” means an award, denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to one Share.

“Performance Unit Award Agreement” shall have the meaning set forth in Section 5.1.

“Permitted Transferees” shall have the meaning set forth in Section 13.5.

“Plan” means this Harris Corporation 2015 Equity Incentive Plan, as amended from time to time.

“Plan Effective Date” shall have the meaning set forth in Section 13.17(a).

“Predecessor Plan” shall mean the Harris Corporation 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”), as in effect on the Plan Effective Date.

“Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Restricted Share” means an award granted pursuant to Section 6.1 of actual Shares issued to a Participant that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.

“Restricted Share Award Agreement” shall have the meaning set forth in Section 6.1.

“Restricted Unit” means an award, denominated in units, granted pursuant to Section 6.1, where each unit is equal in value to one Share.

“Restricted Unit Award Agreement” shall have the meaning set forth in Section 6.1.

“Restriction Period” means the period of time specified in an Award Agreement during which certain restrictions as to vesting and as to the sale, transfer, assignment, pledge, encumbrance or other disposition of Restricted Share or Restricted Units awarded under the Plan remain in effect under Section 6.1. If the Restriction Period will lapse by the passage of time, each such grant or sale of Restricted Share or Restricted Units will be subject to a Restriction Period of not less than three years, as determined by the Board Committee at the Grant Date, but to the extent permitted by Section 409A of the Code, such Restriction Period may be modified or lapse earlier in the event of a Change in Control or on the death, disability, retirement or termination of employment of a Participant.

“Share-Based Award” means any award granted under Section 9.

“Share Change” shall have the meaning set forth in Section 3.2.

“Shares” means shares of Common Stock, subject to adjustments made under Section 3.2 or by operation of law.

“Stock Appreciation Right” or “SAR” means the right to receive a cash payment and/or Shares from the Company equal in value to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares, which right is granted pursuant to Section 8.1.

“Stock Appreciation Right Agreement” shall have the meaning set forth in Section 8.1.

“Subsidiary” means any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power; provided that in the case of an Incentive Stock Option, “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. Any such assumption, substitution or exchange shall occur in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

3. Shares Subject to Plan.

3.1 Shares Available for Awards.

(a) Maximum Share Limitations.    Subject to adjustment as provided in Section 3.2, the maximum aggregate number of Shares that may be issued or delivered under the Plan shall not exceed the sum of (i) Twenty-Five Million (25,000,000) Shares and (ii) the number of Shares available for grant under the Predecessor Plan as of the Plan Effective Date. Any Shares underlying Full-Value Awards that are issued or delivered under the Plan shall be counted against the Share limit set forth in the prior sentence as 4.6 Shares for every one Share subject to such Full-Value Award. To the extent that a Share that was subject to an Award that counted as 4.6 Shares against the Plan reserve pursuant to the preceding sentence becomes again available for grant under the Plan as set forth in Section 3.1(b), the Plan reserve shall be credited with 4.6 Shares. Subject to adjustment pursuant to Section 3.2, no more than Seven Million (7,000,000) Shares shall be available for issuance pursuant to Incentive Stock Options under the Plan. Subject to adjustment pursuant to Section 3.2, no more than One Million Two Hundred Fifty Thousand (1,250,000) Shares may be issued or delivered as Share-Based Awards under Section 9 and no more than One Million (1,000,000) Shares may be issued or delivered to

Non-Employee Directors under Section 10. Shares to be issued or delivered pursuant to the Plan may be authorized and unissued Shares, treasury Shares, or any combination thereof.

(b) Forfeitures, Terminations and Cash-Outs.    In addition to the Shares authorized in Section 3.1(a), to the extent any Shares under the Predecessor Plan are forfeited, or any award under the Predecessor Plan otherwise terminates without the issuance of some or all of the Shares underlying the award to a participant or if any option or stock appreciation right under the Predecessor Plan terminates without having been exercised in full, the Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit. Further, for the avoidance of doubt, to the extent any Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Shares, Restricted Units or Share-Based Awards subject to an Award hereunder are forfeited, or any such Award otherwise terminates without the issuance or delivery of some or all of the Shares underlying the Award to a Participant, or if any Option or SAR terminates without having been exercised in full, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If the benefit provided by any Award granted under the Plan is (or can only be) paid in cash, any Shares that were (or are) covered by that Award shall again be available for grant under the Plan.

(c) Limitations on Reissuance of Shares.    Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant, or withheld by the Company, in each case as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local, or foreign taxes incurred in connection with the exercise or earning of any Award under the Plan or under the Predecessor Plan will not become available for future grants under the Plan. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised and settled in Shares, all the Shares subject to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan as one Share for every one Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. In addition, Shares repurchased by the Company on the open market with the proceeds from exercises of Options shall not increase the number of Shares that may be issued or delivered under the Plan.

(d) Individual Participant Limitations.    To the extent necessary for an Award to be a Qualified Performance-Based Award, (i) the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any one Participant during any fiscal year shall be One Million (1,000,000) Shares in the aggregate, subject to adjustment pursuant to Section 3.2, (ii) the initial targeted number of Shares subject to Awards that are Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) granted to any one Participant during any fiscal year shall not exceed Five Hundred Thousand (500,000) Shares in the aggregate, and in no event shall the number of Shares ultimately issued to a Participant pursuant to such Awards that are Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) exceed 200% of the initial targeted number of Shares, subject to adjustment pursuant to Section 3.2, and (iii) in no event will any Participant in any fiscal year receive Awards of Cash-Based Units having an aggregate maximum value as of their respective Grant Dates in excess of $6,000,000; provided, however, that each of the per person limits set forth in this Section 3.1(d) shall be multiplied by two for Awards granted to a Participant in the fiscal year in which such Participant’s employment with the Company commences.

(e) Substitute Awards.    Shares or Awards issued by the Company through the assumption or substitution of outstanding grants from a corporation or entity acquired by or combined with the Company shall not reduce the Shares available for Awards under the Plan.

3.2 Adjustments.

(a) Adjustment to Common Stock.    In the event of a stock dividend, stock split, reverse stock split, share combination or similar events, altering the value of a Share, or the number of Shares outstanding (each, a “Share Change”), the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option Price and other relevant provisions of the Plan and outstanding Awards shall be proportionately and automatically adjusted as necessary to reflect the Share Change and to preserve the value of the Awards. Such adjustment shall be made by the Board Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Any adjustment pursuant to this

Section 3.2(a) shall be made in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

(b) Reorganizations, Mergers, Etc.    Subject to Section 12, the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option Price and other relevant provisions of the Plan and outstanding Awards shall be adjusted by the Board Committee or the Board, in its discretion to reflect a change in the capitalization of the Company, including but not limited to, a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, split-off, spin-off, spin-out, extraordinary cash dividend, or other distribution of assets to shareholders or other similar corporate transaction or event. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation or reorganization, liquidation, or dissolution, any Award shall pertain to the securities or other property which a holder of the number of Shares subject to the Award would have been entitled to receive in connection with such event. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment or substitution pursuant to this Section 3.2(b) shall be made in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

4. Administration of Plan; Eligibility.

4.1 Administration by the Board and Board Committee.

(a) Powers of Board Committee; Discretion.    The Plan shall be administered by the Board Committee. Subject to the terms of the Plan, the Board Committee shall have such powers and authority as may be necessary or appropriate for the Board Committee to carry out its functions as described in the Plan. The Board Committee shall have the authority in its discretion to determine: (i) which individuals shall receive Awards, (ii) the types of Awards to be made under the Plan, (iii) the number of Shares underlying Awards or amount of cash, in the case of Cash-Based Units, (iv) the other terms and conditions of such Awards, including the Option Price, exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, and the Performance Objectives, targets and weightings applicable to an Award, and (v) whether the Performance Objectives have been achieved. Determinations by the Board Committee under the Plan, including, without limitation, determinations of the Participants, the form, amount, and timing of Awards, and the terms and provisions of Awards and the Award Agreements evidencing Awards, need not be uniform and may be made selectively among Participants and individuals who receive or are eligible to receive Awards. The Board Committee shall have the full power, discretion and authority, consistent with the terms of the Plan, to interpret the Plan and the Award Agreements, to establish, amend, suspend and rescind any rules and regulations relating to the Plan, to prescribe the form of any Award Agreement or instrument executed in connection herewith, and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Board Committee may impose conditions with respect to an Award, such as limiting solicitation of employees or former employees or limiting competitive employment or other activities. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. All such interpretations, rules, regulations and determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes. Notwithstanding anything in the Plan to the contrary, the Board Committee designated by the Board to administer the Plan may be different for purposes of administering Awards made to Employees and Awards made to Non-Employee Directors.

(b) Board Authority.    If the Board Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Board Committee, subject to Section 162(m) of the Code.

(c) Delegation.    The Board Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Board Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Board Committee shall determine. The Board Committee may also, either concurrently or otherwise, delegate all or any portion of such authority to a committee of the Board consisting of or including any one or more Directors who also serve as officers of the Company. In no event shall any such delegation of authority be permitted with respect to Awards to any Director, Executive Officer or any person subject to Section 162(m) of the Code or who, in the Board Committee’s judgment, is likely to be subject to Section 162(m) of the Code at any time during any period in which an Award granted to such individual may be outstanding. The Board Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Board Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Board Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Board Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Board Committee and shall be deemed for all purposes of the Plan to have been taken by the Board Committee.

(d) Limitation on Liability.    No member of the Board or Board Committee nor any officer or employee delegated authority by the Board Committee pursuant to Section 4.1(c), shall be liable for any action or determination made in good faith by the Board, the Board Committee or such officer or employee with respect to the Plan or any Award.

4.2 Eligibility.    All Employees and Non-Employee Directors are eligible to be designated by the Board Committee to receive Awards and become Participants under the Plan; provided, however, that only Non-Employee Directors are eligible to receive Deferred Units under Section 10 and all Non-Employee Directors are eligible to receive such Deferred Units without regard to whether the Board Committee has designated a Non-Employee Director as eligible to receive Deferred Units; and provided further, that an employee of an Affiliate shall be designated by the Board Committee as a recipient of an Option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A of the Code. Except as provided otherwise in an Award Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary or an Affiliate and references to employment shall include service as a Non-Employee Director. The Board Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on a leave of absence. In selecting Employees and Non-Employee Directors to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Board Committee shall consider any and all factors that it deems relevant or appropriate.

5. Awards of Performance Shares, Performance Units and Cash-Based Units.

5.1 Awards.    Awards of Performance Shares, Performance Units and Cash-Based Units may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Except as provided in Section 11 or as otherwise provided or determined by the Board Committee, the release of Performance Shares or the payment or settlement of Performance Units or Cash-Based Units, as applicable, to the Participant granted the applicable Awards shall be contingent on (i) the degree of attainment of the applicable Performance Objectives during the Performance Period as shall be determined by the Board Committee, (ii) the expiration of the Performance Period, and (iii) such other terms and conditions as set forth in the applicable Award Agreement. Each Award under this Section 5.1 of Performance Shares shall be evidenced by an Award Agreement (“Performance Share Award Agreement”), each Award under this Section 5.1 of Performance Units shall be evidenced by an Award Agreement (“Performance Unit Award Agreement”), and each Award under this Section 5.1 of Cash-Based Units shall be evidenced by an Award Agreement (“Cash-Based Unit Award Agreement”), which shall specify or confirm the applicable Performance Objectives, the Performance Period, forfeiture conditions and such other terms and conditions as the Board Committee shall determine. The Board Committee may determine performance levels pursuant to which the number of Performance Shares, Performance Units, or Cash-Based Units earned may be less than, equal to, or greater than, the number of Performance Shares, Performance Units, or Cash-Based Units awarded based on the Performance Objectives stated in the Award.

5.2 Payouts.

(a) Performance Shares.    An Award of Performance Shares that has been earned shall immediately become nonforfeitable and the Shares underlying such Award of Performance Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may, at the Company’s option, be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

(b) Performance Units and Cash-Based Units.    An Award of Performance Units and Cash-Based Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Performance Unit Award Agreement or the Cash-Based Unit Award Agreement, as the case may be. Payouts in respect of an Award of Performance Units or Cash-Based Units may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout in respect of an Award of Performance Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee. Any payout in Shares in respect of an Award of Cash-Based Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.

5.3 Rights as Shareholders.

(a) Performance Shares — Voting.    Subject to the provisions of the applicable Performance Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Performance Period, Participants may exercise full voting rights with respect to Shares underlying Awards of Performance Shares granted under Section 5.1 hereof.

(b) Performance Units and Cash-Based Units.    Subject to the provisions of the applicable Performance Unit Award Agreement or Cash-Based Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying Awards of Performance Units or Cash-Based Units until such time, if any, as any underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

(c) Dividend Equivalents.    No dividends or Dividend Equivalents shall be paid on outstanding unvested or unearned Performance Shares or Performance Units. However, the Board Committee may specify that Performance Shares or Performance Units will accrue Dividend Equivalents in an amount equal to the cash dividends or other distribution, if any, which are paid with respect to issued and outstanding Shares during the Performance Period. If Dividend Equivalents are to accrue in respect of Performance Shares or Performance Units, the Dividend Equivalents will, as determined by the Board Committee, be paid in cash or Shares at the time of release of such Performance Shares and at the time of payout of such Performance Units. Dividend Equivalents will, in such case, be paid with respect to all Performance Shares that have vested and been released or Performance Units that are paid out. No Dividend Equivalents will be paid on Performance Shares or Performance Units that are forfeited or cancelled. The Board Committee may also specify that Dividend Equivalents will be deemed to be reinvested in Common Stock. Dividend Equivalents which are deemed reinvested in Common Stock will be converted into additional Performance Shares or Performance Units and release and payout of the Performance Shares or Performance Units shall include the value of such additional Performance Shares or Performance Units. No interest shall be paid on a Dividend Equivalent or any part thereof.

5.4 Termination of Employment or Service.    If a Participant ceases to be an Employee or a Non-Employee Director, the number of Performance Shares or Performance Units (and in each case, accrued Dividend Equivalents thereon, if any) to which the Participant shall be entitled, and the number of Cash-Based Units, if any, to which the Participant shall be entitled, shall be determined in accordance with the applicable Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding Awards of Performance Shares or Performance Units or Cash-Based Units shall be forfeited and cancelled. All remaining Performance Shares, Performance Units or Cash-Based Units as to which the Participant may not be entitled, as well as any accrued Dividend Equivalents on such Performance Shares or Performance Units, shall be forfeited, subject to such exceptions, if any, authorized by the Board Committee.

5.5 Transfer of Employment.    If a Participant transfers employment from one business unit of the Company or any of its Subsidiaries or Affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of Performance Shares, Performance Units or Cash-Based Units, as well as any accrued Dividend Equivalents, as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

5.6 Minimum Vesting Period.    Except as otherwise provided in the Plan, it shall be a condition to the release to a Participant of Performance Shares or the payment or settlement of Performance Units or Cash-Based Units that the Participant shall have been employed by the Company, a Subsidiary or Affiliate through the expiration of the first fiscal year of the applicable Performance Period.

6. Awards of Restricted Shares and Restricted Units.

6.1 Awards.    Awards of Restricted Shares and Restricted Units, subject to such Restriction Period and such other restrictions as to vesting and otherwise as the Board Committee shall determine, may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. In addition to the provisions of Section 11 applicable to a Change in Control, to the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion at the time of the grant of the Award of Restricted Shares or Restricted Units or at any time thereafter, provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 6.1 of Restricted Shares shall be evidenced by an Award Agreement (“Restricted Share Award Agreement”), and each Award under this Section 6.1 of Restricted Units shall be evidenced by an Award Agreement (“Restricted Unit Award Agreement”), which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

6.2 Payouts.

(a) Restricted Shares.    Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, an Award of Restricted Shares shall immediately become nonforfeitable and the Shares underlying such Award of Restricted Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

(b) Restricted Units.    An Award of Restricted Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Restricted Unit Award Agreement. Payouts in respect of Awards of Restricted Units may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout in respect of an Award of Restricted Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.

6.3 Rights as Shareholders.

(a) Restricted Shares.    Subject to the provisions of the applicable Restricted Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Restriction Period, Participants may exercise full voting rights with respect to all Shares underlying Awards of Restricted Shares granted under Section 6.1 hereof and shall be entitled to receive Dividend Equivalents (rather than dividends) paid with respect to those Shares; provided, however, any Dividend Equivalents with respect to an Award of Restricted Shares that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Award of Restricted Shares.

(b) Restricted Units.    Subject to the provisions of the applicable Restricted Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying Awards of Restricted Units until such time, if any, as the underlying Shares are actually issued to the Participant, which may, at the option of the Company be either

(i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. The Board Committee may provide in a Restricted Unit Award Agreement for the payment of Dividend Equivalents to the Participant at such times as paid to shareholders generally or at the time of vesting or other payout in respect of an Award of Restricted Units; provided, however, any Dividend Equivalents with respect to an Award of Restricted Units that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Award of Restricted Units.

6.4 Termination of Employment or Service.    If a Participant ceases to be an Employee or a Non-Employee Director, the number of Shares underlying an Award of Restricted Shares or Restricted Units, if any, to which the Participant shall be entitled shall be determined in accordance with the applicable Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding Awards of Restricted Shares or Restricted Units shall be forfeited and cancelled. All remaining Shares underlying an Award of Restricted Shares or Restricted Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

6.5 Minimum Vesting Period.    Except as otherwise provided in the Plan, the Restriction Period applicable to an Award of Restricted Shares or Restricted Units may not lapse until one year following the Grant Date of such Award.

7. Stock Options.

7.1 Option Grants.    Options may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The number of Shares subject to an Option granted to a Participant, the term of such Option, and any other terms and conditions of such Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by an Award Agreement (“Option Agreement”), which shall specify the type of Option granted, the Option Price, the term of the Option, the number of Shares subject to the Option, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

7.2 Payment of Option Price; Cashless Exercise.    No Shares shall be issued upon exercise of an Option until full payment of the aggregate Option Price for such Shares by the Participant. Upon exercise, the Option Price may be paid by: (i) delivery of cash and/or Shares (whether actually delivered or through attestation) having a Fair Market Value equal to such aggregate Option Price; or (ii) if permitted by the Board Committee, by directing the Company to retain all or a portion of the Shares otherwise issuable to the Participant under the Plan pursuant to such exercise having a Fair Market Value equal to such aggregate Option Price. To the extent permitted by applicable law, if permitted by the Board Committee, a grant may provide for the payment of such aggregate Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed or acknowledged exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay such aggregate Option Price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinated procedures with one or more brokerage firms.

7.3 Rights as Shareholders.    Participants shall not have any rights as a shareholder with respect to any Shares subject to an Option, unless and until such Shares have been issued upon the proper exercise of such Option, which issuance may, at the option of the Company, be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. Notwithstanding anything in an Option Agreement to the contrary, the holder of an Option shall not be entitled to receive Dividend Equivalents with respect to any Shares subject to such Option.

7.4 Termination of Employment or Service.    If a Participant ceases to be an Employee or a Non-Employee Director, whether the Options granted hereunder shall be exercisable or not and the other applicable terms and conditions shall be determined in accordance with the applicable Option Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of Options shall be forfeited and cancelled.

7.5 Limits on Incentive Stock Options.    Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Option Price of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall be treated as Non-Qualified Stock Options. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

7.6 Limits on Option Repricing.     Notwithstanding any provision of the Plan to the contrary, the repricing of an Option is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its Option Price other than in connection with a Share Change or a change in the Company’s capitalization; (ii) repurchasing an Option for cash or other consideration or cancelling an Option in exchange for another Award, in either case, at a time when its Option Price is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization; and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles, in each case, other than in connection with the adjustment provisions set forth in Section 3.2.

7.7 Minimum Vesting Period.    Except as otherwise provided in the Plan, no Option may become exercisable until one year following the Grant Date of such Option Award.

8. Stock Appreciation Rights.

8.1 SAR Grants.    Stock Appreciation Rights may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either: (i) in tandem with an Option; or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the number of Shares subject to the SAR on the Grant Date. If the SAR is granted in tandem with an Option, the price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by an Award Agreement (“Stock Appreciation Right Agreement”), which shall specify whether the SAR is granted in tandem with an Option, the price from which appreciation shall be computed for the SAR, the term of the SAR, the number of Shares subject to the SAR, the conditions upon which the SAR vests and such other terms and conditions as the Board Committee shall determine that are consistent with the terms of the Plan. In no event shall a SAR be exercisable any later than ten (10) years from the Grant Date.

8.2 Exercise of SARs.    SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in tandem with Options may be exercised only to the extent the related Options are then exercisable. Upon exercise of a SAR granted in tandem with an Option as to all or some of the Shares subject to such SAR, the related Option shall be automatically canceled to the extent of the number of Shares subject to the exercise of the SAR, and such Shares shall no longer be available for grant hereunder. If the related Option is exercised as to some or all of the Shares underlying such Option, the related SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the Option, and such Shares shall no longer be available for grant hereunder.

8.3 Payment upon Exercise.    Upon exercise of a SAR, the holder shall be paid, in cash and/or Shares as set forth in the Stock Appreciation Right Agreement, the excess of the Fair Market Value of the number of Shares subject to the exercise over the price for such number of Shares, which in the case of a SAR granted in tandem with an Option shall be the Option Price for such Shares.

8.4 Rights as Shareholders.    Participants shall not have any rights as a shareholder with respect to any Shares subject to a SAR nor with respect to any Shares subject to an Option granted in tandem with a SAR unless and until such Shares have been issued upon the proper exercise of the SAR or the related Option, which issuance may at the option of the Company be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. Notwithstanding anything in a Stock Appreciation Right Agreement to the contrary, the holder of a SAR shall not be entitled to receive Dividend Equivalents with respect to any Shares subject to such SAR.

8.5 Termination of Employment or Service.    If a Participant ceases to be an Employee or a Non-Employee Director, whether SARs granted hereunder shall be exercisable or not and the other terms and conditions shall be determined in accordance with the applicable Stock Appreciation Right Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of SARs shall be forfeited and cancelled.

8.6 Limits on SAR Repricing.     Notwithstanding any provision of the Plan to the contrary, the repricing of a SAR is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a SAR to lower the price from which appreciation shall be computed other than in connection with a Share Change or a change in the Company’s capitalization; (ii) repurchasing a SAR for cash or other consideration or cancelling a SAR in exchange for another Award, in either case, at a time when the price from which appreciation shall be computed is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization; and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles, in each case, other than in connection with the adjustment provisions set forth in Section 3.2.

8.7 Minimum Vesting Period.    Except as otherwise provided in the Plan, no SAR Award may become exercisable until one year following the Grant Date of such SAR.

9. Other Share-Based Awards.    Subject to the limits set forth in Section 3.1, but notwithstanding any other provision in the Plan, awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, but not limited to, bonus stock, Shares which are subject to restrictions on transferability, or similar securities or rights) (“Share-Based Awards”), may be made, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Such Share-Based Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may, in its sole discretion, determine the terms and conditions of any such Share-Based Award. Each such Share-Based Award, other than a Share-Based Award that is subject to no restrictions on transfer, shall be evidenced by an Award Agreement which shall specify the number of Shares subject to the Share-Based Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine. Share-Based Awards are not required to be subject to any minimum vesting period.

10. Non-Employee Director Deferred Units.

10.1 Awards.    This Section 10 shall not be effective unless and until the Board Committee determines to establish a program pursuant to this section. The Board Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 13.8(b) with respect to Section 409A of the Code, may establish one or more programs pursuant to this Section 10. The Board Committee may, after the effectiveness of this section, from time to time and upon such terms and conditions as it may determine, authorize the granting of Awards of Deferred Units to Non-Employee Directors. The Deferred Units will constitute an agreement by the Company to deliver Shares to the Non-Employee Director in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Board Committee may specify. The Deferred Units shall be credited to a Deferred Units Account when granted. Except as may be provided in a Deferred Unit Award Agreement (to the extent permitted by applicable law), the Non-Employee Director granted an Award of Deferred Units shall have no right to transfer any Deferred Units, such Award of Deferred Units or rights thereunder. The Non-Employee Director granted Deferred Units shall have no rights of ownership in the Deferred Units and shall have no right to vote them, but the Board Committee may, at or after the Grant Date, authorize the payment of Dividend Equivalents on the Shares underlying the Deferred Units on either a current or deferred or contingent basis, either in cash or additional Shares. Each Award under this Section 10.1 of Deferred Units shall be evidenced by an Award Agreement (“Deferred Unit Award Agreement”), which shall specify the available forms of payment, the timing of any elections with respect to payment, the ability to reallocate the Deferred Units to subaccounts that are invested in investment funds other than a Company stock fund, and such other terms and conditions as the Board Committee shall determine.

10.2 Payments in Connection with Change in Control.    Notwithstanding anything contained in the Plan to the contrary, within 90 days following a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), the Company shall pay to each Director (or former Director), in a lump sum, the Deferred Units in such Director’s Deferred Units Account. This section may not be amended, altered or modified following such a Change in Control.

10.3 Limits on Deferred Units.    The aggregate grant date fair value of Deferred Units that may be granted to any one Non-Employee Director during any fiscal year shall not exceed $1,000,000; provided, however, the limit in this Section 10.3 shall not apply to Awards or grants of Deferred Units made pursuant to an election to receive the Award or grant in lieu of all or a portion of fees for service on the Board or any Board committee.

10.4 Termination of Service.    If a Non-Employee Director ceases to be a Director for any reason, the Director’s Deferred Units Account shall be paid to the Director in accordance with the Deferred Unit Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of Deferred Units shall be forfeited and cancelled.

11. Change in Control.

11.1 Definition of Change in Control.    For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on July 4, 2015, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to July 4, 2015, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such

Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

11.2 Acceleration of Benefits.    Except and unless the Board Committee determines otherwise at the time of grant of a particular Award or Awards, and as set forth in the applicable Award Agreement, upon the occurrence of a Change in Control: (i) any Awards outstanding as of the date of such Change in Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (ii) all then-outstanding Options and SARs shall be fully vested and immediately exercisable, provided that in no event shall any Option or SAR be exercisable beyond its original expiration date; (iii) all restrictions regarding the Restriction Period and all other conditions prescribed by the Board Committee, if any, with respect to Awards of Restricted Shares, Restricted Units or Share-Based Awards shall automatically lapse, expire and terminate and all such Awards shall be deemed to be fully earned; and (iv) any Awards of Performance Shares, Performance Units, Cash-Based Units or other performance-based Awards that vest under the provisions of this Section 11.2 shall be deemed to be fully earned at the target level of such Award or at such greater level of performance as the Board Committee may authorize. Notwithstanding the foregoing, if an Award is “deferred compensation” within the meaning of Section 409A of the Code, then notwithstanding that the Award shall be deemed to be fully vested and earned pursuant to this Section 11.2 upon a Change in Control, unless the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), in no event shall payment with respect to the Award be made at a time other than the time payment would be made in the absence of the Change in Control.

12. Amendment or Termination of Plan.

(a) Amendment or Termination of Plan.    The Board may, to the extent permitted by Section 409A of the Code, amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which may materially impair the rights of a Participant who has received an Award without the consent of said Participant; and, provided, further, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would increase the number of Shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, (iv) would modify the prohibitions on the repricing or discounting of Options and SARs contained in the Plan, or (v) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Foreign Jurisdictions.    In order to facilitate the making of any grant or combination of grants under the Plan, the Board Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company, any Subsidiary or any Affiliate outside of the United States of America, as the Board Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan or any Award Agreement as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

13. Miscellaneous.

13.1 No Right to Continued Employment or Service or to Participate.    Nothing in the Plan or in the grant of any Award or in any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates at any time, nor confer upon any Participant any right to continued employment or service with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Company, the Board, Board Committee or any director or officer of the Company shall be deemed to give any Employee or Non-Employee Director any right to be designated as a Participant under the Plan.

13.2 Withholding for Taxes; Offset.    The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy Federal, state, local or foreign tax or withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit or require a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company (whether by actual delivery or through attestation), Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares otherwise issuable or cash otherwise to be delivered to the Participant under the Plan. The Company may, to the extent permitted by applicable laws (including Code Section 409A), offset against any payments to be made to a Participant under the Plan any amounts owing to the Company, its Subsidiaries or Affiliates from the Participant for any reason. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the applicable statutory withholding rate; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the applicable statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.

13.3 Other Compensation and Benefit Plans.    Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement or compensation plan of the Company or any of its Subsidiaries or Affiliates and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation, including, without limitation, under any pension, retirement or severance benefits plan, except to the extent specifically provided by the terms of any such plan. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Affiliate or Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of compensation or benefit program for Employees or Non-Employee Directors.

13.4 Award Agreement and Waiver of Restrictions.    The Company may condition a Participant’s right (a) to exercise, vest in or settlement of an Award and (b) to receive delivery of Shares or cash, on the execution and delivery or acknowledgment to the Company of an Award Agreement and the completion of other requirements, including, but not limited to, the execution (electronic or otherwise) of a nonsolicitation agreement or other restrictive covenants by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Committee may approve an Award Agreement that, upon the termination of a Participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award Agreement such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Award shall lapse and (iv) the Performance Objectives applicable to any outstanding Award

(if any) shall be deemed to be satisfied at target, maximum or any other level of performance. To the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

13.5 Limits on Transferability of Awards, Etc.    Except as permitted by this Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, hypothecated, encumbered, or otherwise disposed of or transferred by a Participant except by will or the laws of descent and distribution in the event of the Participant’s death (to the extent such Award by its terms, survives the Participant’s death). Awards granted under the Plan shall not be subject to execution, attachment, change, alienation or similar process. The Board Committee may, in its discretion, expressly authorize in an Option Agreement or Stock Appreciation Right Agreement that all or a portion of the Options or SARs granted to a Participant (other than Incentive Stock Options) be on terms which permit transfer by such Participant (i) to immediate family members of the Participant or to a trust, partnership or limited liability company for the benefit of such immediate family members, (ii) pursuant to domestic relations orders referred to in Rule 16a-12 under the Exchange Act, and (iii) to other transferees permitted by the Board Committee in its discretion (such transferees of a Participant are referred to as “Permitted Transferees”) provided that (A) there may be no payment of consideration (other than release of marital rights) for any such transfer, (B) the applicable Award Agreement shall specifically provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options and SARs shall be prohibited except, without consideration for such transfer, to the Participant or a Permitted Transferee of the Participant. The Board Committee may, in its discretion, create further conditions and requirements for the transfer of Options and SARs. Following transfer, Options and SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; the Participant shall remain subject to applicable tax withholding; the events of termination of employment or service of a Participant shall continue to be applied with respect to the Permitted Transferee; and all other terms of the Options and SARs shall remain unchanged. All Options and SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact or by a Permitted Transferee.

13.6 Adjustment of Awards.    Subject to Sections 7.6, 8.6 and 12, the Board Committee shall be authorized to make adjustments in the method of calculating achievement of Performance Objectives or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall materially impair the rights of any Participant without his or her consent and that any such adjustment shall be made in a manner consistent with Section 409A of the Code (to the extent applicable thereto) and in the case of a Qualified Performance-Based Award, Section 162(m) of the Code. The Board Committee may not make any such adjustment with respect to any Qualified Performance-Based Award if such adjustment would cause compensation pursuant to such award to cease to be “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another company or business entity, the Board Committee may, in its discretion but subject to the requirements of Section 409A of the Code, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

13.7 Consideration for Awards.    Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services to the Company, any Subsidiary or any Affiliate.

13.8 Deferral.

(a) Section 162(m) Related Deferral.    Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that any Award shall be ineligible for treatment as “qualified performance-based compensation” under Section 162(m) of the Code, the Board Committee, in its sole discretion, shall have the right with respect to any Executive Officer who is, in the year any Award hereunder otherwise would become deductible by the Company, a “covered employee” under Section 162(m) of the Code, to defer such Executive Officer’s receipt of such Award until the Executive Officer is no longer a “covered employee” or until such time as shall be determined by the Board Committee, provided that the Board Committee may effect such a deferral only in a situation where the Board Committee reasonably anticipates that the Company would be prohibited a deduction under Section 162(m) of the Code and such deferral shall be limited to the portion of the Award that reasonably is anticipated not to be deductible. In no event shall the provisions of this Section 13.8(a) apply to Options or SARs.

(b) Other Deferral.    Except with respect to Options and SARs, the Board Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Board Committee, the Board Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

13.9 Securities Laws.    No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Board Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Board Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Shares.

13.10 Impact of Restatement of Financial Statements upon Previous Awards.    If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board Committee may direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Board Committee shall determine. The Board Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Board Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise (subject, in each of subclause (ii), (iii) and (iv), to applicable law, including without limitation Section 409A of the Code, and the terms and conditions of the applicable plan, program or arrangement). This Section 13.10 shall be a non-exclusive remedy and nothing contained in this Section 13.10 shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 13.10. In addition, Awards under the Plan are also subject to recoupment pursuant to policies adopted by the Company, as such policies are in effect from time to time.

13.11 Compliance with Section 409A of the Code.    All Awards under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A of the Code to the maximum extent permitted. To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with the Plan.

13.12 Tax Advice.    The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice.

13.13 Governing Law and Interpretation.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any agreement governing an Award shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.

13.14 Severability.    Notwithstanding any other provision or Section of the Plan, if any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board or the Board Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Board Committee, materially altering the intent of the Plan or Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

13.15 No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

13.16 Waiver of Claims.    Each Participant recognizes and agrees that prior to being selected by the Board Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Board Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

13.17 Effective Date and Term.

(a) Effective Date and Term of Plan.    The Plan shall become effective upon approval by the shareholders of the Company at the 2015 Annual Meeting of Shareholders (the “Plan Effective Date”). All Awards granted under the Plan must be granted within ten (10) years from the Plan Effective Date; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Any Awards outstanding ten (10) years after the Plan Effective Date may be exercised within the periods prescribed under or pursuant to the Plan.

(b) Predecessor Plan.    Upon the Plan Effective Date, no further grants or awards are permitted under the 2005 Equity Incentive Plan. All grants and awards under the Predecessor Plan that remain outstanding shall be administered and paid in accordance with the provisions of the Predecessor Plan and the applicable award agreement.

Approved and adopted by the Board of Directors the 28th day of August 2015.

Attested:

/s/ SCOTT T. MIKUEN
Secretary

Appendix B

HARRIS CORPORATION

ANNUAL INCENTIVE PLAN

(Effective as of July 4, 2015)

1. Purpose of the Plan.    The purpose of the Harris Corporation Annual Incentive Plan is to promote the growth and performance of the Company and thereby advance the interest of shareholders by: (i) linking a portion of the total annual compensation for certain key employees to achievement of such corporate or other objectives as shall be approved for each Plan Year; and (ii) assisting in attracting, retaining and motivating certain key employees.

2. Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, as determined by the Committee.

“Award” means a right to receive an annual cash incentive payment pursuant to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, either: (i) if such Participant is a party to an employment agreement with the Company or any Subsidiary or Affiliate (other than an executive change in control severance agreement) and such agreement defines “cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause”: (A) a substantial and continuing failure or refusal by such Participant to perform the material duties of his or her position, or to perform specific directives from such Participant’s supervisor that are consistent with such Participant’s position (other than a failure resulting from such Participant’s disability); (B) any conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any Subsidiary or Affiliate; (C) deliberate, willful or gross negligence or misconduct with respect to the Company or any Subsidiary or Affiliate; (D) any act of fraud, dishonesty, embezzlement, theft or unethical business conduct by such Participant in connection with his or her duties or such Participant’s admission or conviction of, or plea of nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, dishonesty, embezzlement, theft or misrepresentation; or (E) willful violation by such Participant of a material policy that is generally applicable to all or similarly situated employees of the Company, a Subsidiary or an Affiliate, including the Company’s Code of Conduct. Determination of whether Cause exists shall be made by the Committee or by the Company’s management in its sole discretion.

“Change in Control” shall have the meaning set forth in Section 13(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors, and which initially shall be the Management Development and Compensation Committee of the Board.

“Company” means Harris Corporation, a Delaware corporation.

“Director” means a member of the Board.

“Employee” means any salaried employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers, who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means a Participant the Board has designated as an executive officer of the Company for purposes of reporting under Section 16 of the Exchange Act.

“Independent Director” means a Director who is not an Employee and who is intended to qualify as (i) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” under Section 162(m) of the Code, and (iii) an “independent director” under the rules and listing standards adopted by the New York Stock Exchange or any other exchange upon which the Company’s common stock is listed for trading.

“Participant” means any Employee designated by the Board, the Committee or the Chief Executive Officer of the Company (pursuant to a delegation under Section 3(c)) to participate in the Plan for a Plan Year or a portion of a Plan Year.

“Payment Requirements” shall have the meaning set forth in Section 7(b).

“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, Affiliate, segment, division, business unit, department, geography or function with the Company in which the Participant is employed or any combination of the foregoing. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The Committee may grant Awards subject to Performance Objectives that are Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria: return on equity; diluted earnings per share; earnings per share growth; total earnings; earnings growth; return on capital; return on invested capital; return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; revenue; revenue growth; expenses; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total shareholder return); operating profit; net earnings; profit margin; new product introduction; business efficiency measures; sustainability, including energy or materials utilization; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measures/ratios; economic value added; working capital metrics or other balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; synergies and run-rate synergies; operating ratios; borrowing levels, leverage ratios or credit ratings; acquisitions or divestitures; recapitalizations; overhead or expense containment or reduction; or productivity. Performance Objectives may be applied on a pre- or post-tax basis. Performance Objectives applicable to Awards that are not Qualified Performance-Based Awards shall not be limited to the categories listed above, and with respect to such Awards the Committee may designate any other types or categories of Performance Objectives as it shall determine, including categories involving individual performance and subjective targets.

“Plan” means this Harris Corporation Annual Incentive Plan, as amended from time to time.

“Plan Year” means a fiscal year of the Company.

“Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Subsidiary” means any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

“Third Party” shall have the meaning set forth in Section 13(c).

3. Administration of Plan.

(a) Powers of Committee; Discretion.    The Plan shall be administered by the Committee. With respect to participation in the Plan by the Chief Executive Officer or any other Executive Officer that is also a Director, the Plan shall be administered by the Committee with the other Independent Directors of the Board. Subject to the terms of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall have the authority in its discretion to determine: (i) which Employees shall receive Awards; (ii) the amount of the Awards; (iii) the objectives and the other terms and conditions of such Awards, including the Performance Objectives, targets and weightings applicable to an Award; and (iv) whether the Performance Objectives have been achieved. Determinations by the Committee under the Plan, including, without limitation, determinations of the Participants, the amount and timing of Awards and the terms and provisions of Awards, need not be uniform and may be made selectively among Participants and Employees who receive or are eligible to receive Awards. The Committee shall have the full power, discretion and authority, consistent with the terms of the Plan, to interpret the Plan, to establish, amend, suspend and rescind any rules and regulations relating to the Plan and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may impose conditions with respect to an Award, such as limiting solicitation of employees or former employees or limiting competitive employment or other activities. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. All such interpretations, rules, regulations and determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes.

(b) Board Authority.    If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to Section 162(m) of the Code.

(c) Delegation.    Except to the extent prohibited by applicable law or the listing requirements of the New York Stock Exchange or any other exchange upon which the Company’s securities are listed for trading, the Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to such limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or any person subject to Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be subject to Section 162(m) of the Code at any time during the applicable Plan Year or during any period in which an Award may be paid following a Plan Year. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(d) Limitation on Liability.    No member of the Board or Committee, nor any officer or employee delegated authority by the Committee, shall be liable for any action or determination made in good faith by the Board, the Committee or such officer or employee with respect to the Plan or any Award.

4. Eligibility; Designation of Participants.    All Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on a leave of absence. In selecting Employees to be Participants and in determining the amount of an Award to be granted under the Plan and the terms and conditions of the Award, the Committee shall consider any and all factors that it deems relevant or appropriate. Awards need not be uniform and may be made selectively among Participants and Employees who receive or are eligible to receive Awards. Employees receiving Awards intended to be Qualified Performance-Based Awards shall be designated as Participants by the Committee not later than 90 calendar days after the beginning of the Plan Year, and in a manner consistent with Section 162(m) of the Code.

5. Annual Incentive Awards.

(a) In General.    Each Participant in the Plan shall be eligible to receive such Award, if any, for each Plan Year as may be payable pursuant to the Performance Objectives and criteria applicable for such Participant.

The Committee shall, on an annual basis, establish a “target annual incentive award” for a Participant for a Plan Year, and the maximum payout shall not exceed 200% of such target annual incentive award.

(b) Performance Objectives.    Participants shall have the payout of their annual incentive awards, if any, determined on the basis of the degree of achievement of Performance Objectives which shall be established by the Committee in writing and which Performance Objectives shall be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the Performance Objectives. The Committee shall, for each Plan Year, establish the Performance Objectives to apply to each Participant and a formula or matrix prescribing the extent to which such Participant’s annual incentive award shall be earned based upon the degree of achievement of such Performance Objective or Performance Objectives. With respect to an Award intended to be a Qualified Performance-Based Award, the Committee shall determine the target annual incentive award, Performance Objectives and any related formula or matrix for each Participant not later than 90 calendar days after the beginning of the Plan Year.

(c) Transfer of Employment.    A Participant’s target annual incentive award or Performance Objectives may be changed by the Committee during the Plan Year to reflect a change in responsibilities provided that in the case of an Award intended to be a Qualified Performance-Based Award any such change shall be made in a manner consistent with Section 162(m) of the Code.

(d) Committee Adjustment.    Except as provided in Section 6 and Section 14, the Committee may, in its sole discretion, award or increase the amount of an annual incentive award payable to a Participant even though not earned in accordance with the Performance Objectives established pursuant to this Section 5. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the Performance Objectives established in accordance with Section 5, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in the Plan or are assessed on an objective or subjective basis.

6. Participation by Executive Officers.

(a) Qualified Performance-Based Awards.    Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Executive Officers who are subject to Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be subject to Section 162(m) of the Code at any time during the applicable Plan Year or during any period in which an Award may be paid following a Plan Year:

(i) Each such Participant’s annual incentive award payable under the Plan for a Plan Year shall be subject to the achievement of one or more of the Performance Objectives as established by the Committee pursuant to Section 5 above and the Committee shall not have the discretion provided in Section 5(d) to increase the amount of the award payable under the Plan but it shall in all cases have the ability to reduce the amount of any such award that would otherwise be payable (including a reduction in such amount to zero).

(ii) With respect to each such Participant, no annual incentive award intended to be a Qualified Performance-Based Award shall be payable under the Plan (including for the avoidance of doubt, any portion of the annual incentive award that may become payable under Section 7(b) in the case of the Participant’s termination by reason of death, disability, normal retirement or involuntary retirement without Cause) except upon written certification by the Committee that the Performance Objectives have been achieved to a particular extent and that any other material terms and conditions precedent to payment of an annual incentive award pursuant to the Plan have been satisfied.

(b) Maximum Award.    Notwithstanding any provisions of the Plan to the contrary, the maximum annual incentive award payable to any Participant who is an Executive Officer for any Plan Year shall be $6,000,000; provided, however, that if such a Participant is not a Participant for the entire Plan Year, the maximum amount payable shall be pro-rated based on the number of days the individual was a Participant for the Plan Year; provided, further, that the limits set forth in this Section 6(b) shall be multiplied by two for Awards granted to a Participant for the Plan Year in which such Participant’s employment with the Company commences.

7. Payment of Annual Incentive Award.

(a) Payments.    Payment of any amount to be paid to a Participant based upon the degree of achievement of the applicable Performance Objectives shall be made in a lump sum cash payment at such time as the Committee may in its discretion determine. Notwithstanding the foregoing but subject to Section 16, in no event will the payment of such amount be made earlier than the day immediately following the end of the Plan Year or later than the 15th day of the third month following the end of the Plan Year.

(b) Termination of Employment.    Except to the extent otherwise provided by the Committee or as provided in Section 13, if a Participant’s employment with the Company, any Subsidiary or any Affiliate is terminated prior to the last day of a Plan Year, then, except in the case of termination by reason of death, disability, normal retirement or involuntary termination without Cause, the Participant shall forfeit the Award and shall not be entitled to a payment of the annual incentive award. If a Participant’s employment is terminated prior to the last day of the Plan Year due to death, disability, normal retirement or involuntary termination without Cause, (i) if the Participant has been employed by the Company, any Subsidiary or any Affiliate a minimum of 180 days during the Plan Year and any other requirements for a pro-rated payment of the annual incentive award, as set forth in the applicable terms and conditions for such award (collectively, the “Payment Requirements”), have been satisfied, the Participant shall be entitled to a pro-rated payment of the annual incentive award that would have been payable if the Participant had been a Participant on the last day of the Plan Year and (ii) if the Payment Requirements have not been satisfied, except to the extent otherwise provided by the Committee or as provided in Section 13, the Participant shall forfeit the Award and shall not be entitled to a payment of the annual incentive award. If a Participant is entitled to a payment of the annual incentive award pursuant to the immediately preceding sentence, such amount shall be prorated based on the number of days the individual was a Participant in the Plan for such Plan Year and shall be paid at the same time and in the same manner as such payment would have been made if the Participant had been a Participant on the last day of the Plan Year, subject to written certification by the Committee that the Performance Objectives have been achieved to a particular extent in the case of an Award intended to be a Qualified Performance-Based Award,. For purposes of the Plan, (i) a leave of absence, approved by the Committee, shall not be deemed to be a termination of employment and (ii) an involuntary termination with Cause shall include, without limitation, an involuntary termination for performance reasons.

8. Unfunded Plan.    A Participant’s interest in any Awards hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the Company or any fund in which any deferred payment is deemed invested. Neither the Company, the Board, the Committee, nor any officer or employee of the Company shall be responsible for the adequacy of the general assets of the Company to discharge the payment of its obligations hereunder nor shall the Company be required to reserve or set aside funds therefor.

9. Non-Alienation of Benefits; Beneficiary Designation.    All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company’s consent. Subject to the foregoing, the Company may establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Committee determines to make would be payable in the event of the Participant’s death. In the event no beneficiary has been properly designated, the payment shall be made to the Participant’s estate or by the laws of descent and distribution.

10. Withholding for Taxes; Offset.     Notwithstanding any other provisions of the Plan, the Company shall have the authority to withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with any Federal, state, local or foreign tax or withholding requirements. The Company may, to the extent permitted by applicable law (including Code Section 409A), offset against any payments to be made to a Participant under the Plan any amounts owing to the Company, its Subsidiaries or Affiliates from the Participant for any reason.

11. No Right to Continued Employment or to Participate.    Nothing in the Plan or in the grant of any Award shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Company, the Board, the Committee or any director or officer of the Company shall be deemed to give any Employee any right to be designated as a Participant under the Plan.

12. Non-Exclusivity of Plan.    The Plan is not intended to and shall not preclude the Board or any committee of the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Employees.

13. Change in Control.

(a) Amount of Award.    Notwithstanding anything to the contrary provided elsewhere herein, in the event of a Change in Control of the Company, then an Award for the Plan Year during which the Change in Control is effective shall equal an amount not less than the target annual incentive award as originally approved for the Plan Year or at such greater level of performance as the Committee may authorize, notwithstanding actual results or any changes or modifications occurring after any such Change in Control.

(b) Timing of Payment.    Notwithstanding anything to the contrary provided elsewhere herein, in the event of a Change in Control of the Company that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), the Company shall pay any Awards for the Plan Year during which the Change in Control is effective in a lump sum as promptly as practicable following such effective date, but in no event later than the earlier of (i) the 90th day following the effective date of the Change in Control and (ii) the 15th day of the third month following the end of the Plan Year during which the Change in Control is effective. In the event of a Change in Control of the Company that does not qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), the Company shall pay any Awards for the Plan Year during which the Change in Control is effective in a lump sum at the time set forth in Section 7(a).

(c) Termination of Employment.    A Participant who remains employed by the Company, any Subsidiary or Affiliate as of the time the Change in Control is effective shall be entitled to receive the payments provided for in this Section 13, notwithstanding any subsequent termination of employment for any reason. In addition, if a Participant’s employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination was at the request or suggestion of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a “Third Party”), and the Change in Control involving such Third Party actually occurs, then for purposes of this Section 13, the Participant’s employment shall be deemed to have been terminated after the Change in Control is effective and the Participant shall be entitled to receive the payments provided for in this Section 13.

(d) Definition.    For purposes hereof, a “Change in Control” shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on July 4, 2015, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to July 4, 2015, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

14. Adjustment of Awards.    The Committee shall be authorized to make adjustments in the method of calculating achievement of Performance Objectives in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that in the case of a Qualified Performance-Based Award, any such adjustments shall be made in a manner consistent with Section 162(m) of the Code. The Committee may not make any such adjustment to any Qualified Performance-Based Award if such adjustment would cause compensation pursuant to such award to cease to be “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, but subject to the requirements of Section 409A of the Code, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

15. Impact of Restatement of Financial Statements upon Previous Awards.    If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Committee may direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any Plan Year the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. The Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise (subject, in each of subclause (ii), (iii) and (iv), to applicable law, including without limitation Section 409A of the Code, and the terms and conditions of the applicable plan, program or arrangement). This Section 15 shall be a non-exclusive remedy and nothing contained in this Section 15 shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 15. In addition, Awards under the Plan are also subject to recoupment pursuant to policies adopted by the Company, as such policies are in effect from time to time.

16. Deferral.

(a) Section 162(m) Related Deferral.    Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that all or a portion of an annual incentive award shall be ineligible for treatment as “qualified performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, shall have the right, with respect to any Executive Officer who is a “covered employee” under Section 162(m) of the Code, to defer such Executive Officer’s receipt of payment of his or her annual incentive award until the Executive Officer is no longer a “covered employee” or until such time as shall be determined by the Committee in accordance with Section 409A of the Code, provided that the Committee may effect such a deferral only in a situation where the Committee reasonably anticipates that the Company would be prohibited a deduction under Section 162(m) of the Code and such deferral shall be limited to the portion of the award that reasonably is anticipated not to be deductible.

(b) Other Deferral.    The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash that would otherwise be due to the Participant. If any such deferral is to be permitted by the Committee, the Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

17. Amendment or Termination.    Until such time as a Change in Control shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time, subject to any requirement for shareholder approval imposed by applicable law or regulation, including Section 162(m) of the Code, and the listing requirements of the New York Stock Exchange or any other exchange upon which the Company’s securities are listed. Except as provided in Section 5(d) and Section 14, no such amendment, suspension or termination shall alter a Participant’s right to receive a distribution as previously earned, as to which the Plan shall remain in effect following its termination until all such amounts have been paid, except as the Company may otherwise determine.

18. Application of Code Section 409A.    All payments made under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A of the Code to the maximum extent permitted. To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result with respect to any income recognized by a Participant in connection with the Plan is guaranteed and each Participant shall be responsible for any taxes imposed on such Participant in connection with the Plan.

19. Tax Advice.    The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice.

20. Governing Law and Interpretation.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.

21. Severability.    Notwithstanding any other provision or Section of the Plan, if any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

22. Effective Date.    Subject to its approval by the Company’s shareholders, the Plan shall become effective as of July 4, 2015 for the Company’s 2016 fiscal year, shall replace the Harris Corporation Annual Incentive Plan (Effective as of July 3, 2010) as amended, and shall remain effective until terminated by the Board or the Committee pursuant to Section 17, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code.

Approved and adopted by the Board of Directors this 28th day of August, 2015.

Attested:

/s/ SCOTT T. MIKUEN
Secretary

HARRIS CORPORATION 1025 WEST NASA BOULEVARD MELBOURNE, FL 32919

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to submit your proxy/voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 22, 2015. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy/voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Harris in printing and mailing proxy materials, you can elect to receive all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To elect electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to submit your proxy/voting instructions up until 11:59 P.M. Eastern Time on October 22, 2015. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

NOTE: Your Internet or phone voting instructions authorize the named proxies and/or provide the Plan Trustee with instructions to vote these shares in the same manner as if you marked, signed, dated and returned your proxy/voting instruction card.

VOTE BY MAIL (ONLY IF NOT VOTING BY INTERNET OR PHONE)

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95617-P69012             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARRIS CORPORATION PROXY/VOTING INSTRUCTION CARD
The Board of Directors recommends a vote “FOR” each nominee listed in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.
1. Election of Directors for a One-Year Term Expiring at 2016 Annual Meeting of Shareholders
Nominees:	For	Against	Abstain		For	Against	Abstain
1a. William M. Brown	☐	☐	☐	1j. Dr. James C. Stoffel	☐	☐	☐
1b. Peter W. Chiarelli	☐	☐	☐	1k. Gregory T. Swienton	☐	☐	☐
1c. Thomas A. Dattilo	☐	☐	☐	1l. Hansel E. Tookes II	☐	☐	☐
1d. Terry D. Growcock	☐	☐	☐	2. Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in Proxy Statement	☐	☐	☐
1e. Lewis Hay III	☐	☐	☐	3. Approval of new Harris Corporation 2015 Equity Incentive Plan	☐	☐	☐
1f. Vyomesh I. Joshi	☐	☐	☐	4. Approval of new Harris Corporation Annual Incentive Plan	☐	☐	☐
1g. Karen Katen	☐	☐	☐	5. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2016	☐	☐	☐
1h. Leslie F. Kenne	☐	☐	☐	NOTE: If this proxy/voting instruction card is properly executed, then the undersigned’s shares will be voted in the manner instructed herein, or if no instruction is provided, then either as the Board of Directors recommends or, if the undersigned is a participant in the Harris Corporation Retirement Plan or the Exelis Retirement Savings Plan, as may otherwise be provided in the plans. The named proxies also are authorized, in their discretion, to consider and act upon such other business as may properly come before the 2015 Annual Meeting or any adjournments or postponements thereof.
1i. David B. Rickard	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

(See reverse side for information on how to submit your proxy/voting instructions by Internet, by phone or by mail.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders to be Held on October 23, 2015:

The Notice of 2015 Annual Meeting and Proxy Statement and Annual Report for Fiscal Year Ended

July 3, 2015 are available at www.proxyvote.com.

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M95618-P69012

HARRIS CORPORATION

Annual Meeting of Shareholders

October 23, 2015, 1:00 PM Local Time

This proxy is solicited on behalf of the Board of Directors of Harris Corporation and the trustees of the Harris Corporation Retirement Plan and the Exelis Retirement Savings Plan.

You are receiving this proxy/voting instruction card because you are a registered shareholder and/or a participant in the Harris Corporation Retirement Plan or the Exelis Retirement Savings Plan. This proxy/voting instruction card revokes all prior proxies/voting instructions given by you. If you are voting by mail with this proxy/voting instruction card, please mark your choices and sign and date on the reverse side exactly as your name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.

If the undersigned is a registered shareholder, the undersigned hereby appoints WILLIAM M. BROWN, MIGUEL A. LOPEZ and SCOTT T. MIKUEN, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of Harris Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Harris Corporation to be held on October 23, 2015 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting. If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned’s shares will be voted “FOR” the election of the Board of Directors’ nominees and “FOR” Proposals 2, 3, 4 and 5.

If the undersigned is a participant in the Harris Corporation Retirement Plan or the Exelis Retirement Savings Plan, the undersigned hereby instructs the applicable plan trustee to vote, as instructed on the reverse side of this proxy/voting instruction card, the shares allocable to the undersigned’s Harris Corporation Stock Fund Account at the Annual Meeting of Shareholders of Harris Corporation to be held on October 23, 2015 or any adjournments or postponements thereof. If the undersigned does not provide voting instructions, the applicable plan trustee will vote such shares in the same proportion as the shares for which other participants in the applicable plan have timely provided voting instructions, except as otherwise provided in accordance with ERISA.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be marked, signed and dated on reverse side